LEASE AGREEMENT

by and between

A-K BEDMINSTER ASSOCIATES, L.P.,

Landlord

and

MATINAS BIOPHARMA HOLDINGS, INC.

Tenant

* * * * * *

The mailing, delivery or negotiation of this Lease shall not be deemed an offer to enter into any transaction or to enter into any relationship, whether on the terms contained herein or on any other terms. This Lease shall not be binding, nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the premises, unless and until both parties have executed and delivered this Lease. Until such execution and delivery of this Lease, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

* * * * * *

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ARTICLE XXXI INTENTIONALLY OMITTED	63

ARTICLE XXXII RIGHT OF FIRST OFFER	63

ARTICLE XXXIII TERMINATION OPTION	64

EXHIBIT A - Floor Plan Showing Premises

EXHIBIT B - Work Agreement

EXHIBIT C - Rules and Regulations

EXHIBIT D - Commencement Date Agreement

EXHIBIT E - Janitorial Specifications

EXHIBIT F - Renewal Rider

EXHIBIT G - HVAC Specifications

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is dated as of the ____ day of November 2013, by and between A-K BEDMINSTER ASSOCIATES, L.P., a New Jersey limited partnership ("Landlord"), and MATINAS BIOPHARMA HOLDINGS, INC., a Delaware corporation ("Tenant").

ARTICLE I
BASIC LEASE PROVISIONS; DEFINITIONS

1.1           Additional Rent: as defined in Section 4.2.

1.2           Anticipated Delivery Date: February 15, 2014.

1.3           Intentionally Deleted.

1.4           Base Rent:

			Base Rent Per
Lease Year	Annual Base Rent	Monthly Base Rent	Rentable Square Foot
1	$152,672.04	$12,722.67	$26.00
2	$155,607.96	$12,967.33	$26.50
3	$158,544.00	$13,212.00	$27.00
4	$161,480.04	$13,456.67	$27.50
5	$164,415.96	$13,701.33	$28.00
6	$167,352.00	$13,946.00	$28.50
7	$170,288.04	$14,190.67	$29.00

1.5           Base Year: 2014.

1.6           Broker: Franzwa Real Estate Advisors, LLC.

1.7           Building: the three (3) story building containing an agreed upon fifty-one thousand eight hundred twenty-five (51,825) square feet of total rentable area as of the date hereof and located at 1545 Route 206 North, Bedminster, New Jersey.

1.8           Building Holidays: All of the following: Sundays, New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and Christmas Day; the Friday after Thanksgiving, and Friday, when Christmas falls on a Thursday.

1.9           Building Hours: 6:00 a.m. to 6:00 p.m., Monday through Friday (excluding Building Holidays), provided however, subject to emergencies, Tenant shall have access to the Premises and Parking Area seven (7) days a week, twenty-four (24) hours a day.

1.10         Building Structure and Systems: as defined in Section 8.1.

1.11         Business Days: Monday through Friday, excluding Building Holidays.

1.12         Commencement Date: the date on which Landlord delivers to Tenant vacant possession of the Premises, in a broom clean condition, free of all Hazardous Materials (as hereinafter defined), with all Building Structure and Systems in good condition and good working order, with the Tenant Improvement Work therein to be provided by Landlord deemed "Substantially Complete" (as all such terms are defined in Exhibit B attached hereto and made a part hereof).

1.13         Common Areas: those interior areas of the Building devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, property management offices and lobby areas (whether at ground level or otherwise), and the like, as well as those exterior portions of the Property including parking areas, access driveways, roadways, sidewalks, plazas, landscaped areas, traffic lights, storm drainage facilities, sanitary sewer, domestic and fire water systems, fire protection installations, electric power and telephone cables and lines and other utility connections, facilities and other similar improvements (above and below ground), and such other areas and facilities which now exist or may hereafter be constructed in, on, or upon the Building or the Land which are for the common use or benefit of all tenants and occupants of the Building and their respective employees.

1.14         Conference Center: The conference room located in the Building for use by tenants of the Building.

1.15         Default Interest Rate: a rate of interest equal to the greater of eighteen percent (18%) per annum or the rate per annum which is two (2) percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, Northeast Edition, but in no event shall such rate exceed the maximum legal rate then allowed by applicable Legal Requirements with respect to breaches under commercial contracts.

1.16         Environmental Laws: as defined in Section 25.1(a).

1.17         Event of Default: as defined in Section 19.1.

1.18         Expiration Date: 11:59 p.m. on the last day of the seventh (7th) Lease Year, subject to earlier termination of the Term as provided in this Lease.

1.19         Fitness Center: the fitness center (including locker rooms) located in the Building for the use by tenants of the Building on a twenty-four (24) hour, seven (7) day a week basis.

1.20         Geographic Area: Bedminster, Far Hills, Bridgewater and Warren, New Jersey.

1.21         Intentionally Omitted.

1.22         Hazardous Materials: as defined in Section 25.1(a).

1.23         Insurance Requirements: all rules, regulations, orders, requirements and recommendations made by the Board of Fire Underwriters and any insurance organizations or associations with appropriate authority, and/or insurance companies insuring the Property, as the same may be amended from time to time.

1.24         Land: the land upon which the Building and Common Areas are constructed.

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1.25         Landlord Notice Address: A-K Bedminster Associates, L.P., c/o Advance Realty Group, 1041 U.S. Highway 202-206, Bridgewater, New Jersey 08807, Attention: Mary Majewski, General Counsel, concurrently with a duplicate copy to McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, Attention: Edward J. Butler, Jr., Esq.

1.26         Landlord Payment Address: A-K Bedminster Associates, L.P., c/o Advance Realty Group, 1041 U.S. Highway 202-206, Bridgewater, New Jersey 08807, Attention: Accounts Receivable.

1.27         Landlord's Agents: collectively, any managing agent of the Property, any Mortgagee of Landlord, and any of their respective employees, officers, directors, partners, shareholders, members, agents, and representatives.

1.28         Landlord's Parties: collectively, Landlord's Agents and any contractor, invitee, and licensee of Landlord.

1.29         Lease Year: a period of twelve (12) consecutive months commencing on the Rent Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Rent Commencement Date is not the first day of a month, then the first Lease Year shall be extended to the last day of the month in which the first anniversary of the Rent Commencement Date occurs, and the second Lease Year shall commence on the first day of the month following the month in which the first anniversary of the Rent Commencement Date occurs.

1.30         Leasehold Fixtures: all leasehold improvements that are so affixed as to be deemed to be a part of the real estate for insurance purposes.

1.31         Legal Requirements: all present and future laws (including, without limitation, Title III of the Americans with Disabilities Act of 1990 [the "ADA"] and the regulations promulgated thereunder), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, and orders now or hereafter in effect, of whatever nature, of any federal, state, county, municipal and/or other governmental authorities with appropriate jurisdiction over the Property, as the same may be amended from time to time.

1.32         Mortgage: any mortgage, deed of trust or other security instrument, and any ground lease, master lease or other superior leasehold interest which may now or hereafter encumber the Property or any portion thereof.

1.33         Mortgagee: the holder of any Mortgage.

1.34         Operating Charges: as defined in Section 5.1.

1.35         Parking Permits: twenty-four (24), determined based on four (4) spaces for each 1,000 rentable square feet of space in the Premises. In the event of any change in the rentable square feet of space in the Premises, the total number of Parking Permits shall be adjusted based on the aforesaid ratio, and the number of exclusive spaces shall also be proportionately adjusted.

1.36         Permitted Use: as defined in Section 6.1(a).

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1.37         Premises: those premises containing an agreed-upon five thousand eight hundred seventy-two (5,872) square feet of rentable space, located on the third (3rd) floor of the Building, as more particularly designated on Exhibit A.

1.38         Property: the Land, the Building, and any other improvements now or hereafter located on the Land, collectively.

1.39         Real Estate Taxes: as defined in Section 5.2.

1.40         Renewal Option: One (1) term of five (5) year, as set forth in Exhibit F attached hereto and made a part hereof.

1.41         Rent: as defined in Section 4.3.

1.42         Rent Commencement Date: the date that is one month after the Commencement Date.

1.43         Security Deposit: $300,000 in the form of a Letter of Credit, but subject to decrease in accordance with Section 11.4 of this Lease.

1.44         Tenant Billing Address: the Premises.

1.45         Tenant Notice Address: 1545 Route 206 North, Bedminster, New Jersey, until the Commencement Date, after which the Tenant Notice Address shall be at the Premises.

1.46         Tenant's Agents: collectively, any employees, officers, directors, partners, shareholders, members, agents, and representatives of Tenant.

1.47         Tenant's NAICS Number: the number designated in the then-current U.S. NAICS Manual prepared and published by the Executive Office of the President, Office of Management and Budget, or any successor to such publication.

1.48         Tenant's Parties: collectively, Tenant's Agents and any assignee, sublessee, contractor, invitee, and licensee of Tenant.

1.49         Tenant's Proportionate Share: the percentage which is determined by reference to a fraction, the numerator of which is the number of rentable square feet in the Premises, and the denominator of which is the number of rentable square feet in the Building. As of the date hereof, Tenant's Proportionate Share is agreed to be 11.33%. The measurement standard used to measure the Premises and the Building shall be the same for purposes of determining the aforesaid numbers of rentable square feet.

1.50         Term: as defined in Section 3.1.

1.51         Total Electrical Load: a total connected electrical load, within the Premises, of at least six (6) watts per rentable square foot of the Premises with respect to lighting fixtures and other equipment or fixtures requiring electricity.

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ARTICLE II
PREMISES

2.1           Tenant leases the Premises from Landlord, and Landlord leases the Premises to Tenant, for the Term. In addition thereto, Tenant shall have the non-exclusive right to use the Common Areas (as the same may be designated by Landlord from time to time) during the Term, subject to and upon the terms and conditions of this Lease including, without limitation, the rules and regulations from time to time promulgated by Landlord or any managing agent of the Building (which rules and regulations are subject to the provisions set forth in Article XIV below). Notwithstanding the foregoing, or any other provision of this Lease, Tenant's non-exclusive right to use the Common Areas shall not include the right to use the roof, exterior walls, land beneath the Building, mechanical rooms, electrical closets, janitorial closets, telephone rooms, or any other portions of the Common Areas not generally made available to all tenants of the Building, except to the extent specifically provided in this Lease.

ARTICLE III
TERM; DELIVERY OF POSSESSION; CONDITION OF PREMISES

3.1           This Lease and all of its provisions shall be in full force and effect from and after the date first above written (which date, unless otherwise expressly provided herein, shall be the date on which the last of Landlord or Tenant executes and delivers this Lease). The term of this Lease ("Term") shall commence on the Commencement Date and shall end on the Expiration Date, unless the Term shall sooner terminate pursuant to the provisions of this Lease.

3.2           After the Commencement Date, Rent Commencement Date and Expiration Date are determined, Landlord shall deliver to Tenant and Tenant shall execute a short form agreement in the form attached hereto as Exhibit D, confirming the Commencement Date, the Expiration Date and such other information reasonably requested by Landlord. In the event Tenant does not execute and return such agreement within ten (10) Business Days after receipt thereof, then the dates set forth in the agreement tendered by Landlord shall, at Landlord's option, be deemed conclusive, and Tenant's obligation to commence paying Rent in accordance with the terms of this Lease shall not be effected by the failure of either party to execute such certificate, unless Tenant advises Landlord in writing within the aforesaid ten (10) Business Days why the short form agreement is not accurate.

3.3           Prior to the Commencement Date, Landlord shall cause the Tenant Improvement Work to be Substantially Completed in accordance with and upon the terms and conditions set forth in Exhibit B hereof. Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Premises, the Building, or the Land for Tenant's occupancy, except to perform the Tenant Improvement Work. Except as expressly set forth herein, neither Landlord nor Landlord's Agents have made any representations or promises with respect to the physical condition of the Building or the Property. Notwithstanding anything contained to the contrary herein, Tenant's taking of possession of the Premises shall constitute Tenant's acknowledgment that the Premises and the Building are in good condition and that all work and materials are satisfactory, except for any so-called "punch list" items (as described in Exhibit B hereto) and except for any latent defects in the Tenant Improvement Work which are not reasonably ascertainable by a thorough visual inspection prior to Tenant's taking possession of the Premises and which are discovered and reported to Landlord within six (6) months following the Commencement Date.

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3.4           It is presently expected that the Commencement Date will occur on or about the Anticipated Delivery Date, which date is subject to extension due to Force Majeure and Tenant Delays (as defined in Exhibit B). If the Commencement Date does not, for any reason other than Force Majeure or Tenant Delays, occur on or before the date that is ninety (90) days from the issuance of building permits (the "Outside Delivery Date"), then the Concession Period shall be extended on a per diem basis for each day from and after the Outside Delivery Date until the Commencement Date does occur. In addition, if the Commencement Date does not, for any reason other than Tenant Delays, occur within one hundred eighty (180) days from the date Outside Delivery Date, then Tenant shall have the right to terminate this Lease upon written notice to Landlord, provided however, if the Commencement Date occurs within thirty (30) days of Landlord's receipt of Tenant's termination notice, Tenant's termination notice shall be deemed null and void. If Tenant terminates this Lease as aforesaid, Landlord shall, within five (5) Business Days from Landlord's receipt of such termination notice, pay Tenant an amount equal to the monies provided by Tenant in connection with this Lease (including, but not limited to, any advance payments of Base Rent and any Change Orders [as hereinafter defined]), together with the Security Deposit. Tenant shall not be entitled to use or occupy any portion of the Premises prior to Substantial Completion of the Tenant Improvement Work without Landlord's prior written consent, except as provided in Exhibit B.

3.5           Notwithstanding anything herein to the contrary, in the event the Commencement Date does not occur within one (1) year of the date hereof for any reason whatsoever, this Lease shall automatically terminate and be null and void, without further liability on the part of either Landlord or Tenant.

ARTICLE IV
RENT

4.1           From and after the Rent Commencement Date, Tenant shall pay the Base Rent in twelve (12) equal monthly installments in advance on the first day of each month, without (except as expressly set forth herein) any offset, abatement, defense, claim, counterclaim or deduction whatsoever. Simultaneously with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) month's Base Rent, which amount shall be credited toward the monthly installment of Base Rent payable for the first full calendar month of the Term after the expiration of the Concession Period. If the Rent Commencement Date is not the first day of a calendar month, then Rent (as hereinafter defined) from the Rent Commencement Date until the first day of the following calendar month shall be prorated on a per diem basis using, for the Base Rent, the rate of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Base Rent on or before the Rent Commencement Date. If the Expiration Date of this Lease is not the last day of a calendar month (other than by reason of Tenant's default), then Rent for such month shall be prorated on a per diem basis using, for the Base Rent, the rate of the monthly installment of the Base Rent payable during the Lease Year in which this Lease terminates.

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4.2           (a)          Any item of rent, or other fee or charge owed by Tenant to Landlord hereunder, other than Base Rent, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable hereunder, shall be considered "Additional Rent" payable pursuant to this Lease, without any offset, abatement, defense, claim, counterclaim or deduction whatsoever (except as expressly set forth herein), and shall, unless a different time period is specifically provided herein, be paid by Tenant within thirty (30) days after an invoice therefor is given to Tenant. As used herein, the term "Rent" shall mean, collectively, all Base Rent and Additional Rent.

(b)          If any payment of Base Rent, Additional Rent or any other sum is not received at the Landlord Payment Address (or such other address as Landlord may designate in writing) within five (5) days after the date such payment is due hereunder (without regard to any cure period specified in Section 19.1 below), then Tenant shall pay to Landlord, as Additional Rent and as an agreed-upon amount of liquidated damages and not as a penalty, a late charge equal to three percent (3%) of the amount of such payment. In addition, such late payment shall bear interest at the Default Interest Rate from the date such payment became due until the date on which Landlord receives full payment thereof (inclusive of all accrued interest thereon). Notwithstanding the foregoing, neither the late charge nor the interest shall accrue the first time during each Lease Year that Tenant fails to pay the Rent timely, unless and until Landlord has given Tenant a five (5) business day notice and cure period and Tenant has still failed to pay the same within such period.

4.3           Base Rent and Additional Rent are sometimes collectively referred to in this Lease as "Rent". All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, Additional Rent or otherwise, shall be paid to Landlord in legal tender of the United States at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of Rent after it shall have become due and payable hereunder shall not constitute a waiver of any of Landlord's rights hereunder with respect to such late payment or excuse such late payment or any subsequent late payment of Rent. If any sum payable by Tenant under this Lease is paid by check and such check is returned due to insufficient funds, stop payment order, or otherwise, then such event shall be treated as a failure to pay such sum when due and, in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled to impose a returned check fee of Fifty Dollars ($50.00) to cover Landlord's administrative expenses and overhead for processing same, and further, Landlord may require that all future payments of Rent be remitted by money order or cashier's or certified check.

4.4           Intentionally deleted.

4.5           Notwithstanding anything contained herein to the contrary, provided that there is no continuing Event of Default as of the Commencement Date, Tenant's obligation to pay Base Rent for the first (1st) full month after the Commencement Date (the "Concession Period") shall be waived by Landlord; however, Tenant shall be obligated to pay for all items of Additional Rent due hereunder during the Concession Period, including but not limited to utilities.

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ARTICLE V
OPERATING CHARGES AND REAL ESTATE TAXES

5.1           (a)          Commencing on first day of the month following the Base Year and thereafter for the remainder of the Term, but in no event sooner than the first anniversary of the Commencement Date, (the "Op Ex Rent CD") Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the amount by which Operating Charges for each calendar year following the Base Year exceed the Base Year Operating Charges (hereinafter referred to as the "Operating Charges Escalation") falling entirely or partly within the Term. "Operating Charges" shall mean all costs and expenses of any kind or nature whatsoever incurred in connection with the ownership, management, operation, maintenance, repair, replacement and cleaning of the Building, the Land, and the Common Areas, but subject to the exclusions hereinafter set forth. Operating Charges shall include, but not be limited to, the following: (i) premiums and other charges for such insurance as Landlord is required or permitted to carry pursuant to Section 13.3 below or is required to be carried by any Mortgagee; (ii) wages and salaries of all employees at or below the level of Building manager engaged in the provision of the services described above, including wages and other compensation, social security, unemployment taxes, workers' compensation insurance, disability benefits, pensions, uniforms and expenses pursuant to any collective bargaining agreements; (iii) intentionally omitted; (iv) intentionally omitted; (v) costs of service and maintenance contracts, including, without limitation, contracts for the provision of window cleaning and other janitorial services, elevator maintenance, landscaping, snow plowing, any security services elected by Landlord; and extermination; (vi) depreciation of capital expenditures made in order to reduce Operating Charges, or to comply with Legal Requirements enacted after the Commencement Date (but expressly subject to the exclusions below), such capital costs and expenses to be amortized on a straight line basis over the useful life thereof as specified by Internal Revenue Service Code regulations and in accordance with Generally Accepted Accounting Principles consistently applied ("GAAP"), together with interest at the rate that would be paid by Landlord if it borrowed funds for such expenditures (whether or not Landlord, in fact, borrows funds therefor), provided, however, that the amount so included in Operating Charges relating to cost saving capital expenditures for any calendar year (or portion thereof) shall not exceed the amount by which such component expense was reduced in such calendar year (or portion thereof) as a result of such expense (which actual savings shall be as determined by a reputable, licensed engineer); (vii) removal of trash, debris, snow and ice; (viii) repairs to or replacements of the Building Structure and Systems; (ix) reasonable amounts paid to a managing agent, if any, whether or not such managing agent is related to Landlord; (x) amounts charged for services, materials, and supplies furnished; (xi) the cost of licenses, permits and similar governmental charges relating to the operation, repair and maintenance of the Building in general; (xii) intentionally omitted; (xiii) sales taxes required to be paid for Operating Charges; and (xiv) other costs and expenses that are customarily incurred by owners of first-class office buildings in the Geographic Area. Notwithstanding anything contained herein, Operating Charges shall not include: (1) principal or interest payments on any Mortgages; (2) leasing commissions or legal fees with respect to the negotiation of leases; (3) capital improvements (or the depreciation thereof), except as permitted hereinabove; (4) the costs of services and utilities separately payable by particular tenants of the Building (other than as part of an operating expense-type charge similar to the charges imposed by this Section 5.1(a)); (5) costs which are actually reimbursed by insurers or by governmental authorities in eminent domain proceedings to Landlord (net of all collection expenses incurred); (6) expenses of advertising for vacant space in the Building; (7) the cost of improvements to individual tenants' premises (so-called "tenant improvements"); (8) salaries, wages, fees or other benefits or compensation for employees above the grade of Building manager or for officers, directors, partners or other principals of Landlord or Landlord's affiliates; (9) costs, expenses, and expenditures for those improvements that are required under GAAP to be capitalized (but the foregoing shall not be deemed to limit Tenant's obligations for payments of capital improvements on an amortized basis as expressly set forth above); (10) advertising, marketing, and promotional expenditures; (11) legal fees and expenses for lease negotiations and disputes with tenants, lenders, or other third parties (other than as a result of a default by Landlord or its agents, employees or contractors); (12) legal and auditing fees and expenses, other than legal and auditing fees reasonably incurred in connection with (x) the maintenance and operation of the Building or (y) the preparation of statements required pursuant to additional rent or lease escalation provisions; (13) as a deduction, amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses that were previously included as Operating Charges hereunder; (14) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (15) the cost of repairs, replacements or other work occasioned by fire, windstorm, other casualty or acts of terrorism; (16) the cost of repairs, replacements or other work occasioned by the exercise of eminent domain; (17) any costs in connection with services, utilities (including electricity), items or other benefits (y) of a type, quality or quantity which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord or (z) which are provided to another tenant or occupant of the Building and to Tenant without specific charge therefor but where the type, quality or quantity of the same as provided to such other tenant or occupant is in excess (by more than a de minimis amount) of that provided to Tenant; (18) all items, utilities and services for which, and to the extent, Tenant specifically reimburses or any other tenant or occupant of the Building is required to specifically reimburse Landlord or for which, and to the extent, Tenant pays or any other tenant or occupant of the Building is required to pay third parties; (19) any sum incurred, paid, or payable to any affiliate of Landlord for services rendered or materials or goods furnished to the extent that the costs of such services exceed (by more than a de minimis extent) competitive costs for comparable services rendered by persons or entities of similar skill, competence and experience, other than an affiliate of Landlord, or the cost of such materials or goods exceeds (by more than a de minimis extent) the costs of the same materials or other goods furnished by any person or entity other than an affiliate of Landlord; (20) all expenses resulting from (I) the failure of Landlord's Parties to secure all necessary permits and approvals in the operation of the Property and/or the performance of any work by Landlord's Parties at the Property (including, but not limited to, the Premises) and/or the failure to comply otherwise with Legal Requirements and Insurance Requirements with respect to the satisfaction of Landlord's obligations at the Property, (II) the negligence or willful misconduct of the Landlord, its employees, agents, contractors, subcontractors, and/or (III) the breach by Landlord or of Landlord's Parties of Landlord's obligations under agreements pertaining to the Property; (21) costs and expenses to the extent they are reimbursed to Landlord by any third party, including without limitation by means of warranty or guarantee; (22) contributions to operating expense or other reserves; (23) costs incurred to put the Property (including the Premises) in compliance with any Legal Requirements and/or Insurance Requirements in effect prior to the Commencement Date; (24) the costs of any electrical surveys conducted at the Property; (25) Real Estate Taxes; and (26) Utilities. The term "Base Year Operating Charges" shall mean those Operating Charges incurred during the Base Year (excluding the benefit or credit that is received on costs due to rebates, discounts and similar expense items during the Base Year and extraordinary and non-recurring expense items during the Base Year).

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(b)          If the average occupancy rate for the Building during the Base Year or any other calendar year is less than one hundred percent (100%), then Operating Charges pertaining to the Building or the Common Areas for the Base Year or such calendar year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate for the Building had been one hundred percent (100%). If any tenant of the Building is separately paying for (or does not require) any of the goods or services provided to tenants of the Building which are included in Operating Charges pertaining to the Building or the Common Areas, then the Operating Charges for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if Landlord had provided such goods and services.

(c)          Tenant shall make estimated monthly payments to Landlord on account of Tenant's Proportionate Share of the Operating Charges Escalation. At the beginning of the Term and at the beginning of each calendar year thereafter, Landlord shall submit a statement to Tenant setting forth (i) the amount of the Base Year Operating Charges and (ii) on an annualized basis in reasonably detailed form, Landlord's reasonable estimate of such Operating Charges ("Estimated Operating Charges Statement") and Tenant's Proportionate Share of the Operating Charges Escalation for the forthcoming year. From and after the Op Ex Rent CD, Tenant shall pay to Landlord as Additional Rent, on the first day of each month following receipt of such Estimated Operating Charges Statement, until Tenant's receipt of any succeeding Estimated Operating Charges Statement, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of the Operating Charges Escalation as shown on such Estimated Operating Charges Statement. From time to time during any calendar year, Landlord may revise Landlord's estimate of Operating Charges and adjust Tenant's monthly payments to reflect Landlord's revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference (if any) between the aggregate amount of Tenant's estimated payments theretofore made on account of the Operating Charges Escalation during such calendar year, and the amount which would have been payable by Tenant during such calendar year had Landlord billed Tenant for the revised monthly amount for such prior elapsed months during such calendar year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.1(c). Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement ("Annual Operating Charges Statement") to Tenant showing (1) the amount of Operating Charges incurred during the preceding calendar year, (2) Tenant's Proportionate Share of the Operating Charges Escalation for such calendar year, and (3) the aggregate amount of Tenant's estimated payments made on account of the Operating Charges Escalation during such calendar year. If the Annual Operating Charges Statement indicates that the aggregate amount of such estimated payments made by Tenant exceeds Tenant's actual liability for the Operating Charges Escalation, then provided Tenant is not in default under any provision of this Lease, Landlord shall, at Landlord's option, either credit the overpayment toward Tenant's next monthly payment(s) of the Operating Charges Escalation due hereunder, or promptly refund such overpayment to Tenant. If the Annual Operating Charges Statement indicates that Tenant's actual liability for the Operating Charges Escalation exceeds the aggregate amount of such estimated payments made by Tenant, then Tenant shall pay such deficient amount to Landlord as Additional Rent within thirty (30) days after such Annual Operating Charges Statement is given to Tenant. If Landlord fails to provide the Estimated Operating Charges Statement or the Annual Operating Charges Statement by the anticipated dates provided herein, Landlord shall not be deemed to have waived its right to thereafter provide such statements.

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(d)          Provided Tenant has timely paid the amount set forth in the Annual Operating Charges Statement, then for a period of one hundred eighty (180) days after Tenant's receipt of such statement, Tenant shall have the right, during regular business hours and after giving Landlord at least twenty (20) days' advance written notice, to complete an inspection or audit, or cause an independent certified public accountant who meets the criteria set forth below to complete an inspection or audit, of Landlord's books and records relating to Operating Charges for the immediately preceding calendar year. Such inspection or audit (hereinafter referred to as "Tenant's Audit") shall take place at a mutually convenient date and time, at any of Landlord's office locations in the greater New York City metropolitan area selected by Landlord. Any independent certified public accountant who is hired by Tenant to perform Tenant's Audit shall offer a full range of accounting services and be engaged on an hourly fee-based arrangement (i.e., not on a contingency basis or other arrangement), and Tenant shall furnish proof in advance of Tenant's Audit that the person conducting same satisfies the foregoing criteria. Notwithstanding anything contained herein, Tenant's Audit may not commence until Tenant and the person conducting Tenant's Audit execute a confidentiality agreement, which shall be prepared by Landlord and be reasonably acceptable to the parties thereto, which shall provide that any information obtained by Tenant and such person as a result of Tenant's Audit shall be treated as confidential, subject to reasonable exclusions (including, but not limited to, an exception relating to litigation or proceeding between the parties, and an exception to disclose such information to any governmental agency pursuant to any subpoena or judicial process). Tenant shall furnish to Landlord a reasonably detailed report of the results of Tenant's Audit within ten (10) days after such audit is completed. If Landlord disagrees with the results of Tenant's Audit then, at Landlord's option, such disagreement shall be resolved by an independent, third-party certified public accountant jointly selected by Landlord and Tenant (whose fees shall be shared equally by Landlord and Tenant) who shall conduct an audit of such books and records and whose determination of Operating Charges shall be final and conclusive. If Tenant's Audit, as finally determined, shows that the amounts paid by Tenant to Landlord on account of Operating Charges exceed the amounts to which Landlord is entitled hereunder, then provided Tenant is not in default under any provision of this Lease, Landlord shall, at Landlord's option, either credit such excess toward Tenant's next monthly payment(s) of Operating Charges due hereunder, or promptly refund such excess to Tenant. If Tenant's Audit reveals that Tenant's actual liability exceeds the amounts paid by Tenant to Landlord on account of Operating Charges then Tenant shall pay the deficient amount as Additional Rent, together with the delivery to Landlord of the detailed report of Tenant's Audit, as aforesaid. If Tenant does not timely notify Landlord in writing of any objection to any Annual Operating Charges Statement and thereafter complete Tenant's Audit within ninety (90) days after Landlord has provided Tenant with all documentation and information reasonably needed to conduct Tenant's Audit (including, but not limited to, such documents as are in Landlord's possession or control and which are necessary or desirable to conduct the audit including cancelled checks, invoices, and other documents as may be reasonably requested by Tenant), TIME BEING OF THE ESSENCE, then Tenant shall be deemed to have waived any and all objections it may have with respect to Operating Charges for the preceding calendar year or the Annual Operating Charges Statement pertaining thereto. Notwithstanding anything herein to the contrary, Landlord agrees that the aforesaid audit right of Tenant (and Landlord's obligations in connection therewith) shall apply similarly to the review of Real Estate Taxes, Utilities, and any other Additional Rent charge.

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5.2           (a)          From and after the Op Ex Rent CD, Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of the amount by which Real Estate Taxes for each calendar year falling entirely or partially within the Term following the Base Year exceeds the Base Year Real Estate Taxes (hereinafter referred to as the "Real Estate Taxes Escalation"). "Real Estate Taxes" shall mean (1) all real estate taxes, business district or arena taxes, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Property or any portion(s) thereof, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Property or any portion(s) thereof which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) expenses (including, without limitation, reasonable attorneys' and consultants' fees and court costs) incurred by or on behalf of Landlord in reviewing, protesting or seeking a refund or reduction of Real Estate Taxes, whether or not such protest is ultimately successful, or such refund or reduction is ultimately granted (Tenant hereby acknowledging and agreeing that Tenant shall not under any circumstances be entitled to appeal or otherwise contest Real Estate Taxes, such rights of appeal and contest being wholly reserved to Landlord in its sole and absolute discretion). Real Estate Taxes shall not include any inheritance, estate, transfer, capital levy, stamp, gift, franchise, corporation, income or net or excess profits tax assessed against Landlord with respect to the Property, unless any of the foregoing are imposed in substitution for any real estate taxes which constitute real estate taxes.

(b)          Tenant shall make estimated monthly payments to Landlord on account of Tenant's Proportionate Share of the Real Estate Taxes Escalation. At the beginning of the Term and at the beginning of each calendar year thereafter, Landlord may submit a statement to Tenant setting forth, on an annualized basis, Landlord's reasonable estimate of such Real Estate Taxes ("Estimated Tax Statement") and Tenant's Proportionate Share of the Real Estate Taxes Escalation for the forthcoming year. Tenant shall pay to Landlord as Additional Rent on the first day of each month following receipt of such Estimated Tax Statement, until Tenant's receipt of any succeeding Estimated Tax Statement, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of the Real Estate Taxes Escalation as shown on such Estimated Tax Statement. From time to time during any calendar year, Landlord may revise Landlord's estimate of Real Estate Taxes and adjust Tenant's monthly payments to reflect Landlord's revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference, if any, between the aggregate amount of Tenant's estimated payments theretofore made on account of the Real Estate Taxes Escalation during such calendar year, and the amount which would have been payable by Tenant during such calendar year had Landlord billed Tenant for the revised monthly amount for such prior elapsed months during such calendar year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.2(b). Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement ("Annual Tax Statement") to Tenant, showing (1) the amount of Real Estate Taxes incurred during the preceding calendar year, (2) Tenant's Proportionate Share of the Real Estate Taxes Escalation for such calendar year, and (3) the aggregate amount of Tenant's estimated payments made on account of the Real Estate Taxes Escalation during such calendar year. If the Annual Tax Statement indicates that the aggregate amount of such estimated payments made by Tenant exceeds Tenant's actual liability for the Real Estate Taxes Escalation, then provided Tenant is not in default under any provision of this Lease, Landlord shall, at Landlord's option, either credit the overpayment toward Tenant's next monthly payment(s) of Real Estate Taxes due hereunder, or promptly refund such overpayment to Tenant. If the Annual Tax Statement indicates that Tenant's actual liability for Real Estate Taxes exceeds the aggregate amount of such estimated payments made by Tenant, then Tenant shall pay the deficient amount to Landlord as Additional Rent within thirty (30) days after such Annual Tax Statement is given to Tenant. If Landlord fails to provide the Estimated Tax Statement or the Annual Tax Statement by the applicable dates provided herein, Landlord shall not be deemed to have waived its right to thereafter provide such statements.

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(c)          In addition to Tenant's Proportionate Share of the Real Estate Taxes Escalation, Tenant shall also be liable for any portion of the Real Estate Taxes (and not simply any increase over the Base Year Real Estate Taxes) imposed upon the Property during the Term which is attributable to improvements (other than the Tenant Improvement Work and other than to satisfy any obligations of Tenant set forth herein) in the Premises or the Property constructed by or on behalf of Tenant or at Tenant's expense and for which the taxing authority has assigned an increase in valuation in computing the assessed valuation of the Property ("Extra Taxes"). Tenant shall pay to Landlord as Additional Rent 100% of the amount of such Extra Taxes within thirty (30) days after issuance of an invoice therefor or, at Landlord's option, such Extra Taxes may be included as a component of the Estimated Tax Statement and Annual Tax Statement, and paid pursuant to Section 5.2(b) above.

(d)          Notwithstanding anything to the contrary contained herein, should the Premises or any other portion of the Building be separately assessed with respect to any item(s) of Real Estate Taxes, then Landlord shall have the sole option of declaring Tenant's Proportionate Share of such item(s) of Real Estate Taxes to be (i) the amount of such item(s) of Real Estate Taxes allocated to the Premises, or (ii) the amount derived by multiplying (1) such item(s) of Real Estate Taxes for that portion or portions of the Building containing the Premises, by (2) a fraction, the numerator of which shall be the square footage of the Premises, and the denominator of which shall be the square footage of that portion of the Building to which such item(s) of Real Estate Taxes in question apply.

5.3           (a) Commencing from the Op Ex Rent CD, and thereafter for the remainder of the Term, Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of the amount by which the costs of (i) electricity used in connection with the Common Areas, (ii) water and any other utilities that serve all of the Building tenants, and (iii) fuel (gas, oil or other) used in heating, ventilating and air-conditioning all portions of the Building including all rentable square footage therein (hereinafter collectively referred to as the "Utilities") for each calendar year falling entirely or partially within the Term following the Base Year exceeds the Base Year Utilities (hereinafter referred to as the "Utilities Escalation"). If the Building is not one hundred percent (100%) percent occupied in the Base Year or any calendar year of the Term, then the Utilities for such calendar year shall nevertheless be computed, as determined by Landlord in its sole discretion, as though the Building had been one hundred percent (100%) occupied the Base Year or entire calendar year; similarly, if any tenant of the Building is separately paying for (or does not require) any of the utilities provided to tenants of the Building which are included in Utilities pertaining to the Building or the Common Areas, then the Utilities for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if Landlord had provided such utilities. The term "Base Year Utilities" shall mean those Utilities incurred for the Property (or deemed to have been incurred pursuant to the immediately preceding sentence) during the Base Year.

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(b)          Tenant shall make estimated monthly payments to Landlord on account of Tenant's Proportionate Share of the Utilities Escalation. At the beginning of the Term and at the beginning of each calendar year thereafter, Landlord may submit a statement to Tenant setting forth, on an annualized basis, Landlord's reasonable estimate of such Utilities ("Estimated Utilities Statement") and Tenant's Proportionate Share of the Utilities Escalation for the forthcoming year. Tenant shall pay to Landlord as Additional Rent on the first day of each month following receipt of such Estimated Utilities Statement, until Tenant's receipt of any succeeding Estimated Utilities Statement, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of the Utilities Escalation as shown on such Estimated Utilities Statement. From time to time during any calendar year, Landlord may revise Landlord's estimate of Utilities and adjust Tenant's monthly payments to reflect Landlord's revised estimate, in which event Tenant shall pay, along with the next monthly payment due, the difference, if any, between the aggregate amount of Tenant's estimated payments theretofore made on account of the Utilities Escalation during such calendar year, and the amount which would have been payable by Tenant during such calendar year had Landlord billed Tenant for the revised monthly amount for such prior elapsed months during such calendar year. Thereafter, Tenant shall pay the revised monthly estimate in accordance with the provisions of this Section 5.3(c). Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement ("Annual Utilities Statement") to Tenant, showing (1) the amount of Utilities incurred during the preceding calendar year, (2) Tenant's Proportionate Share of the Utilities Escalation for such calendar year, and (3) the aggregate amount of Tenant's estimated payments made on account of the Utilities Escalation during such calendar year. If the Annual Utilities Statement indicates that the aggregate amount of such estimated payments made by Tenant exceeds Tenant's actual liability for the Utilities Escalation, then provided Tenant is not in default under any provision of this Lease, Landlord shall, at Landlord's option, either credit the overpayment toward Tenant's next monthly payment(s) of Utilities due hereunder, or promptly refund such overpayment to Tenant. If the Annual Utilities Statement indicates that Tenant's actual liability for Utilities exceeds the aggregate amount of such estimated payments made by Tenant, then Tenant shall pay the deficient amount to Landlord as Additional Rent within thirty (30) days after such Annual Utilities Statement is given to Tenant. If Landlord fails to provide the Estimated Utilities Statement or the Annual Utilities Statement by the applicable dates provided herein, Landlord shall not be deemed to have waived its right to thereafter provide such statements.

5.4           Tenant shall pay before delinquency, directly to the applicable taxing authority, any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant for Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures, furnishings, inventory or personal property at the Property. In the alternative, if any such tax or fee is enacted or altered so that same is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay the amount of such tax or fee to Landlord as Additional Rent within thirty (30) days after Tenant's receipt of an invoice therefor from Landlord.

5.5           If the Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liabilities pursuant to Sections 5.1, 5.2 and 5.3 above for such calendar year shall be apportioned by multiplying the respective amount of Tenant's Proportionate Share of the Operating Charges Escalation, Real Estate Taxes Escalation or Utilities Escalation, as the case may be, thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term, and the denominator of which is the number of days during such calendar year.

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5.6           Landlord reserves the right to change the accounting period for either Operating Charges, Real Estate Taxes or Utilities, or any combination of them, to each consecutive twelve (12) month period commencing on the Rent Commencement Date or such other date as Landlord shall designate by notice to Tenant.

ARTICLE VI
USE OF PREMISES

6.1           (a)          Tenant has the right to use and occupy the Premises solely for general, executive and administrative offices in a manner compatible with first-class office buildings of the type and quality located in the Geographic Area ("Permitted Use"), and for no other use or purpose. In all events, the Permitted Use shall not include: (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign government or political subdivision thereof which are entitled to any diplomatic or other form of sovereign immunity or otherwise not amenable to service of process in New Jersey; (iii) offices of any health care professionals, including, without limitation, doctors' offices and laboratories; (iv) schools or other training facilities; (v) retail or restaurant uses; (vi) broadcast studios or other broadcast production facilities, such as radio and/or television stations; (vii) offices at which deposits or bills are regularly paid in person by customers; (viii) personnel agencies; (ix) meeting facilities, other than for meetings consistent with Tenant's office use; (x) office suites or business suites for use by third parties for profit; and (xi) offices used for telemarketing or so-called "call" center purposes. However, the foregoing restrictions shall not be deemed in any way to limit Landlord's right to lease or otherwise permit the use of other portions of the Building for any lawful purposes, provided the Property shall continue to be maintained in the same condition as presently maintained. In all events, Tenant's use of the Premises is subject to all present and future Legal Requirements and Insurance Requirements, and covenants, conditions, restrictions and other matters of record.

(b)          Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that would violate any certificate of occupancy for the Premises or the Building, or that would constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or occupant of the Building, or that would overload the plumbing or mechanical systems of the Premises or the Building, or exceed the floor load which any floor in the Premises was designed to carry, and Tenant shall not permit or suffer the emission of objectionable odors or noise.

(c)          If any Legal Requirement necessitates obtaining an occupancy or use permit or license for the Premises or the operation of the business conducted therein, Tenant shall obtain and keep current such permit or license at Tenant's expense, and shall promptly deliver a copy thereof, including copies of all renewals thereof, to Landlord; however, Landlord shall be responsible, as a part of the Tenant Improvement Work, to secure the issuance of a certificate of occupancy for the Premises. Tenant shall not conduct any sales, promotions, advertising, special events or any other business activities of any nature whatsoever at the Property, whether inside or outside of the Premises, other than as expressly provided in the Permitted Use.

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6.2           As of the Commencement Date, Tenant's employees shall be entitled to use the Conference Room and Fitness Center in common with other tenants of the Building on a first-come first-served basis at no additional charge to Tenant except to the extent of (i) Tenant's Proportionate Share of Operating Charges and (ii) any costs incurred by Landlord to clean-up or repair the aforesaid facilities, which costs are directly attributable to the conduct of Tenant or Tenant's employees. With respect to use of the Conference Center, Landlord's property manager is responsible for scheduling the use of the meeting room and Tenant shall be entitled to use the meeting room by reserving the meeting room through Landlord's property manager. Landlord acknowledges and agrees the Conference Center shall be available to all tenants in the Building during the Term on a first come, first-served basis.

ARTICLE VII
ASSIGNMENT AND SUBLETTING

7.1           (a)          Except as expressly permitted in this Article VII, Tenant shall not assign or transfer (collectively, "assign") this Lease or all or any of Tenant's rights hereunder or interest herein by operation of law or otherwise, or sublet or otherwise license or permit anyone to use or occupy (collectively, "sublet") the Premises or any part thereof, or mortgage, pledge, hypothecate or otherwise encumber (collectively, "encumber") this Lease, without, in each case, obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord shall consent or withhold consent, in any event, within twenty (20) days of Landlord's receipt of all documents requested by Landlord with respect to the proposed transaction. If Landlord fails to consent or withhold consent within such period and then continues to fail after Tenant gives Landlord a ten (10) day reminder notice and cure period, Landlord's consent shall be deemed to have been granted. Any attempted assignment or encumbrance of this Lease or of all or any of Tenant's rights hereunder or interest herein, and any attempted sublet or permission to use or occupy the Premises or any part thereof, other than strictly in accordance with this Article VII, shall be void and of no force or effect and shall constitute an immediate Event of Default hereunder. No assignment, subletting or encumbrance, or Landlord's consent thereto, or Landlord's collection or acceptance of rent from any assignee, subtenant or other party, shall be construed as a waiver or release of the initial named Tenant (or any prior assignees or Guarantors hereunder) from any of its or their liabilities or obligations under this Lease, and all of such parties shall remain jointly and severally liable hereunder, notwithstanding anything to the contrary contained in this Lease (but subject to the limitations in this sentence) or any guaranty of this Lease; however, Tenant's liability shall be limited to the obligations that exist as of the date of the assignment for the remaining Term of the Lease and any Renewal Terms expressly provided in the Lease and not for any obligations arising from any amendment to the Lease or extension of the Lease beyond the existing Renewal Terms entered into by Landlord and assignee. In addition, Landlord's consent to any proposed assignment, subletting or encumbrance shall not be construed to relieve Tenant or any permitted assignee, subtenant or other party from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting (or sub-subletting, as the case may be) or encumbrance. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any subtenant or other occupant of the Premises. For any period during which Tenant is in default hereunder, Tenant hereby authorizes each such subtenant or other occupant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord's collection of such rent shall not be construed as either an approval of such occupancy under this Article VII (if Tenant has theretofore failed to comply with the provisions of this Article VII) or an acceptance of such subtenant or other occupant as a tenant. If Landlord's prior consent is required under this Article for Tenant, Tenant shall pay to Landlord, as Additional Rent all expenses (including reasonable attorneys' fees and accounting costs) incurred by Landlord in connection with Tenant's request to assign or encumber this Lease, or sublet all or any part of the Premises, in an amount not to exceed Two Thousand Five Hundred and 00/100 Dollars ($2,500.00), which amounts shall be paid within thirty (30) days after Landlord's written demand therefor, whether or not Landlord consents thereto. Any assignment, sublease or encumbrance, if any require Landlord's prior consent, shall be effected on reasonable forms.

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(b)          If at any time during the Term Tenant desires to assign this Lease or sublet all or part of the Premises, and if such transaction requires Landlord's prior consent, then Tenant shall notify Landlord at least sixty (60) days in advance ("Tenant's Request Notice") and advise Landlord of: (i) the identity of the proposed assignee or subtenant and a description of its business; (ii) the terms of the proposed assignment or subletting; (iii) the commencement date of the proposed assignment or subletting (the "Proposed Transfer Commencement Date"); and (iv) if, applicable, the area proposed to be sublet (the "Proposed Sublet Space"). Tenant's Request Notice shall be accompanied by the most recent audited financial statement or other evidence of financial responsibility of such proposed assignee or subtenant. Provided that Tenant is not in default of its obligations under this Lease as of the date Landlord receives Tenant's Request Notice, Landlord shall not unreasonably withhold its consent to a proposed assignment of this Lease or a proposed subletting of the Premises. In the event Landlord is withholding its consent due to the occurrence of a default by Tenant, Landlord shall notify Tenant in writing of such default and Tenant may resubmit Tenant's Request Notice upon the cure of such default. Without limitation, Landlord shall be deemed to be reasonable in withholding its consent if:

(i)          the use of the Premises pursuant to such assignment or sublease would not be in compliance with Article VI hereof; or

(ii)         the proposed assignee or subtenant is not of a type and quality consistent and compatible with first-class office buildings located in the Geographic Area (and the tenants of such buildings); or

(iii)        Landlord is not reasonably satisfied with the financial condition of the proposed assignee under any such assignment or the proposed sublessee under any such sublease because Landlord reasonably believes that such financial condition is not sufficient for such assignee or sublessee to meet its financial obligations for the remaining term of the Lease or sublease, as the case may be; or

(iv)        the proposed assignee's or subtenant's occupancy will cause an excessive density of traffic or make excessive demands on the services, maintenance or facilities of the Building or the Common Areas; or

(v)         at the time of Landlord's receipt of Tenant's Request Notice, (1) the proposed assignee or subtenant is a tenant in the Building, or a party with whom Landlord or its affiliates has negotiated for the leasing of office space within the Geographic Area during the immediately preceding six (6) months and (2) Landlord or its affiliates has "competitive" (as hereinafter defined) space available for the proposed assignee or subtenant; or

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(vi)        less than eighty (80%) percent of the rentable area in the Building at such time is then rented and Landlord or its affiliates has "competitive" (as hereinafter defined) space available for the proposed assignee or subtenant; or

(vii)       in the course of seeking an assignee, subtenant or other occupant of its space, Tenant has publicly advertised (or permitted the public advertisement of) a rental rate that is lower than the rental rate then payable by Tenant pursuant to this Lease; or

(viii) it wishes to recapture the space if permitted under, and as provided in, Section 7.3.

(c)          Notwithstanding the preceding provisions of this Article VII, Landlord shall have no consent or recapture rights over a proposed assignment of this Lease to a Successor Entity (as hereinafter defined), provided that at the effective date of such assignment: (i) Tenant is not in default beyond any applicable notice and cure periods under any provision of this Lease; and (ii) such Successor Entity will use the Premises solely for the Permitted Use. The term "Successor Entity" shall mean (y) a corporation or other entity into which or with which Tenant shall be merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations or entities, or (z) a corporation or other entity acquiring this Lease and the term hereof and the estate hereby granted, and all or substantially all of the other property and assets of Tenant, and assuming all of Tenant's obligations under this Lease arising and accruing from and after the date of such acquisition; provided that, in each case, such merger or consolidation, or such acquisition and assumption, as the case may be, shall be made for a good business purpose other than (and not principally for) the purpose of transferring the leasehold estate created hereby.

(d)          Notwithstanding the preceding provisions of this Article VII, Landlord shall have no consent or recapture rights over a proposed assignment of this Lease or a proposed subletting of the Premises to any corporation or other entity which controls, is controlled by, or is under common control with Tenant (an "Affiliate"), provided that at the effective date thereof (i) Tenant is not in default beyond any applicable notice and cure periods under any provision of this Lease; and (ii) such Affiliate will use the Premises solely for the Permitted Use.

7.2           Intentionally deleted.

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7.3           With respect to proposed assignments or subleases that require Landlord's consent under this Article VII, Landlord shall have the right in its sole and absolute discretion to: (i) terminate this Lease in the case of any proposed assignment of this Lease; or (ii) terminate this Lease as it relates to the Proposed Sublet Space in the case of a proposed subletting for the balance of the Term. If Landlord elects to exercise its rights under this Section 7.3, it will send Tenant written notice of such termination within thirty (30) days after Landlord's receipt of Tenant's Request Notice. If Landlord exercises its option to terminate this Lease under clause (i) or to terminate this Lease only with respect to the Proposed Sublet Space under clause (ii) above, then (a) Tenant shall tender the Premises or the Proposed Sublet Space, as the case may be, to Landlord on the Proposed Transfer Commencement Date in the condition required pursuant to Section 22.3 hereof (but subject to a reasonable extension in time to allow for Tenant to be able to tender the Premises or the Proposed Sublet Space, as the case may be, in such condition), at which time such space (with respect to a sublease) shall thereafter be deleted from the Premises, and (b) with respect to a recapture of the Proposed Sublet Space, as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect, except that Base Rent, Additional Rent, the number of Parking Permits, and any other items which are determined on a per square foot basis shall (notwithstanding anything contained in this Lease to the contrary) be proportionately reduced, based on the amount of square footage deleted from the Premises in relation to the total square footage in the Premises immediately prior to such termination; and (c) with respect to a recapture of the Proposed Sublease Space, Landlord shall be responsible for the cost of all alterations required to separate the Proposed Sublet Space and the balance of the Premises from each other, in order to permit separate operation of each such space in compliance with all Legal Requirements and Insurance Requirements. Notwithstanding the foregoing provisions of this Section 7.3, Landlord shall not have the right to terminate this Lease (either as to the entire Premises or the Proposed Sublet Space) in the case of an assignment or sublet to a Successor Entity or to an Affiliate.

7.4           If any sublease or assignment requires that the subtenant or assignee pay any amount in excess of the rental and other charges due under this Lease (except that in the case of a sublease of less than all of the Premises, such rental and other charges shall be prorated on a per square foot basis prior to such calculation), then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (less, in the case of the sale thereof, the fair market value and, in the case of the rental thereof, the fair rental thereof), Tenant shall pay to Landlord (i) promptly after the Proposed Transfer Commencement Date (in the case of an assignment), fifty percent (50%) of any such excess or other premium as and when paid with respect to assignment, less any documented Transaction Costs (as hereinafter defined) incurred by Tenant in connection with such assignment; and (ii) as and when received by Tenant, fifty percent (50%) of any such excess or other premium payable with respect to the sublease, less any documented Transaction Costs (as defined below) incurred by Tenant in connection with such sublease. Notwithstanding anything herein to the contrary, amounts attributable to business goodwill or the sale of the business, stock, or assets of Tenant shall not be included in this calculation. However, under no circumstance shall Landlord be paid any net profits until Tenant has recovered its Transaction Costs, it being understood that, if in any year the profit to Tenant is less than the Transaction Costs, the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from profits with the procedure repeated until a profit is achieved. As used herein, the term "Transaction Costs" shall mean the commercially reasonable costs incurred by Tenant in effecting such assignment or sublease, including, but not limited to: attorneys' fees and costs and other professionals and costs; brokerage commissions; usual and customary marketing expenses; so-called "hard" and "soft" costs of alterations made by Tenant for the purpose of preparing the Premises for the assignee or subtenant; concessions and allowances as Tenant may grant, sales, gains and transfer taxes. Acceptance by Landlord of any payments due under this Section 7.4 shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant's books and records relating to any assignment or sublease, provided Landlord (a) executes a confidentiality agreement , which shall be prepared by Tenant and be reasonably acceptable to the parties hereto, and which shall provide that any information obtained by Landlord as a result of Landlord's inspection shall be treated as confidential, subject to reasonable exclusions (including, but not limited to, an exception relating to litigation or proceedings between the parties, and an exception to disclose such information to a government agency pursuant to a subpoena or judicial process), and (b) completes such review within ninety (90) days after Tenant has provided Landlord with access to or copies of the applicable books and records. Landlord agrees that the terms of this Section 7.4 shall not apply with respect to an assignment or sublease to a Successor Entity or to an Affiliate.

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7.5           All restrictions and obligations imposed on Tenant pursuant to this Lease shall be deemed to extend to any assignee, subtenant, licensee, concessionaire or other occupant or transferee, and Tenant shall cause all such parties to comply with such restrictions and obligations. As a condition to the effectiveness of any assignment or subletting hereunder, Tenant shall deliver to Landlord prior to, and as a condition of, the Proposed Transfer Commencement Date (i) in the case of an assignment, a fully-executed assignment and assumption agreement which provides, among other things reasonably required by Landlord, that Tenant remains jointly and severally liable hereunder (but subject to the limitations set forth in Section 7.1(a)); and (ii) in the case of a sublet, a fully executed sublease which provides, among other things reasonably required by Landlord, that such sublease is (y) subject and subordinate to all the terms and provisions of this Lease; and (z) if a sublease to a party that is not a Successor Entity or an Affiliate, subject to the condition that if the Term is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise then, at Landlord's option, in its sole and absolute discretion, the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then-executory terms of such sublease, and Landlord shall accept such attornment.

7.6           Intentionally omitted.

7.7           If Landlord's consent to an assignment or subletting is required and is given, and such transaction does not become fully binding upon the parties thereto and effective within six (6) months of the Proposed Transfer Commencement Date for any reason, then Landlord's consent to such transaction shall be deemed null and void, and Tenant's compliance with the provisions of Section 7.1 and 7.3 shall again be necessary in the event Tenant desires to assign this Lease or sublease all or any portion of the Premises, even in connection with the same transaction as that initially proposed by Tenant in the Tenant Request Notice.

7.8           Tenant hereby indemnifies, defends and holds Landlord and Landlord's Agents harmless from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including litigation costs and attorneys' fees) (collectively, "Claims") that may be made against Landlord and/or Landlord's Agents arising out of claims by (i) any assignee, subtenant, leasehold mortgagee, or proposed assignee, subtenant or leasehold mortgagee asserting that Landlord unreasonably withheld its consent to such assignment, sublease or leasehold mortgage, or (ii) any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, or any termination of this Lease by Landlord pursuant to Section 7.3 above.

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ARTICLE VIII
MAINTENANCE AND REPAIRS; COMPLIANCE WITH LAWS

8.1           Except as otherwise provided in this Lease, (a) Landlord shall keep the structural support beams, load-bearing elements, foundations, exterior and structural walls, windows, support columns, and roof of the Building, and the mechanical, electrical, HVAC (inclusive of any VAV boxes), elevators, life safety systems, plumbing, pipes and conduits that are provided by Landlord in the operation of the Building (collectively, the "Building Structure and Systems"), clean and in good operating condition, and Landlord will also make repairs (and replacements as reasonably necessary) thereto, and (b) maintain and repair (and replace as reasonably necessary) the Common Areas and other portions of the Property to keep the same in the same condition as presently exists as of the date of this Lease. The foregoing obligation shall include keeping the same in compliance with all Legal Requirements and Insurance Requirements. The costs of the foregoing shall be included as Operating Charges, but subject to the exclusions set forth in this Lease. Notwithstanding any of the foregoing to the contrary, maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, computer rooms, kitchen/galley equipment, all other fixtures furnishings and equipment of Tenant located in the Premises or exclusively serving the Premises [wherever located], and any heating, air-conditioning, electrical, ventilating, plumbing or mechanical equipment or systems exclusively serving the Premises [wherever located], as well as (but subject to the provisions governing casualty and condemnation) all Alterations (as hereinafter defined), shall be the sole responsibility of Tenant and in no event shall same be deemed to be a part of the Building Structure and Systems.

8.2           Except for such items of maintenance, repair and replacement that are Landlord's obligation under this Lease, Tenant shall, at its sole cost and expense, perform all maintenance and promptly make all non-structural (but structural shall be included if and to the extent the work is required due to Alterations made by Tenant) repairs and replacements in and to the Premises that are necessary or desirable to keep the Premises in first-class condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Legal Requirements, Insurance Requirements, and the requirements of this Lease (including, without limitation, the provisions of Article IX pertaining to Alterations). Without limiting the generality of the foregoing, Tenant shall, at its sole cost and expense, perform all maintenance and promptly make all repairs and replacements to, and keep in clean, safe and sanitary condition: (i) special tenant areas, facilities, fixtures and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, and all other fixtures, furnishings and equipment of Tenant located in the Premises or exclusively serving the Premises [wherever located]); (ii) any heating, air-conditioning, electrical, ventilating, plumbing or mechanical equipment or systems exclusively serving the Premises (wherever located); (iii) all interior glass, window panes and doors, including the entrance door(s) into the Premises; and (iv) all Alterations. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof. Except as otherwise provided in Article XIII with respect to the mutual waiver of claims and mutual waivers of subrogation and except as otherwise provided in Article XVII, all injury, breakage and damage to the Premises and to any other part of the Building or the Property caused by any act or omission of Tenant or Tenant's Parties shall be repaired at Tenant's expense by Tenant or by Landlord on behalf of Tenant as set forth in this Section 8.2. Notwithstanding the foregoing sentence or any other section of this Lease to the contrary, Landlord shall have the right, at Landlord's option, to make (or to cause its designated contractor or subcontractor to make), at Tenant's reasonable cost and expense: (i) any repairs which connect to or may otherwise involve interaction with the Building Structure and Systems, or require alterations to any portion of the Building outside of the Premises, or which require a building permit; (ii) any repairs to the Premises which are otherwise the responsibility of Landlord hereunder, but are caused by the act or omission of Tenant or Tenant's Parties; and (iii) any repairs to any other part of the Building or the Property caused by any act or omission of Tenant or Tenant's Parties; and in any such case Tenant shall reimburse Landlord for all reasonable costs incurred in connection with such work, as Additional Rent, within thirty (30) days following Tenant's receipt of an invoice therefor. Tenant shall not clean, nor allow any window in the Premises to be cleaned, from the outside, except by Landlord's designated contractor. Tenant shall obtain and keep in full force and effect annual maintenance contract(s) on all systems and equipment that both (y) exclusively serve the Premises and (z) (i) remain at the Premises upon surrender by Tenant or (ii) are obligated to remain at the Premises upon surrender by Tenant, copies of which contracts shall be delivered to Landlord annually and at such other times as requested by Landlord, and Tenant shall prepare and retain complete maintenance logs with regard to its maintenance, repairs and replacements of all such systems and equipment. Landlord shall have the right, upon prior written notice to Tenant, to inspect the foregoing records at the Premises.

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8.3           Tenant shall, in a timely manner and at its sole cost and expense, comply with all Legal Requirements and Insurance Requirements concerning the use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein, including, without limitation, the ADA, whether foreseen or unforeseen, or ordinary or extraordinary. Notwithstanding anything herein to the contrary, to the extent that such compliance is applicable to the office use of the Building generally, as opposed to the specific nature of Tenant's office use, Landlord shall be responsible for such compliance with the costs included as an Operating Charge (but subject to the exclusions therefrom as set forth in this Lease). In the event any such compliance obligation of Tenant requires Alterations which would connect to or otherwise involve interaction with the Building Structure and Systems, or require alterations to any portion of the Building outside of the Premises, or requires a building permit, Landlord shall have the right, but not the obligation, to perform such work, in which case Tenant shall be responsible for the reasonable cost thereof, plus a charge of five percent (5%) for administrative cost recovery, and shall reimburse Landlord, as Additional Rent for the cost thereof, within thirty (30) days following Tenant's receipt of an invoice therefor. With respect to the ADA only, the parties hereby agree that: (a) Tenant shall be responsible for ADA compliance in the Premises (subject to the provisions of this Section 8.3 and subject further to Landlord's obligation to deliver the Premises on the Commencement Date in compliance with all Legal Requirements), including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease (other than the Tenant Improvement Work), (b) Landlord may perform (as aforesaid) and Tenant shall be responsible for the reasonable cost of, or Landlord may require that Tenant perform, at its cost, ADA "path of travel" requirements triggered by improvements or Alterations in the Premises (other than the Tenant Improvement Work or Tenant Installations (as hereinafter defined)), made by or on behalf of Tenant, and (c) Landlord may perform (as aforesaid), and Tenant shall be responsible for the reasonable cost of, or Landlord may require that Tenant perform, at Tenant's cost, ADA compliance in the Common Areas necessitated as a result of the Building or the Property in general being deemed to be a "public place of accommodation" as a result of Tenant's particular manner of use or occupancy of the Premises (as opposed to the general office use of the Building).

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ARTICLE IX
ALTERATIONS

9.1           After the Tenant Improvement Work and the Tenant Installations, Tenant shall not make or permit anyone to make any repairs (whether required pursuant to Section 8.2 or otherwise), alterations, decorations, additions, improvements or other changes (collectively, "Alterations"), whether structural or non-structural, interior or exterior, in or to the Premises or the Building without the prior written consent of Landlord. Landlord's consent shall not, however, be required for any proposed Alteration to the interior portions of the Premises which does not affect the Building Structure and Systems and which costs less than Fifty Thousand and 00/100 Dollars ($50,000.00). Landlord's consent shall be required, but shall not be unreasonably withheld, conditioned, or delayed if the proposed Alteration requires a building permit or would affect Building Structure and Systems. If the proposed Alteration would, in the reasonable opinion of Landlord, adversely affect the Building Structure and Systems or materially and adversely affect the marketability of the Premises or not be of a type and quality consistent with first-class office buildings located in the Geographic Area, Landlord's consent may be withheld using its sole discretion.

9.2           (a) In addition to the provisions of Section 9.1 above, any Alterations performed by Tenant shall be made: (i) promptly upon Tenant's compliance with the requirements of this Article IX, and thereafter diligently prosecuted to completion; (ii) in a good, workerlike, and first-class manner; (iii) using new materials only; (iv) by a contractor approved in advance by Landlord; (v) on days, at times and under the supervision of an engineer or architect approved in writing by Landlord for those Alterations requiring Landlord's consent; (vi) in accordance with plans and specifications prepared by such engineer or architect, which plans and specifications shall include a reasonably detailed itemization of the estimated total hard and soft costs of such Alterations, and shall be approved in advance by Landlord, at a reasonable charge; (vii) in accordance with all Legal Requirements and Insurance Requirements; (viii) only after having obtained, through Landlord, any required consent of any Mortgagee; (ix) only after having obtained and furnished to Landlord commercial general liability, worker's compensation and so-called "builder's risk" insurance policies (if such policy would reasonably be required for the proposed Alteration) reasonably acceptable to Landlord, which policies shall cover all parties who will perform any work with respect to such Alterations; (x) in accordance with all contracts, subcontracts, supply contracts, equipment leases, consulting agreements or similar documents, and any amendments thereto, which have been executed by Tenant in connection with the Alterations, (xi) on the condition that Tenant shall provide to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with such Alterations (or, if such waivers are then prohibited by Legal Requirements, then Tenant shall provide to Landlord, on an ongoing basis on the first day of each month during the performance of such work, a complete and accurate list setting forth the names and addresses of each contractor, subcontractor, construction manager, design professional, supplier or other persons or entities providing work, services, materials or equipment to Tenant or for the benefit of the Premises who may have the right, under applicable Legal Requirements, to file a mechanic's lien or other encumbrance in connection therewith, (xii) in a manner that will not interfere with the use or occupancy by other tenants of the Building of their respective premises; (xi) in a manner that will not risk damage to the remainder of the Building; and (xii) in accordance with all construction rules and regulations from time to time promulgated by Landlord (but subject to the provisions of Article XIV below). Promptly after the completion of any Alterations where plans and specifications were appropriate to have been prepared for such Alteration, Tenant shall, at its expense, deliver to Landlord three (3) sets of accurate as-built drawings showing such Alterations.

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(b)          Landlord's review and/or approval of any plans and specifications for Tenant's Alterations shall not constitute an assumption of any responsibility by Landlord for their accuracy, safety or sufficiency, and shall in no event create an express or implied confirmation that either Tenant's plans and specifications have been prepared in accordance with, or that the Alterations shown thereon or specified therein are in accordance with, Legal Requirements or Insurance Requirements.

9.3           All Alterations (after the Tenant Improvement Work and the Tenant Installations) affecting the Building Structure and Systems shall, at Landlord's election, be performed by Landlord or Landlord's designated contractor(s) at Tenant's reasonable expense and Tenant shall reimburse Landlord for all costs incurred in connection with such work, plus a charge of five percent (5%) for administrative cost recovery, as Additional Rent, within thirty (30) days following Tenant's receipt of an invoice therefor. If Landlord elects not to perform such work, then Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after receipt of an invoice therefor, a construction supervision fee equal to five percent (5%) of the cost of such work.

9.4           To the fullest extent permitted by the New Jersey Construction Lien Law, N.J.S.A. 2A:4A-1, et seq., or any other applicable Legal Requirement, Landlord's consent to the making of any Alterations shall not be deemed an agreement by Landlord to subject Landlord or any Mortgagee, or its or their interest in the Premises or the Building, to any Lien (as hereinafter defined), charge or encumbrance which may be filed in connection with such permitted Alterations. It is expressly agreed that Landlord shall have no obligation to review any such contracts (notwithstanding the fact that same may have been delivered to Landlord), it being agreed by Landlord and Tenant that, to the fullest extent permitted by applicable Legal Requirements, any Liens by any contractor, subcontractor, construction manager, design professional, supplier or other persons or entities providing work, services, materials or equipment to Tenant or for the benefit of the Premises pursuant to such contracts shall attach only to the leasehold interest of Tenant. Tenant covenants and agrees to promptly pay all persons or entities furnishing or providing work, services, materials or equipment to Tenant or for the benefit of the Premises at the direction of Tenant or Tenant's Agents. If, because of any act or omission (or alleged act or omission) of Tenant or Tenant's Agents, any construction lien, claim or other lien, including, without limitation, any Notice of Unpaid Balance and Right to File Lien (collectively "Lien"), charge, or order for the payment of money or other encumbrance shall be filed against Tenant, Landlord or any Mortgagee, or against any portion of the Premises or the Building (whether or not such Lien, charge, order, or encumbrance is valid or enforceable as such), Tenant shall notify Landlord of same immediately after Tenant is first notified, or otherwise becomes aware, thereof, and shall, at Tenant's own cost and expense, cause same to be discharged of record by paying the claimant, obtaining a discharge and recording or filing same, as applicable, or by filing a surety bond or depositing funds with the Clerk of the Superior Court of New Jersey, as provided in N.J.S.A. 2A:4A-31, or by any other then-customary process with respect to the type of Lien or encumbrance involved; and Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against all Claims based thereon, arising therefrom or in any way relating thereto, directly or indirectly, whether in whole or in part, such indemnification obligation to survive the expiration or earlier termination of this Lease. If within thirty (30) days after first becoming aware of such filing, Tenant fails to cause such Lien or other encumbrance to be so discharged of record, bonded over or otherwise disposed of in accordance with any customary process as provided above, Landlord shall have the option of discharging or bonding any such Lien or other encumbrance, and Tenant agrees to reimburse Landlord, as Additional Rent, for all costs, expenses and other sums of money incurred by Landlord in connection therewith, with interest thereon at the Default Interest Rate from the date such cost was incurred, until repaid in full. All materialmen, contractors, artisans, mechanics, laborers, and any other persons or entities now or hereafter contracting with Tenant or Tenant's Agents or any contractor or subcontractor of Tenant or Tenant's Agents for the furnishing of any labor, services, materials, supplies, or equipment with respect to any portion of the Premises or the Building at any time from the date hereof (whether or not Landlord has consented thereto), are hereby charged with notice that they look exclusively to Tenant for payment of same, but the foregoing shall not be deemed Landlord's consent to Alterations which could give rise to such Liens.

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9.5           Tenant shall not, at any time employ, or permit the employment of, any contractor, mechanic or laborer, whether in connection with an Alteration or otherwise, if in Landlord's opinion such employment would interfere, cause any conflict, or create any difficulty, strike or jurisdictional dispute with, other contractors, mechanics or laborers engaged in the construction, maintenance, repair or operation of the Building by Landlord, Tenant or others. In the event of any such interference, conflict, difficulty, strike or jurisdictional dispute, Tenant shall, upon demand of Landlord, cause all contractors, mechanics or laborers causing the same to leave the Building immediately.

9.6           If any Alterations are made without the prior written consent of Landlord, Landlord shall have the right, at its option and in addition to Landlord's other rights and remedies, to either require Tenant to remove such Alterations and restore the affected portion(s) of the Premises or the Building, as applicable, to their condition immediately prior thereto, or to do so on Tenant's behalf, in which case Tenant shall reimburse Landlord as Additional Rent for the cost of such removal and restoration, with interest at the Default Interest Rate, from the date such cost was incurred until repaid in full, within ten (10) days after receipt of an invoice therefor. All Alterations to the Premises or the Building made by either party shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Term; provided, however, that (a) Tenant shall have the right to remove, and at Landlord's direction shall remove, upon the expiration or earlier termination of the Term, all movable furniture, furnishings, trade fixtures and other personal property of Tenant located in the Premises solely at the expense of Tenant, (b) Tenant shall remove, upon the expiration or earlier termination of the Term, all personal property of Tenant's Agents located in the Premises, and (c) Tenant shall remove all Alterations (including, without limitation, any wiring and cabling located in risers outside the Premises) which Landlord designates, in writing at the time of Landlord's consent, for removal prior to the Expiration Date or any such earlier date of termination. Tenant shall, at its expense, repair all damage and injury to the Premises or the Building caused by any removal and restore same to the condition in which it existed prior to such installation. Tenant's obligations under this Section 9.6 shall survive the Expiration Date or earlier termination of this Lease.

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9.7           Anything contained in this Lease to the contrary notwithstanding, to the extent Landlord has either (i) provided Tenant with value (by way of a construction allowance or otherwise), or (ii) granted a credit to Tenant (by way of a rent concession or otherwise) for the express or implied purpose of funding, in whole or in part, Tenant's fit-up costs (whether in connection with the work performed by or on behalf of Tenant in fitting up the Premises on or about the Commencement Date, or at any later time during the Term), the fit-up work, fixtures, non-moveable equipment and machinery, and appurtenances funded thereby (hereinafter collectively referred to as the "Landlord Funded Improvements") shall remain the property of Landlord and may not be removed by Tenant at any time during the Term without Landlord's prior written consent, and shall remain in the Premises upon the expiration or earlier termination of this Lease, unless Landlord directs otherwise pursuant to Section 9.6 above. Landlord alone shall be entitled to depreciate the Landlord Funded Improvements as an asset for tax purposes.

ARTICLE X
SIGNS

10.1         Tenant shall not place on the exterior of the Premises (including exterior surfaces of doors and both interior and exterior surfaces of windows), or within the Premises if same are visible to public view from outside the Premises, any signs, symbols, advertisements or items of a similar nature. Notwithstanding the preceding sentence, Landlord will not unreasonably withhold, condition, or delay its consent to signs or lettering on or next to the entry door to the Premises, provided that (i) Tenant has submitted to Landlord a plan or sketch thereof in reasonable detail showing, without limitation, size, color, location, materials and method of affixation; and (ii) such signs and/or lettering conform to Building standards as adopted by Landlord from time to time in its sole discretion. Landlord shall, at no cost to Tenant, maintain a tenant directory in the lobby of the Building and elevator lobby on the third (3rd) floor and include Tenant's business name thereon. Except as expressly provided in this Article X, if any sign, symbol, advertisement or other item that has not been approved by Landlord is so displayed, then Landlord shall have the immediate right, with or without prior notice to Tenant, to remove such item at Tenant's expense or to require Tenant to do the same. Landlord reserves the right to install and display signs, advertisements and notices of any kind on any portions of the exterior or interior of the Building as Landlord may elect, provided the same are in keeping with a first class office building.

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ARTICLE XI
SECURITY DEPOSIT

11.1         (a)          Simultaneously with Tenant's execution of this Lease, Tenant shall deposit with Landlord an unconditional, irrevocable commercial letter of credit (the "Letter of Credit") in the amount of the Security Deposit set forth in Article I, which shall be held as security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. The Letter of Credit shall (i) be governed by the rules and procedures of the International Standby Practices 1998, promulgated jointly by the Institute for International Banking Law and Practice and the International Chamber of Commerce, effective January 1, 1999; (ii) be issued by a New York City metropolitan area or northern New Jersey federally insured commercial bank (1) organized under the laws of the United States of America or any state thereof, (2) doing business in the United States of America, (3) subject to state or federal banking regulatory authorities, (4) having a combined capital, surplus and undivided profits (less any undivided losses) of not less than Five Hundred Million Dollars ($500,000,000.00), and (5) having a commercial paper rating of A-] (or then equivalent) from Standard & Poor's Corporation or P- I (or then equivalent) from Moody's Investors Service, Inc. and otherwise reasonably acceptable to Landlord (collectively "Bank Criteria"); (iii) be payable in full or partial draws upon presentation of the following to the issuer of the Letter of Credit: (X) a letter on Landlord's letterhead certifying that Landlord is entitled to the Letter of Credit proceeds due to a default by Tenant under this Lease beyond any applicable notice and cure period; and (Y) an original of the Letter of Credit; (iv) be made expressly transferable and assignable (at the beneficiary's cost) by Landlord from time to time under this Lease, to any assignee of Landlord' s interest in this Lease, any Mortgagee, or any receiver of such Landlord (it being agreed that the Letter of Credit shall be delivered only to any such persons or entities); and (vi) subject to Section 11.1(c) below, include an "evergreen" provision which provides that the Letter of Credit shall be automatically renewed on an annual basis, such that the Letter of Credit remains in effect through the sixtieth (60th) day after the expiration of the Lease Term and Renewal Term, if applicable. In the event a replacement Letter of Credit is issued at any time during the term by a bank other than the initially approved bank, such replacement Letter of Credit shall be issued by a bank which satisfies the Bank Criteria. Tenant expressly waives any right it might otherwise have to prevent Landlord from drawing on the Letter of Credit, and agrees that an action for damages (and not injunctive or other equitable relief) shall be Tenant's sole and exclusive remedy in the event Tenant disputes Landlord's claim to any such amounts which are the basis for Landlord's draw upon the Letter of Credit.

(b)          Landlord shall not be required to maintain the proceeds of any draw upon the Letter of Credit in a separate account and, except for any minimum amount of interest that may be required by applicable Legal Requirements pertaining to commercial leases, Tenant shall not be entitled to interest thereon. In no event shall the Security Deposit be considered an advance payment of Rent, nor shall Tenant be entitled to use the Security Deposit for the payment of Rent. If there shall be any default by Tenant under this Lease beyond any applicable notice and cure period, then Landlord shall have the immediate right, but not the obligation, with or with notice prior notice to Tenant, to draw upon the Letter of Credit and use and apply any portion of the proceeds (a) for the payment of any Base Rent, Additional Rent or any other sum as to which Tenant is in default beyond any applicable notice and cure period; (b) for the payment of any amount Landlord has spent and has not been reimbursed by Tenant by reason of such default; or (c) as compensation to Landlord for any losses to which Landlord is entitled under this Lease and incurred by reason of Tenant's default beyond any applicable notice and cure period (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises). If any portion of the Security Deposit is so used or applied, then within five (5) Business Days after Landlord's notice to Tenant of such use or application, Tenant shall cause the issuing bank to restore the Letter of Credit to its original amount as set forth in Article I, and Tenant's failure to do so shall constitute an Event of Default under this Lease. Landlord shall also have the immediate right to draw upon the Letter of Credit if the issuing bank fails, at any time, to continue to comply with the Bank Criteria, and Tenant does not provide a replacement Letter of Credit from a bank satisfying the Bank Criteria within five (5) Business Days following notice to Tenant from Landlord, in which case Landlord may retain the cash proceeds of the Letter of Credit. Within approximately sixty (60) days after the later to occur of the expiration or earlier termination of the Term, or Tenant's vacating and surrendering the Premises in the condition required hereunder, Landlord shall return the Letter of Credit to Tenant (or the cash then held by Landlord), less the proceeds of any draw Landlord shall have made thereon in order to satisfy any of Tenant's obligations as provided hereunder.

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(c)          If Tenant is unable to provide an "evergreen" Letter of Credit as required by clause "(vi)" of Section 11.1(a) above, then the Letter of Credit shall expire no earlier than twelve (12) months after issuance, and all subsequent replacement Letters of Credit shall expire no earlier than twelve (12) months from the expiration date of the then outstanding and expiring Letter of Credit. Tenant shall ensure that at all times during the Term of this Lease and for sixty (60) days after the Expiration Date, Landlord shall be in possession of an unexpired Letter of Credit in the amount required hereunder. During the Term, Tenant shall deliver a replacement Letter of Credit to Landlord no later than thirty (30) days prior to the expiration date of the then outstanding and expiring Letter of Credit; provided, however, that the replacement letter of credit shall not be required to have an effective date earlier than the expiration date of the then existing Letter of Credit (it being the intent that Tenant not be required to have two outstanding Letters of Credit at any one time). Failure by Tenant to deliver any replacement Letter of Credit as required above shall entitle Landlord to immediately draw upon the outstanding Letter of Credit, and to retain the entire proceeds thereof for application as the Security Deposit under this Lease pursuant to Section 11.1(d) below (provided that Tenant shall thereafter continue to have the right to substitute a Letter of Credit for such cash Security Deposit then being held by Landlord, in accordance with the requirements of this Section 11.1).

(d)          In the event Landlord draws upon the Letter of Credit as set forth in the last sentence of Section 11.2(f) above and as a result thereof Landlord, at any time thereafter, is holding a cash Security Deposit in lieu of all or any portion of the Letter of Credit, then such cash Security Deposit shall be held in accordance with the provisions of Section 11.2(e) and (f) above, and within five (5) Business Days after such draw Tenant shall provide Landlord with a replacement Letter of Credit in the full amount of the Letter of Credit portion of the Security Deposit, at which time Landlord shall return to Tenant any cash Security Deposit then held by Landlord in lieu of all or any portion of the Letter of Credit. Tenant shall also have the right, at all times that Landlord is holding the cash portion of the Security Deposit, to substitute a Letter of Credit therefor.

(e)          Upon request of Landlord or any prospective purchaser or Mortgagee of the Building, Tenant shall, at the beneficiary's expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding, so that the amended or new Letter of Credit reflects the name of the new owner and/or Mortgagee of the Building.

(f)          If the financial institution which issued the Letter of Credit is declared insolvent by the FDIC or is closed for any reason related to the solvency of said financial institution, Tenant must immediately provide a substitute Letter of Credit from a financial institution meeting the criteria set forth in Section 11.1, and otherwise satisfying the requirements herein.

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11.2         Nothing herein shall be construed to limit the amount of damages recoverable by Landlord, it being specifically agreed that the Security Deposit (whether in the form of cash or the Letter of Credit) shall not be deemed liquidated damages in the event of a default by Tenant under this Lease, nor shall anything herein limit any other remedy Landlord may have in addition to the right to apply all or any portion of the cash Security Deposit, (or to draw down upon the Letter of Credit, as applicable). Tenant shall not assign, pledge or encumber or attempt to assign, pledge or encumber any portion of the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, pledge or encumbrance, or any such attempted assignment, pledge or encumbrance.

11.3         If Landlord transfers the cash Security Deposit or Letter of Credit to any purchaser or other transferee of Landlord's interest in the Building, then, provided there is an assignment and assumption of Landlord's obligations with respect to the cash Security Deposit or Letter of Credit, Tenant shall look only to such purchaser or transferee for the return thereof, and Landlord shall thereafter be released from all liability to Tenant for the return of such Security Deposit or Letter of Credit.

11.4         Provided there is not, at the time of a scheduled reduction, a continuing Event of Default, on the first (1st) day of the thirteenth (13th) month following the Commencement Date and thereafter on an annual basis, Tenant shall have the right to reduce the Letter of Credit in increments of $100,000 (but subject the following clause (a) in this sentence with respect to the third reduction), provided (a) Landlord shall have, during the Term, at least $50,000 as the Security Deposit and (b) Tenant delivers to Landlord, at Tenant's sole cost and expense, a replacement Letter of Credit in such reduced amount which otherwise satisfies all of the terms and conditions of this Article XI. If there is an Event of Default at the time of any of the aforesaid reduction dates, Tenant's right to the reduction shall be tolled only until such time that the Event of Default is cured (and, upon such cure, Tenant's right to the applicable reduction shall apply).

ARTICLE XII
LANDLORD'S INSPECTION OF AND ACCESS TO THE PREMISES

12.1         Tenant shall permit Landlord and Landlord's Agents to enter the Premises at all times upon reasonable prior notice to Tenant (except in an emergency when no advance notice shall be necessary): (i) to examine, inspect or protect the Premises and the Building; (ii) to make such alterations and/or repairs as in the sole and absolute judgment of Landlord may be deemed necessary or desirable; (iii) to exhibit the same to purchasers and lenders, (iv) if Tenant has not exercised its right to the Renewal Term in a timely fashion or, if Tenant has no right to extend the term of the Lease, during the last nine (9) months of the then-applicable term, to exhibit the same to brokers and prospective tenants; and (iv) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to perform such work as is required to preserve the walls of the Building and to preserve the Land from injury or damage and to support such walls and land by proper foundations. Landlord shall be allowed to take all material into and upon the Premises that may be required for such repairs or alterations or otherwise. Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize disruption to Tenant's normal business operations in the Premises in connection with any such entry. Any such entry pursuant to this Article XII shall not be deemed to constitute an eviction of Tenant in whole or in part, and the Base Rent and Additional Rent payable under this Lease shall not abate during any such entry. Landlord shall have no liability to Tenant for any inconvenience or interruptions caused by the making of such repairs or alterations, or by such entry by Landlord or Landlord's Agents pursuant to any provision of this Lease. Nothing in this Section 12.1 shall be construed to impose upon Landlord any greater or additional obligations to inspect, maintain or repair the Premises beyond those specific obligations expressly imposed upon Landlord pursuant to this Lease.

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ARTICLE XIII
INSURANCE

13.1         (a)          Throughout the Term, Tenant shall obtain and maintain the following insurance:

(1)         commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the indemnity obligations assumed by Tenant under this Lease, premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, in minimum amounts of not less than One Million Dollars ($1,000,000) combined single limit per occurrence, with a Two Million Dollar ($2,000,000) annual aggregate, together with umbrella or excess liability coverage in an amount not less than Three Million Dollars ($3,000,000);

(2)         business interruption insurance or rent loss insurance (or a comparable policy of insurance providing the same benefits), in minimum amounts of not less than twelve (12) times the monthly Base Rent and estimated Additional Rent then in effect during any Lease Year;

(3)         all-risk property insurance covering all perils and contingencies as normally carried by tenants of first-class office buildings in the Geographic Area, or as may be required by Landlord's Mortgagee, including, in all events, coverage for fire, lightning, windstorm, hail, explosion, terrorism, vandalism and malicious mischief, riot and civil commotion, and smoke, and with a replacement cost endorsement insuring one hundred (100%) percent of the replacement cost of all contents of the Premises (including, without limitation, Tenant's trade fixtures and other personal property, but excluding the Tenant Improvement Work which shall be insured by Landlord to the extent such Tenant Improvement Work constitutes a Leasehold Fixture);

(4)         comprehensive automobile liability insurance (covering all owned, non-owned and hired vehicles), in an amount of not less than One Million Dollars ($1,000,000) for each accident

(5)         worker's compensation insurance, in minimum limits as required by the State of New Jersey (as the same may be amended from time to time), for all employees of Tenant engaged in any work on or about the Premises;

(6)         intentionally deleted;

(7)         in amplification of the insurance requirements relating to Alterations set forth in Section 9.2 above, but without limitation thereof, for any period during which construction is being performed by or on behalf of Tenant in or about the Premises, builder's all-risk insurance (completed value non-reporting form), covering all perils and contingencies as may be required by Landlord or its Mortgagee, including, in all events, coverage for vandalism and malicious mischief with a replacement cost endorsement, if such insurance is reasonably appropriate for the particular Alteration; and

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(8)         if Tenant shall use the Premises for entertaining or for any other social function (including parties and/or receptions for clients, customers, employees and/or others) at which any alcoholic beverages are served, Tenant shall obtain an endorsement to its policy of commercial general liability insurance (if such coverage is not already provided by such policy) providing host liquor liability coverage of not less than One Million Dollars ($1,000,000) for bodily injury and property damage liability in any one occurrence and, if Tenant shall have contracted with a third party to serve such alcoholic beverages, Tenant shall also cause such third party to obtain an endorsement to its policy of commercial general liability insurance (if such coverage is not already provided by such policy) providing liquor liability coverage of not less than One Million Dollars ($1,000,000) for bodily injury and property damage liability in any one occurrence; provided, however, that nothing contained in this Section 13.1(a)(8) shall be construed to permit Tenant to use the Premises for any use or purpose other than the Permitted Use.

(b)          All insurance required hereunder to be carried by Tenant shall: (i) be issued by companies that are licensed to do business in the State of New Jersey and have been approved in advance by Landlord, and each such company shall have a rating from A.M. Best Company, Inc. (or a comparable successor rating company if A.M. Best Company, Inc. discontinues publishing Best's Insurance Guide) of "A" or higher and a financial size of "VIII" or higher; (ii) with respect to the commercial general liability insurance in (a)(1) above, name Landlord, the managing agent of the Building and any Mortgagee (provided Landlord has notified Tenant of the foregoing) as additional insureds; (iii) be reasonably acceptable in form and content to Landlord; (iv) be primary and non-contributory; (v) contain an endorsement for cross liability and severability of interests; (vi) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer endeavoring to give Landlord and all other additional insureds or loss payees (as the case may be) thirty (30) days' prior notice by certified mail, return receipt requested, of such proposed action; and (vii) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved, whether collectible or not. With respect to any deductible carried on Tenant's insurance, Tenant shall, and hereby agrees to, indemnify, defend, and hold Landlord and Landlord's Agents harmless from and against all Claims beginning with the first dollar, whenever such deductible applies to a claim. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

(c)          Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts and/or different types of insurance if: (i) it becomes customary for landlords of first-class office buildings of the type and quality located in the Geographic Area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types; or (ii) any such change is required by a Mortgagee.

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(d)          Tenant shall deliver certificate(s) of all such insurance and paid receipts therefor to Landlord prior to the earlier of: (i) the Commencement Date; or (ii) Tenant's first entry onto the Premises for any reason, and thereafter prior to the expiration of any such policy (and, upon Landlord's request, Tenant shall promptly deliver copies of all insurance policies, including endorsements and declarations thereto).

(e)          Tenant shall give Landlord immediate notice in case of fire, theft or accident in the Premises, and in the case of fire, theft or accident in the Building, if involving Tenant or Tenant's Agents.

(f)          Tenant shall secure an appropriate clause, or an endorsement upon the property damage insurance described above in Section 13.1(a)(3), pursuant to which its insurance companies waive subrogation or permit Tenant, prior to any loss, to agree with a third party to waive any claim Tenant may have against said third party. Such waiver shall in all events extend to Landlord and Landlord's Agents. Subject to the foregoing sentence, and insofar as may be permitted by the terms of the insurance policies carried by it, and notwithstanding any provision of this Lease to the contrary, Tenant hereby releases Landlord and Landlord's Agents with respect to any claim Tenant may have against Landlord or Landlord's Agents which is insured against under the aforesaid property damage insurance policy that Tenant carries, or would be insured against if Tenant carried the insurance required pursuant to this Lease (whether or not Tenant is, in fact then carrying such required insurance), regardless of whether the act or omission of Landlord or Landlord's Agents caused or contributed to such loss. In the event Tenant is a self-insurer or maintains a deductible, then Tenant hereby releases Landlord and Landlord's Agents from any liability arising from any event which would have been covered had the required insurance been obtained and/or the deductible not been maintained. In no event shall the foregoing be deemed to imply that Tenant may self-insure and/or maintain a deductible with respect to any insurance required hereunder.

(g)          In the event Tenant fails to maintain any of the insurance required hereunder for a period of five (5) Business Days after notice from Landlord, Landlord shall have the right, but not the obligation, without waiving any other rights to which it may be entitled as a result of such default, to obtain any or all of such insurance for the account of Tenant, and in such case Tenant shall reimburse Landlord for the cost thereof, as Additional Rent, within ten (10) days after receipt of Landlord's bill therefor.

13.2         Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Property which will in any way increase the rate of fire insurance or other insurance on the Property. If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay to Landlord as Additional Rent within 30 days of receipt of an invoice therefor, the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof. The foregoing provisions of this Section 13.2 shall not be construed as a grant to Tenant to utilize any portions of the Building outside of the Premises, or to utilize the Premises for any use or purpose other than the Permitted Use.

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13.3         (a) Landlord agrees to carry and maintain special causes of loss ("all-risk") property insurance, with respect to the Property (including, but not limited to, the Tenant Improvement Work (to the extent Leasehold Fixtures) and Leasehold Fixtures) for full replacement cost thereof and in an amount required by its insurance company to avoid the application of any co-insurance provision. Landlord also agrees to carry and maintain (or cause to be carried and maintained) commercial general liability insurance with respect to the Common Areas with limits carried by landlords of first-class office buildings of the type and quality located in the Geographic Area or such higher limits as its Mortgagee reasonably deems appropriate.

(b) Landlord shall secure an appropriate clause, or an endorsement upon the property damage insurance described above in Section 13.3(a), pursuant to which its insurance companies waive subrogation or permit Landlord, prior to any loss, to agree with a third party to waive any claim Landlord may have against said third party. Such waiver shall in all events extend to Tenant and Tenant's Agents. Subject to the foregoing sentence, and insofar as may be permitted by the terms of the insurance policies carried by it, and notwithstanding any provision of this Lease to the contrary, Landlord hereby releases Tenant and Tenant's Agents with respect to any claim Landlord may have against Tenant or Tenant's Agents which is insured against under the aforesaid property damage insurance policy that Landlord carries, or would be insured against if Landlord carried the insurance required pursuant to this Lease (whether or not Landlord is, in fact then carrying such required insurance), regardless of whether the act or omission of Tenant or Tenant's Agents caused or contributed to such loss. In the event Landlord is a self-insurer or maintains a deductible, then Landlord hereby releases Tenant and Tenant's Agents from any liability arising from any event which would have been covered had the required insurance been obtained and/or the deductible not been maintained.

ARTICLE XIV
SERVICES AND UTILITIES

14.1         Landlord will furnish:

(a)          heating, ventilating and air conditioning to the Premises and interior Common Areas during Building Hours (except on Building Holidays) in the seasons when, as the case may be, air conditioning or heating is reasonably required and would be provided by landlords of first-class office buildings of the type and quality located in the Geographic Area and in accordance with the specifications attached hereto as Exhibit G.

(b)          after Building Hours, janitorial service to the Premises Mondays through Fridays (or, at Landlord's option, Sundays through Thursdays), excluding Building Holidays, in accordance with the specifications contained in Exhibit E attached hereto and made a part hereof;

(c)          hot and cold water in the public restrooms for ordinary drinking and lavatory purposes and in the Premises to any water fixtures accessory to Tenant's office use (e.g., a sink in a break room);

(d)          electricity to the Premises as and to the extent provided in Section 14.5 below;

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(e)          elevator service to the floor(s) of the Building on which the Premises is located (with at least one [1] elevator in operation at all times);

(f)          reasonably expeditious snow and ice removal from the exterior walkways, parking areas, and similar areas of the Property; and

(g)          twenty-four (24) hour, seven (7) day a week access to the Building and the Premises by a card key access system.

In addition, Landlord will otherwise operate, maintain, repair and clean (or cause to be operated, maintained, repaired and cleaned) the Common Areas in a condition typical of landlords of first-class office buildings of the type and quality located in the Geographic Area. All costs incurred by Landlord in furnishing the foregoing services shall be included in Operating Charges to the extent permitted in this Lease (except for the cost of providing electric service to the Premises, which is addressed in Section 14.5 below).

14.2         If Tenant requires air-conditioning or heating beyond Building Hours, Landlord will furnish same, provided Tenant gives Landlord not less than four (4) hours advance notice of the need therefor and Tenant agrees to pay, in each instance of after-hours service, an "After-Hours HVAC Charge" which, as of the date hereof, is the fixed, agreed-upon sum of Fifty and 00/100 ($50.00) Dollars per hour, without proration for partial hours of service, subject to upward adjustment by Landlord only to the extent that the cost of utilities consumed increases. Notwithstanding anything contained herein, (a) in no event shall the After-Hours HVAC Charge ever be less than $50.00 per hour (b) Tenant shall not be obligated to pay the After-Hours HVAC Charge for overtime HVAC during the time period of 8:00 a.m. to 1:00 p.m. on Saturdays unless such Saturday is a Building Holiday.

14.3         Tenant shall reimburse Landlord for the cost of removing from the Premises and the Building any excess refuse and rubbish generated or otherwise disposed of by Tenant (i.e., refuse and rubbish removal beyond the scope of refuse and rubbish removal included in the janitorial specifications set forth on Exhibit E), as well as the cost of removing any carpet stains not otherwise addressed in the janitorial specifications, and Tenant shall pay, as Additional Rent, all bills therefor within thirty (30) days from rendering.

14.4         Notwithstanding anything to the contrary contained herein, Landlord and Landlord's Agents shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent), or due to any impact that Tenant's furniture, equipment, machinery or millwork may have upon the delivery of heat or air-conditioning (as applicable) to the Premises, or due to the occupancy load of the Premises, or due to events beyond the control of Landlord, nor shall Landlord or Landlord's Agents shall have any liability for failure to supply any utilities or other services hereunder when prevented from doing so by strikes, repairs, alterations or improvements or by reason of the failure of the utility company servicing the Building to furnish any such utility, or by order or regulation of any Legal Requirement or Insurance Requirement, or for the maintenance or repair of or incidents upon the Common Areas, or for any cause beyond Landlord's control, nor shall any such failure be deemed a constructive eviction of Tenant, or constitute a breach of any implied warranty, or entitle Tenant to any abatement of Rent or otherwise effect Tenant's obligations hereunder. Notwithstanding the foregoing, if there is an interruption of the services to be provided by Landlord under this Lease for a period of five (5) consecutive Business Days due to a cause within Landlord's reasonable control, then there shall be an abatement of Rent from and after the sixth (6th) business day.

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14.5         (a)          Subject to the provisions of this Section 14.5, Landlord shall redistribute electric energy to service the Premises.

(b)(i)          Commencing on the Commencement Date, Tenant shall pay to Landlord in consideration of Landlord's redistribution of electricity to the Premises, an electric charge based upon the utility rate schedule(s) charged by the utility provider for electricity at the Building (the "Electric Charge"), which shall be paid in estimated monthly payments, as provided herein. Landlord's Electric Charge shall be $1.25 per rentable square foot of the Premises (on an annualized basis) until the first anniversary of the Commencement Date, after which the Electric Charge shall be $1.75 per rentable square foot of the Premises (on an annualized basis), which Electric Charge is subject to change pursuant to Section 14.5(b)(iii) below. Commencing with the aforesaid first anniversary and upon each anniversary thereafter, Landlord may submit a statement to Tenant setting forth, on an annualized basis, any change in the then current Electric Charge ("Estimated Electric Charge Statement"), which charge shall not increase unless Tenant has increased the nature and scope of its electrical consumption to a material degree or the rate charged by the utility provider has increased. Tenant shall pay to Landlord, as Additional Rent, on the first day of each month following receipt of such Estimated Electric Charge Statement, until Tenant's receipt of any succeeding Estimated Electric Charge Statement, an amount equal to one-twelfth (1/12th) of Tenant's Electric Charge as shown on such Estimated Electric Charge Statement.

(ii)         If the utility rate schedule(s) for the supply of electricity to the Building by shall be increased or decreased at any time by the provider, the Electric Charge shall be equitably increased or decreased to reflect the resulting increase or decrease in the actual change charged by the utility provider (and therefore without any markup) furnishing electricity to the Premises.

(iii)        Landlord or Tenant shall have the right to measure Tenant's consumption of electricity in the Premises by means of an electrical survey performed by an independent utility auditor or engineer reasonably acceptable to Landlord and Tenant (the "Utility Auditor"), who shall inspect Tenant's equipment and fixtures in the Premises, consider the number of employees and hours typically worked at the Premises, and measure Tenant's connected load in the Premises (exclusive of HVAC). The cost of the Utility Auditor shall be paid for by the party requesting the audit. The findings and calculations of the Utility Auditor shall be conclusive and binding upon Landlord and Tenant. Notwithstanding the foregoing, there shall be no retroactive increases to the Electric Charge based on any such audit. In the alternative, Landlord shall have the right, in its sole discretion and at Landlord's sole cost and expense, to install a submeter to measure Tenant's consumption of electricity in the Premises. Landlord also reserves the right, at any time and at Landlord's sole cost, to make all arrangements necessary for the Premises to obtain electricity directly from the utility company serving the Building, and to install a meter to measure Tenant's consumption of electricity in the Premises, in which event the Premises shall constitute a self-contained unit as far as electricity is concerned, and Tenant shall pay said utility company directly for all electricity consumed in the Premises. Landlord's use of one method to measure Tenant's consumption of electricity in the Premises shall not preclude Landlord from later changing to another form of measurement at any time during the Term. Any changes in such method after the Commencement Date shall be conditioned upon Landlord's coordination with Tenant in the timing and performance of such work to minimize any interference to the operation of Tenant's business (which may result in the work being performed during overtime hours).

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(c)          Landlord shall have no responsibility for failure to supply the electric current or other services when prevented from doing so by strikes, repairs, alterations or improvements or by reason of the failure of the public utility to furnish electric current, or by order or regulation of any federal, state, county or municipal authority, or for any other reason whatsoever. Subject to Tenant's rights in Section 14.4 above, Landlord's obligation to furnish electricity shall not be deemed breached nor shall there be any abatement in rent or any liability on the part of Landlord to Tenant for failure to furnish electricity or other services for the reasons set forth above.

(d)          Such electricity will be furnished to Tenant by means of existing Building panel boards, feeders, risers, wiring and other equipment. The use of electricity in the Premises shall not exceed the capacity of the existing feeders and risers to, or wiring in, the Premises without Landlord's consent. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord (along with any related alterations, repairs or expenses), at Tenant's expense, but only if Landlord determines, in its sole judgment, that the same are necessary and that same would not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expenses, or interfere with or disturb other tenants or occupants in the Building.

(e)          If any tax is imposed upon Landlord subsequent to the date hereof with respect to electricity furnished as a service to Tenant by any federal, state or municipal authority then, unless prohibited by law or by any governmental authority having jurisdiction thereof, Tenant shall pay to Landlord, on demand, Tenant's pro rata share of such taxes.

14.6         (a)          Tenant acknowledges that Landlord shall be entitled to engage any electricity service provider Landlord selects in its sole discretion with respect to electricity and other utility service in the Building and/or the Property, and Tenant shall not dispute Landlord's selection of any such service provider. Tenant agrees that Landlord reserves the right, at any time and from time to time during the Term, to contract for utility services from a different company or companies, other than the present utility providers heretofore selected.

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(b)          Tenant further agrees, notwithstanding the foregoing, that Landlord reserves the right to terminate the redistribution of electricity, other utilities or any telecommunications service to the Premises at any time (but the foregoing shall not in any way be deemed a representation that Landlord will provide any other utilities or telecommunications services, except to the extent expressly set forth herein), upon at least sixty (60) days' written notice to Tenant, in which event Tenant shall, in accordance with the provisions of this Section 14.6, make application directly to the utility company servicing the Building for Tenant's entire separate supply of electricity or other utility or the affected telecommunications service. Upon confirmation from Tenant that transition of the applicable utility or service has been made (and Tenant shall use commercially reasonable efforts to do so), Landlord may discontinue furnishing electric current, such other utility or the applicable telecommunications service to the Premises. Notwithstanding the foregoing, if such transition shall require the installation of certain equipment, panels, or other similar components, Landlord shall, at its sole cost, pay for such installation. In the event (i) Landlord elects to terminate its redistribution of electricity, such other utility or any telecommunications service to the Premises; or (ii) applicable Legal Requirements require commercial building owners to permit tenants of their facilities to utilize an alternative provider for any of the foregoing utilities or telecommunications services (an "ASP") and Tenant so elects to utilize an ASP, rather than the utility company that is then servicing the Premises, then in either such case, no such ASP shall be permitted to provide service to Tenant or to install lines or other equipment without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Landlord's consent under this Section 14.6 shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, as to the suitability or competence of an ASP. Landlord may withhold its consent to a proposed ASP if, in the reasonable exercise of its judgment, Landlord determines that any of the following conditions have not been met:

(1)         Landlord shall incur no expense whatsoever in connection with any aspect of an ASP's provision of its services, including, without limitation, the cost of installation, service and materials, and the ASP agrees in writing to indemnify, defend and hold Landlord and Landlord's Agents harmless in connection therewith, as more fully set forth in paragraph (6) below;

(2)         Prior to commencement of any work in the Premises or the Building by an ASP, the ASP shall supply Landlord with verification satisfactory to Landlord that the ASP is properly insured, and financially capable of covering any uninsured damage;

(3)         Prior to commencement of any work in the Premises or the Building by an ASP, the ASP shall agree in writing to abide by any rules or regulations as are reasonably determined by Landlord to be necessary to protect the Premises and the Building;

(4)         Landlord determines that there is sufficient unreserved space in the Common Areas for the placement of all the ASP's equipment and materials, including, without limitation, the electricity risers;

(5)         The ASP is licensed in the State of New Jersey and, in Landlord's judgment, is a reputable utility provider;

(6)         The ASP agrees, in a license agreement executed by the ASP and Landlord: (x) to compensate Landlord in a reasonable amount for all space used in the Building for storage and maintenance of the ASP's equipment (the "ASP Space"), and for all reasonable costs incurred by Landlord in connection with the ASP, including but not limited to arranging access by the ASP's personnel and security for the ASP's equipment; (y) that at Landlord's request, upon termination of the license agreement, the ASP will remove all of the its equipment and materials from the affected portions of the Building; and (z) to indemnify, defend and hold harmless Landlord and Landlord's Agents from and against all Claims based on, to the extent arising out of or in any way relating to its provision of services as aforesaid, such indemnification obligation to survive the expiration or earlier termination of this Lease;

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(7)         The ASP agrees that Landlord shall have the right to supervise the ASP's performance of any work in the Building, including but not limited to, any installations or repairs; and

(8)         The ASP agrees that Landlord shall have the right to enter the ASP Space at any time for any of the purposes referenced in Section 12.1 of this Lease (it being understood, however, that such right of entry shall not be construed as imposing upon Landlord any obligation to inspect, maintain or repair the ASP Space).

(c)          Notwithstanding anything contained in this Lease, Tenant agrees that to the extent service by the ASP is interrupted, curtailed, or discontinued for whatever reason, Landlord shall have no obligation or liability with respect thereto.

(d)          Tenant shall indemnify, defend, and hold harmless Landlord and Landlord's Agents from and against all Claims against Landlord or Landlord's Agents to the extent based on, arising out of or in any way relating to Tenant's utilization of an ASP or any acts or omissions of the ASP (such indemnification to be in addition to, and not in lieu of, any indemnification obligation provided by the ASP pursuant to Section 14.6(b)(6) above, or as provided in Section 15.2 hereof).] Tenant's indemnification obligations set forth herein shall survive the expiration or earlier termination of this Lease.

14.7         If Tenant uses machines or equipment in the Premises which materially and adversely affect the temperature otherwise maintained by the air-conditioning system, or which otherwise overload any utility, Landlord may, following notice to Tenant and Tenant's failure to remove such machines or equipment within five (5) Business Days of such notice, install supplemental air conditioning units or other supplemental equipment in the Premises and the cost thereof, including installation, of such equipment, meters to measure such excess consumption, the actual cost (without any markup) of the utilities consumed thereby as indicated on such meters, and the cost of operation, use and maintenance of such equipment shall be paid by Tenant, as Additional Rent, within thirty (30) days following written demand.

14.8         So long as Tenant's use of water in the Premises does not, in Landlord's reasonable opinion, exceed that normally consumed in office settings for ordinary drinking and lavatory purposes, the cost and expense of water shall be included in Operating Charges. However, in the event Tenant's use of water in the Premises exceeds, in Landlord's reasonable opinion, that normally consumed in office settings for ordinary drinking and lavatory purposes and ordinary kitchenette purposes, Landlord shall have the right to either: (i) install and maintain, at Tenant's sole cost and expense, water meters which measure Tenant's water consumption in the Premises; (ii) reasonably estimate the amount of such excess consumption by Tenant; or (iii) engage the services, at Tenant's sole cost and expense, of an independent utility rate auditor or engineer selected by Landlord, to perform a confirmatory water survey of the Premises; and in any such case, Tenant shall pay to Landlord, as Additional Rent within thirty (30) days of receipt of a bill therefor, all reasonable and actual out-of-pocket charges incurred as a result thereof, whether for water consumption, equipment maintenance or the services of any such utility engineer.

14.9         Landlord shall not be obligated to provide any utility or service, except as specifically set forth in this Lease.

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ARTICLE XV
LIABILITY OF LANDLORD

15.1         Unless due to the negligence or willful misconduct of Landlord and/or Landlord's Parties, but subject to the mutual waiver of claims and subrogation contained herein, and unless due to the breach of Landlord's obligations under this Lease, Landlord and Landlord's Agents shall not, except as otherwise provided in this Lease, be liable to Tenant for any of Tenant's property damage (including any consequential or punitive damages therefrom), or property loss or property claim based on or arising out of any cause whatsoever including, without limitation, the following: repair to any portion of the Premises or the Property; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Property; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Property from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Property, or from drains, pipes or plumbing fixtures in the Premises or the Property, and none of the foregoing shall be deemed a constructive eviction, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Rent or otherwise effect any of Tenant's obligations hereunder. Any property placed by Tenant or Tenant's Agents in or about the Premises or any other portion of the Property, or in any vehicle parked at the Property, shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant's agent for such purpose and not as Landlord's agent. Notwithstanding the foregoing provisions of this Section 15.1, Landlord shall not be released from liability to Tenant for any physical injury to any natural person or to property (subject to the provisions of Section 13.1(f) hereof) caused by Landlord's gross negligence or willful misconduct, to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant (whether or not Tenant carries such required insurance); provided, however, that Landlord shall not under any circumstances be liable to Tenant for any consequential or indirect damages.

15.2         Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against all Claims suffered by or claimed against them based on or arising out of, or in any way relating to, in whole or in part: (a) the use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Tenant or Tenant's Parties, or (c) any breach of Tenant's obligations under this Lease. Notwithstanding anything in this Lease to the contrary, Tenant's indemnification, defense, and hold harmless obligations under this Lease shall: (i) be subject to the mutual waivers of claims and subrogation provisions contained in Article 13, (ii) not apply to the extent that such Claims are due to the negligent or willful acts of Landlord and/or Landlord's Parties or due to the breach by Landlord of its obligations under this Lease, and/or (iii) not apply to the extent that such Claims are related to a condition that existed prior to the Commencement Date unless Tenant had actual knowledge of such condition and did not notify Landlord of such condition, provided that such notice, if given, would have given Landlord the opportunity to take remedial action to prevent the Claim. Furthermore, notwithstanding anything in this Lease to the contrary (but subject to the obligations of Tenant under Section 22.2), Tenant shall not under any circumstances be liable to Landlord for any consequential or indirect damages. Tenant's indemnification obligations set forth herein shall survive the expiration or earlier termination of this Lease.

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ARTICLE XVI
RULES

16.1         Tenant shall at all times abide by and observe (and shall cause Tenant's Agents to abide by and observe) the rules specified in Exhibit C, as well as any new or amended rules that Landlord or the managing agent of the Building may promulgate from time to time for the operation and maintenance of the Property, or that Landlord or the managing agent of the Building may promulgate from time to time for the operation and maintenance of the Building in general), provided that: (a) reasonable advance notice of any such new or amended rule is given to Tenant (which notice may be distributed to Tenant at the Premises, notwithstanding anything to the contrary set forth in Section 27.1 below), (b) such new rule or amended rule shall not, except to a de minimis degree, increase Tenant's obligations or decrease Tenant's rights under this Lease, and (c) such new rule or amended rule shall be promulgated and enforced in a non-discriminatory manner. All rules shall be binding upon Tenant and enforceable by Landlord as if such rules were contained in this Lease, and Landlord shall be entitled to pursue its rights and remedies as set forth in Article XIX for a violation of any such rule or regulation. In the event of any conflict between any such rules and the other terms and provisions of this Lease, the latter shall govern and control the resolution of such conflict. However, nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce, as against any other tenant, such rules, or the terms, conditions or covenants contained in any other lease, and Landlord shall not be liable to Tenant for the violation of such rules or such terms, conditions or covenants by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees.

ARTICLE XVII
DAMAGE OR DESTRUCTION

17.1         If the Premises is totally or partially damaged or destroyed by fire or other insured casualty, or if the Building is damaged or destroyed by fire or other insured casualty such that Tenant is deprived of reasonable access to or parking at the Premises, then, in either such event, but subject to the provisions of this Article XVII, Landlord shall diligently repair and restore the Premises (including the Tenant Improvement Work and all Leasehold Fixtures) and such damaged or destroyed public portions of the Common Areas as are necessary to restore reasonable access to and parking at the Premises, to substantially the same condition the same were in prior to such damage or destruction; provided, however, that if in Landlord's judgment such repair and restoration cannot be completed within one hundred eighty (180) days from the date of such damage or destruction (taking into account, among other factors, the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans, and issuance of all required governmental permits), then either party shall have the right to terminate this Lease by giving the other party written notice of termination within sixty (60) days after the occurrence of such damage or destruction, which notice shall be effective thirty (30) days after the date thereof. If this Lease is terminated pursuant to this Article XVII, then Rent shall be apportioned and paid until the date of the casualty (but, if a portion of the Premises remains tenantable, then Rent shall be reduced proportionately on a per square foot basis as of the date of the casualty and paid through the effective date of the termination). If this Lease is not so terminated, then until Landlord's repair and restoration of the Premises is substantially complete (or would have been complete but for any delay(s) caused by Tenant or Tenant's Parties), then Tenant shall only be required to pay Base Rent and any recurring items of Additional Rent which are determined on a per square foot basis for the portion of the Premises that is tenantable while such repair and restoration is being made. After receipt of all insurance proceeds, Landlord shall proceed with such repair and restoration of the Premises and the Building. Landlord shall not be required to repair or restore any contents of the Premises (including, without limitation, Tenant's trade fixtures and other personal property) as to which Tenant is required under this Lease to insure.

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17.2         Notwithstanding the foregoing provisions of Section 17.1, and in addition thereto, Landlord shall also have the right to terminate this Lease if: (1) insurance proceeds payable to Landlord will, in Landlord's judgment, be insufficient to pay the full cost of such repair and restoration, (2) any Mortgagee fails or refuses to make such insurance proceeds available for such repair and restoration, (3) zoning or other applicable Legal Requirements do not permit such repair and restoration, (4) alteration or reconstruction of twenty-five percent (25%) or more of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or casualty), or (5) there is any substantial loss to the Building that is not covered by insurance policies required to be carried by Landlord herein. Either party shall have the right to terminate this Lease if more than ten percent (10%) of the Premises is rendered untenantable as a result of any fire or casualty occurring during the last twenty-four (24) months of the Term.

17.3         Tenant hereby waives all claims (i) for any property damage resulting from any damage or destruction of the type described in this Article XVII unless caused by the gross negligence or willful misconduct of Landlord or Landlord's Parties, (ii) for any loss of profits or interruption of business resulting from Tenant's inability to use and occupy the Premises or any part thereof as a result of any damage or destruction, or (iii) by reason of any required surrender of possession of the Premises pursuant to this Article XVII. Tenant also waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7, and agrees that Tenant will not be relieved of the obligation to pay Rent in case of damage or destruction to the Premises or the Property, except as expressly provided in Section 17.1 above.

ARTICLE XVIII
CONDEMNATION

18.1         If one-third (1/3) or more of the Premises, or the use or occupancy thereof (including the parking rights of Tenant), shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose, or sold under the threat of a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the day prior to the date title thereto vests in such authority, and Base Rent and any recurring items of Additional Rent which are determined on a per square foot basis shall be apportioned as of such date. If less than one-third (1/3) of the Premises or the use and occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, and as of the date title vests in such authority, Base Rent, Additional Rent, the number of Parking Permits and any other items which are determined on a per square foot basis shall be proportionately reduced, based on the amount of square footage taken from the Premises, in relation to the total square footage in the Premises immediately prior to such condemnation. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, whether or not any portion of the Premises is condemned, Landlord shall have the right, following its receipt of notice of such condemnation, to terminate this Lease as of the date title vests in such authority, or on such earlier date selected by Landlord, provided that if title has not vested in such authority, in no event may Landlord terminate the Lease on less than ninety (90) days' notice to Tenant.

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18.2         All awards, damages and other compensation paid or payable on account of such condemnation shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Accordingly, Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation, including, without limitation, any award, damages or compensation attributable to damage to the Premises, the value of the unexpired portion of the Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the then-unamortized value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

18.3         If all or any portion of the Premises or the Building is condemned temporarily for any public or quasi-public use or purpose (including, without limitation, for any public safety or anti-looting measure), the Term shall not be reduced or affected thereby, and Tenant shall continue to pay Rent without any reduction or abatement and, except to the extent Tenant is prevented from doing so by the direct order of the condemning authority, Tenant shall continue to perform its other obligations hereunder; however, Tenant shall be entitled to receive any award or payment made by the condemning authority as and to the extent such temporary taking impacts Tenant's use of the Premises (provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation), which award or payment shall be received and held in trust by Tenant for the benefit of Landlord, and applied toward the payment of Rent thereafter falling due hereunder.

ARTICLE XIX
DEFAULT

19.1         Each of the following shall constitute an "Event of Default" hereunder:

(a)          Tenant's failure to pay when due any Base Rent, Additional Rent or other sum, provided, however, that with respect to the first two (2) such failures in any twelve (12) month period to pay Base Rent, Additional Rent or other sum, Tenant shall be afforded, in each instance, a period of five (5) days following Landlord's delivery to Tenant of written notice of such failure to pay, in which to fully cure such failure to pay;

(b)          Tenant's desertion or abandonment of the Premises (but the same shall not be an Event of Default if Tenant is otherwise satisfying its obligations under this Lease);

(c)          an Event of Bankruptcy as specified in Article XX;

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(d)          the dissolution or liquidation of Tenant or Guarantor (if any);

(e)          any Environmental Default as specified in Section 25.2;

(f)          any subletting, assignment, transfer, mortgage or other encumbrance of the Premises or this Lease in violation of Article VII;

(g)          Tenant's failure to execute and deliver to Landlord any document required pursuant to the provisions of Sections 3.2 and/or 21.5 within the time periods provided therein;

(h)          the submission by Tenant or Guarantor (if any), either before or after execution hereof, to Landlord of any information prepared by or on behalf of Tenant that is materially false or misleading (including, without limitation, a financial statement containing any material inaccuracy or omission);

(i)          intentionally omitted;

(j)          Tenant's failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section 19.1, which failure continues for twenty (20) days after Landlord delivers written notice thereof to Tenant, or such longer period as may be reasonably necessary (including, but not limited to, if Tenant is in any way delayed or prevented from performing any such obligation due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any other cause beyond Tenant's reasonable control [whether similar or dissimilar to the foregoing events]), so long as Tenant begins to cure such default within twenty (20) days, promptly notifies Landlord in reasonable detail of any such circumstances beyond Tenant's control, and thereafter diligently and without interruption prosecutes such cure to completion as quickly as is practicable under the circumstances; provided, however, that in no event shall Landlord be obligated to deliver any such notice to Tenant or afford Tenant any cure period with respect to more than two (2) such failures by Tenant of the same specific obligation in any period of twelve (12) consecutive months, it being agreed that upon the third (3rd) such failure by Tenant of the same specific obligation within said 12 month period, an Event of Default shall be deemed to have occurred, irrespective of notice and cure periods.

19.2         (a)          If an Event of Default shall occur, whether prior to or after the Commencement Date, Landlord shall have the right, at its sole option, to terminate this Lease upon three (3) days' notice to Tenant. In addition, with or without terminating this Lease, Landlord may re-enter the Premises, terminate Tenant's right of possession and take possession of the Premises upon three (3) days' notice to Tenant. The aforesaid notice provisions of this Section 19.2(a) shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease, to which Tenant would otherwise be entitled at law, in equity or otherwise. If necessary, Landlord may proceed to recover possession of the Premises under applicable Legal Requirements, or by such other lawful means, including re-entry by force, if necessary. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease, without prejudice, however, to Tenant's liability for all Base Rent, Additional Rent and other sums specified herein.

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(b)          If an Event of Default occurs which results in Landlord's recovering possession of the Premises, Landlord will use commercially reasonable efforts to relet the Premises in order to so mitigate its damages, provided that Landlord shall retain the right, in the exercise of its sole and absolute judgment, to approve any tenant, to lease the Premises in whole, in part(s), or together with other premises in the Building, and to determine the terms and conditions of any leases, including, without limitation, rent, length of term (which may extend beyond the date on which the Term would have expired, but for such Event of Default), and rent concessions and/or construction allowances. Notwithstanding anything contained herein, Landlord shall not be obligated to display the Premises to prospective tenants if Landlord has other premises available in the Building or at any other location owned by Landlord or its affiliates within the Geographic Area, or to relocate any other tenant in the Building in an effort to enhance its ability to relet the Premises. Provided Landlord uses commercially reasonable efforts to relet the Premises, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting.

(c)          Whether or not this Lease and/or Tenant's right of possession is terminated or any suit is instituted, Tenant shall be immediately liable for the payment to Landlord of any Base Rent, Additional Rent, damages or other sums which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, court costs, reasonable attorneys' fees and expenses of litigation) incurred by Landlord (i) obtaining possession of the Premises; (ii) removing and/or storing Tenant's or any other occupant's personalty; (iii) repairing, altering, remodeling or otherwise putting the Premises into the condition required under this Lease as of the expiration date; (iv) reletting all or portions of the Premises (including, without limitation, brokerage commissions, costs of tenant finish work, architectural and legal fees, rent concessions, allowances or other inducements granted to the replacement tenant, and costs to prepare and negotiate a new lease agreement(s)); (v) performing any of Tenant's obligations which Tenant failed to perform hereunder; (vi) with respect to the then-unamortized portion of any brokerage or similar commissions and fees and/or fit-up costs incurred by Landlord, and rent concessions and/or construction allowances granted by Landlord in connection with this Lease or the Premises, all of which amounts shall be amortized over the Term hereof; and (vii) pursuit of Landlord's other rights and remedies hereunder due to such Event of Default, plus any other damages, subject to the limitation set forth in Section 15.2 above, suffered or incurred by Landlord on account or as a consequence of such default by Tenant. In addition to the foregoing sums, which shall, at Landlord's sole option, either become immediately due and payable by Tenant, or be added to the amount due pursuant to paragraph (1) or (2) below, as applicable, Tenant shall also be liable for additional damages which, at Landlord's election shall be, at Landlord's sole option:

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(1)         an amount equal to (x) the Base Rent, Additional Rent and other sums due or which would have become due and payable under this Lease from the date of Tenant's default through the date on which the Term would have expired but for Tenant's default, minus (y) the amount of rental, if any, which Landlord is entitled to receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Term would have expired but for Tenant's default, it being understood that (A) separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the date on which the Term would have expired but for Tenant default), and (B) if Landlord so elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, Additional Rent or other sums that are projected to be received by Landlord upon reletting of the Premises; or

(2)         an amount equal to the sum of (x) all Base Rent, Additional Rent and other sums due or which would be due and payable under this Lease from the date of Tenant's default through the date on which the Term would have expired but for Tenant's default, minus (y) the fair rental value of the Premises through the date on which the Term would have expired, but for Tenant's default. The amount determined pursuant to this paragraph (2) shall be discounted using a discount factor of six (6%) percent per annum to then present worth, and the resulting amount shall be paid to Landlord in a lump sum on demand. Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred.

If Landlord elects to proceed under paragraph (1) above, it may at any time thereafter elect to proceed under paragraph (2) above. In the event Landlord relets the Premises for a greater rental value, or together with other premises, or for a term extending beyond the scheduled expiration of the Term, Tenant shall not be entitled to apply against Landlord's damages any such greater rental value, or any base rent, additional rent or other sums generated or projected to be generated by such other premises or the period extending beyond the scheduled expiration of the Term (collectively, the "Extra Rent"). The provisions contained in this Section 19.2 shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

19.3         (a)          Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Legal Requirement, as well as any rights it may have under N.J.S.A. 2A:18-60.

(b)          All rights and remedies of Landlord and Tenant set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord and to Tenant at law or in equity, including those available as a result of any threatened or anticipatory breach of this Lease. The exercise by Landlord or Tenant of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord or by Tenant to exercise any of its own rights or remedies, or to enforce any of the other party's obligations, shall constitute a waiver of any such rights, remedies or obligations. Neither party shall be deemed to have waived any default by the other unless such waiver is expressly set forth in a written instrument signed by the waiving party, and no custom or practice which may evolve between Landlord and Tenant in the administration of the terms hereof shall give rise to any waiver by either party or otherwise diminish either party's right to insist upon the other party's performance in strict accordance with the provisions of this Lease. If either party waives in writing any default by the other, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstance(s) described in such written waiver.

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19.4         If either party shall institute proceedings against the other and a compromise or settlement thereof shall be made, such compromise or settlement shall not constitute a waiver of the covenant, condition or agreement which is the subject of such compromise or settlement, or a waiver of any other covenant, condition or agreement set forth herein, nor of any of either party's rights hereunder.

19.5         If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant after the expiration of the applicable notice and cure period, then, in addition to Landlord's other rights hereunder, Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled as provided herein. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at the Default Interest Rate, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute Additional Rent due hereunder and shall be paid within ten (10) days of Landlord's invoice therefor. This Section 19.5 is in addition to, and not in lieu of, any specific "self-help" rights Landlord may have elsewhere in this Lease.

ARTICLE XX
BANKRUPTCY

20.1         An "Event of Bankruptcy" is the occurrence with respect to Tenant, Guarantor or a General Partner, of any of the following: (a) such person or entity becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code") or under the insolvency laws of any state (the "Insolvency Laws"); (b) the appointment of a receiver or custodian for any property of such person or entity, or the institution of a foreclosure or attachment action upon any property of such person or entity; (c) the filing by such person or entity of a voluntary petition under the provisions of the Bankruptcy Code or any Insolvency Laws; (d) the filing of an involuntary petition against such person or entity as the subject debtor under the Bankruptcy Code or any Insolvency Laws, which either (i) is not dismissed within ninety (90) days of the filing thereof, or (ii) results in the issuance of an order for relief against the debtor; or (e) such person or entity making or consenting to an assignment for the benefit of creditors or a composition of creditors.

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20.2         Upon the occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that if Tenant is a debtor under the Bankruptcy Code, Landlord's right to terminate this Lease shall be subject, if and only to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of such case: (a) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (b) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority to the fullest extent permitted by the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall, upon request, execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (i) cures all defaults under this Lease, (ii) compensates Landlord for all damages incurred as a result of such defaults, (iii) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (iv) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of such case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX. Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (2) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (3) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (4) Trustee must agree that the assumption or assumption and assignment of this Lease will not violate or affect the rights of other tenants of the Building; (5) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent and recurring items of Additional Rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (6) Trustee must agree to pay, at any time Landlord draws on the security being deposited pursuant to this Article XX, the amount necessary to restore such security to its original amount; (7) Trustee must comply with all duties and obligations of Tenant under this Lease; and (8) all assurances of future performance specified in the Bankruptcy Code must be satisfied.

ARTICLE XXI
SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

21.1         Landlord represents that, as of the date hereof, Landlord holds fee simple title to the Property. This Lease is and shall be superior to the lien, provisions, operation and effect of all Mortgages (other than the Existing Mortgage as defined below), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, consolidations, replacements or refinancings thereof. Tenant agrees to subordinate this Lease to the lien, provisions, operation and effect of all Mortgages, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, consolidations, replacements or refinancings thereof, provided that the holder of any such Mortgage and Landlord executes and delivers to Tenant a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") in a form reasonably acceptable to Tenant. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any other Mortgage that is superior to such Mortgage) at any time to unilaterally declare this Lease to be superior to such Mortgage. The "Existing Mortgage" means that certain mortgage held by Tristate Capital Bank. Landlord agrees that Tenant may seek an SNDA from the holder of the Existing Mortgage, provided that any and all expenses that the holder of the Existing Mortgage shall impose on Landlord in connection with such SNDA including, without limitation, reimbursement of legal fees and costs, shall be paid by Tenant upon receipt by Tenant of a written invoice.

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21.2         Tenant waives the provisions of any law now or hereafter in effect which may give or purport to give Tenant any right to terminate this Lease in the event any foreclosure proceeding is prosecuted or completed, or in the event the Property or any portion thereof or Landlord's interest therein is transferred to Mortgagee or any other party by foreclosure, by deed in lieu of foreclosure, power of sale or otherwise, provided, that in no event shall such waiver affect any rights Tenant may have under this Lease in the event of a default by Landlord of its obligations hereunder.

21.3         Intentionally omitted.

21.4         If: (a) any portion of the Property is at any time subject to a Mortgage, (b) this Lease and the Rent payable hereunder is assigned to the Mortgagee, and (c) Tenant is given notice of such assignment, including the name and address of the assignee, then Tenant shall not exercise any rights it may have to terminate this Lease or to pursue any other remedies for any default on the part of Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to such Mortgagee, specifying the default in reasonable detail, and such Mortgagee shall have a reasonable period of time (but shall not be obligated) to cure such default for and on behalf of Landlord, except that (i) such Mortgagee shall have at least 30 days to cure the default; (ii) if such default cannot be cured with reasonable diligence within 30 days, such Mortgagee shall have such additional time as may be reasonably necessary to cure the default (not to exceed ninety (90) days); and (iii) if the default cannot reasonably be cured without such Mortgagee's having obtained possession of the Property, such Mortgagee shall have such additional time as may be reasonably necessary under the circumstances to so obtain possession, and thereafter to cure the default within ninety (90) days. Any cure of Landlord's default by such Mortgagee shall be treated as performance by Landlord.

21.5         At any time and from time to time, upon not less than ten (10) Business Days' notice, Tenant shall execute, acknowledge and deliver to Landlord and/or any other party designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which Rent and any other charges hereunder have been paid; (c) whether or not, to Tenant's best knowledge, Landlord or Tenant is in default in the performance of any obligation hereunder and, if so, specifying in reasonable detail the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying in reasonable detail the incomplete work); (f) Tenant's then-current NAICS Number; (g) that Tenant's then-current use of the Premises does not involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any Hazardous Materials (as hereinafter defined); and (h) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner, Mortgagee, prospective Mortgagee, or prospective purchaser of the Property or any portion thereof, or any purchaser of all or any portion of the ownership interest of Landlord. If any such statement is not delivered by Tenant within such ten (10) business day period, and such failure continues still after a three (3) business day reminder notice and cure period, then all matters contained in such statement as prepared by Landlord and submitted to Tenant shall be deemed true and accurate.

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ARTICLE XXII
HOLDING OVER; END OF TERM

22.1         Tenant hereby acknowledges the importance to Landlord of having substantial advance notice of the date on which Tenant will vacate the Premises because, among other reasons: (a) Landlord will likely require an extensive period to locate a replacement tenant; and (b) Landlord plans its leasing and renovation program for the Building and other properties it or its affiliates own or manage in the Geographic Area in reliance on lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term in the condition required by this Lease, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and Additional Rent that would have been payable had the Term continued during such holdover period. Therefore, if Tenant (or anyone claiming by, through or under Tenant) does not surrender the Premises or any portion thereof immediately upon the Expiration Date or earlier termination of the Term, in the condition required by this Lease (including, without limitation, the provisions of Sections 9.6 and 22.3 hereof), then such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month, and Tenant shall pay, as agreed-upon liquidated damages and not as a penalty, Base Rent equal to one hundred fifty percent (150%) of the Base Rent that was payable hereunder immediately prior to such expiration or earlier termination of this Lease and Additional Rent equal to one hundred percent (100%) of the Additional Rent that was payable hereunder immediately prior to such expiration or earlier termination of this Lease for the first thirty (30) days, one hundred seventy-five percent (175%) of the Base Rent that was payable hereunder immediately prior to such expiration or earlier termination of this Lease and Additional Rent equal to one hundred percent (100%) of the Additional Rent that was payable hereunder immediately prior to such expiration or earlier termination of this Lease for the next thirty (30) days, and two hundred percent (200%) of the Base Rent that was payable hereunder immediately prior to such expiration or earlier termination of this Lease and Additional Rent equal to one hundred percent (100%) of the Additional Rent that was payable hereunder immediately prior to such expiration or earlier termination of this Lease thereafter. Such Rent shall be computed by Landlord and paid by Tenant on a monthly basis (with proration for any partial calendar months of such holdover) and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated and surrendered in accordance with this Lease. Notwithstanding any other provision of this Lease, Landlord's acceptance of such Rent shall not in any manner adversely affect Landlord's other rights and remedies (including Landlord's right to evict Tenant and to recover all damages), and the payment by Tenant required pursuant to this Section 22.1 shall be in addition to, and not in lieu of, any payments required by Tenant pursuant to the provisions of Section 22.2. In no event shall any holdover be deemed a permitted extension or renewal of the Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto.

22.2         Notwithstanding anything to the contrary elsewhere in this Lease, if Tenant fails to so vacate and surrender the Premises within sixty (60) days of Tenant's receipt of a written notice from Landlord that Tenant's failure to vacate the Premises may jeopardize a transaction Landlord is then negotiating with another prospective Tenant (which notice must include a copy of an executed Letter of Intent or Term Sheet reflecting the terms of the proposed transaction) then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any Claims based on, arising out of, or in any way relating to such failure (directly or indirectly, in whole or in part), including, without limiting the generality of the foregoing, loss of future rents as a consequence of such failure. Tenant's indemnification obligations set forth herein shall survive the Expiration Date or earlier termination of this Lease.

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22.3         Tenant shall suffer no waste or injury to any part of the Premises and shall, upon the Expiration Date or earlier termination of the Term, surrender the Premises in neat and clean order and in a condition equal to or better than the condition of the Premises on the Commencement Date, except for ordinary wear and tear and the effects of casualty and condemnation. If Tenant fails to remove any movable furniture, furnishings, trade fixtures or other personal property as required pursuant to Section 9.6 above, then Landlord shall have the right, but not the obligation, at its sole option to: (i) remove and store all such items at the sole cost of Tenant and without liability on the part of Landlord or Landlord's Agents; (ii) immediately treat same as the property of Landlord without any payment therefor to Tenant; and/or (iii) dispose of any or all of such property, to the extent permitted by Legal Requirements. Tenant's obligations under this Section 22.3 shall survive the Expiration Date or earlier termination of this Lease. Upon the Expiration Date or earlier termination of the Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

ARTICLE XXIII
RIGHTS OF LANDLORD

23.1         In addition to any other rights granted to Landlord by this Lease, and notwithstanding anything contained in this Lease to the contrary, from and after the date hereof Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) to change the arrangement, dimensions and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other Common Areas, provided Tenant's rights are not materially affected thereby; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises, subject to the obligations of Landlord when entering the Premises for such purpose; (d) to sever ownership of land (including the Land) and/or to subdivide or combine the Land with other lands, provided that, in either case, Tenant shall continue to have the same rights as set forth herein with respect to (i) the internal roadways leading from the Land to any public roadways which are contiguous to the Land, and (ii) the Parking Area, if same is located outside of the Land; (e) to grant permitted uses to other tenants and occupants of the Building, whether similar or dissimilar to the Permitted Use hereunder; (f) to exclusively use and/or lease or license the use of the roof areas and exterior walls of the Building, as well as all Common Areas, provided Tenant's rights are not adversely affected; (g) to temporarily close the Common Areas or other portions of the Property in order to prevent a public dedication thereof; (h) to relocate any Parking Areas on the Property, provided Tenant's Parking Permits shall not be relocated to any areas that are more inconvenient for Tenant; (i) to construct improvements (including, without limitation, kiosks and parking structures) on the Land; (j) to prohibit smoking in the entire Building or portions thereof (including the Premises) and on the Property, so long as such prohibitions are in accordance with applicable Legal Requirements; and (k) reasonably limit, control or otherwise regulate access to the Building and/or the Land in a non-discriminatory manner and in otherwise in a first class manner.

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ARTICLE XXIV
PARKING

24.1        (a)          During the Term, Tenant shall have the right to use (on a non-exclusive first-come, first-served basis) the number of unreserved Parking Permits set forth in Article I for the unreserved parking of passenger automobiles in the parking areas designated from time to time by Landlord for the use of tenants of the Building (the "Parking Area"). Landlord shall have no obligation to police or otherwise monitor the use of the Parking Area.

(b)          Tenant shall park and shall cause its employees to park only in the Parking Area. In order to restrict the use by Tenant's employees of areas designated or which may be designated by Landlord as handicapped, reserved or restricted parking areas, or for any other business purpose, Tenant agrees that it will, at any time and from time to time as requested by Landlord, furnish Landlord with the owners' names and the license plate numbers of any vehicle of Tenant and Tenant's Agents.

24.2         Landlord reserves the right to institute, at no additional cost to Tenant, a parking control system, and to establish and modify or amend rules and regulations governing the use thereof (subject to the provisions governing the promulgation and enforcement of rules and regulations, as more particularly set forth elsewhere in this Lease). Landlord shall have the right to revoke a user's parking privileges in the event such user fails to abide by the rules and regulations governing the use of the Parking Area. Tenant shall be prohibited from using the Parking Area for purposes other than for parking registered vehicles. The storage, repair or overnight parking of vehicles in the Parking Area is strictly prohibited.

24.3         Tenant shall not assign or otherwise transfer any Parking Permits (other than to a permitted assignee of this Lease, or a permitted subtenant of the Premises), and any attempted assignment or other transfer shall be void. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Area and shall at all times abide by all rules and regulations governing the use of the Parking Area promulgated by Landlord or the Parking Area operator (if any). Landlord reserves the right to temporarily close the Parking Area during periods of unusually inclement weather or for repairs, or to prevent a dedication thereof, and Tenant shall not be entitled to any abatement of Rent or other damages as a result thereof Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about the Parking Area.

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ARTICLE XXV
ENVIRONMENTAL

25.1         Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of at or about the Property; however, Tenant may use and store "de minimis" quantities of standard cleaning materials as may be reasonably necessary for Tenant to conduct normal operations in the Premises for the Permitted Use, provided all of the foregoing are handled, stored and disposed of in strict accordance with all laws. Upon Tenant's surrender of the Premises to Landlord, the Premises shall be free of Hazardous Materials and in compliance with all Environmental Laws (as hereinafter defined). "Hazardous Materials" shall be defined as (a) any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity; (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; and (c) any petroleum product or by-product, polychlorinated biphenyls, asbestos and any asbestos containing material, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Property or hazardous to human health or the environment. "Environmental Laws" shall be defined as any present and future law and any amendments (whether common law, statute, ordinance, rule, order, regulation or otherwise), permits and other requirements, recommendations or guidelines of governmental authorities applicable to the Property and relating to human health, the environment, environmental conditions or to any Hazardous Material (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any law requiring the filing of reports and notices relating to hazardous substances, laws administered by the Environmental Protection Agency, and any similar state and local laws (including, without limitation, the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., [as amended from time to time, and ISRA (as hereinafter defined)], all amendments and revisions thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety.

25.2         Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any Claims based on, arising out of, or in any way relating to (a) the presence or removal of, or failure to remove, any Hazardous Material generated, used, released, stored or disposed of (i) at or about the Premises during Tenant's occupancy of the Premises, and (ii) at or about the Premises, the Building by Tenant or Tenant's Parties, whether before or after the Commencement Date; and/or (b) Tenant's violation of any Environmental Law. Notwithstanding and without waiving in any respect Tenant's foregoing obligation to indemnify, which shall continue notwithstanding the expiration or sooner termination of this Lease, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default (as hereinafter defined), which Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord, but only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld. An "Environmental Default" shall be defined as any of the following that result from any act or omission by Tenant or Tenant's Agents: a violation of any Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Building; an environmental condition requiring responsive or remedial action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default at Tenant's sole cost and expense, and, if Tenant fails to immediately address same to Landlord's satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. If any Mortgagee or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Landlord shall pay the reasonable costs therefor at its sole cost. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents, in a form reasonably acceptable to Tenant, concerning Tenant's actual knowledge and belief regarding the presence of Hazardous Materials at the Premises. Tenant's indemnification obligations set forth herein shall survive the Expiration Date or earlier termination of this Lease. Notwithstanding anything herein to the contrary, any Hazardous Materials located in or on the Premises and existing as of the Commencement Date shall be remediated by Landlord at Landlord's sole cost and expense and not as an Operating Charge unless the existence of such Hazardous Materials was caused by a Tenant Party.

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25.3         Without limiting the generality of Sections 25.1 or 25.2 above and without implying or conferring Landlord's approval or authorization, in the event Tenant's operations at the Premises cause the Premises to be or become an Industrial Establishment as defined in the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., as amended from time to time (such act as so amended, together with all rules, regulations, ordinances, opinions, orders and directives issued or promulgated thereunder, whether by the New Jersey Department of Environmental Protection ("DEP"), or otherwise, is hereinafter referred to collectively as "ISRA"), then this Section 25.3 shall apply:

(a)          Without limiting anything contained in this Lease, upon Landlord's request therefor, and in all events no later than sixty (60) days prior to "closing, terminating or transferring operations" (as defined in ISRA) at or from the Premises, Tenant shall, at its sole cost and expense, provide Landlord with either a true copy of a Letter of Non-Applicability (or similar document) from the DEP, stating that ISRA does not apply to Tenant's use and occupancy of the Premises and to the closing, terminating or transferring of operations from the Premises (which submission to Landlord shall include a true copy of the affidavit executed by Tenant in support of its application for such Letter of Non-Applicability) or any one of the following as defined in ISRA and duly approved by the DEP: (i) a De Minimis Quantity exemption, (ii) a Negative Declaration; or (iii) a Remedial Action Workplan ("RAW"). Any failure to comply with the provisions of this Section 25.3(a) shall constitute an immediate Event of Default.

(b)          In the event Tenant is obligated to comply with Section 25.3(a)(iii), Tenant shall, at its sole cost and expense: (i) post a Remediation Funding Source (as defined in ISRA) satisfactory to DEP to secure implementation and completion of the RAW; (ii) promptly implement and diligently prosecute to completion said RAW in accordance with the schedules contained therein or as may otherwise be ordered or directed by DEP; and (iii) obtain a "no further action" letter ("NFA") from DEP with respect to the activities set forth in the RAW and any further or additional activities as may be required by DEP for the issuance of the NFA. Tenant expressly understands, acknowledges and agrees that Tenant's compliance with the provisions of this Section 25.3(b) shall survive the expiration or sooner termination of this Lease.

(c)          If Tenant fails to fully comply with the requirements of ISRA or any other Environmental Law as of the Expiration Date or earlier termination of this Lease, then Landlord shall have the right, at its sole option, to treat Tenant as a holdover tenant pursuant to Article XXII hereof, until such time as Tenant so fully complies.

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(d)          Without limiting anything contained herein, Tenant agrees, at its sole cost and expense, to promptly discharge and remove any lien or encumbrance against the Premises or the Building, imposed due to Tenant's failure to comply with any Environmental Law.

25.4         Tenant represents that its NAICS number does not subject the Premises to ISRA applicability. Any change by Tenant to an operation with an NAICS number which is subject to ISRA shall require Landlord's prior written consent, request for which must be submitted to Landlord at least sixty (60) days in advance. Landlord may deny such consent in its sole judgment. The foregoing shall not be deemed to permit Tenant to change its Permitted Use, even to one which would not subject the Premises to ISRA applicability, unless and to the extent permitted by this Lease.

25.5         Landlord represents that as of the date hereof, (a) Landlord has received no orders or notices of any investigations or inquiries by any governmental, quasi-governmental, administrative or judicial body, agency, board, or commission and, to the actual knowledge of Landlord, no such orders or notices are pending with respect to the Property, and (b) there are no Hazardous Materials in the Premises, and (c) to the best of Landlord's actual knowledge, there are no Hazardous Materials in or on the Property.

ARTICLE XXVI
BROKERS

26.1         Landlord and Tenant each warrant to the other that it has not employed or dealt with any broker, agent or finder, other than the Broker, in connection with this Lease. Landlord acknowledges that it shall pay any commission or fee due to the Broker pursuant to a separate agreement. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against any Claims for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or Tenant's Agents or with whom Tenant or Tenant's Agents have dealt, other than the Broker (whether directly or indirectly, in whole or in part), such indemnification obligation to survive the Expiration Date or earlier termination of this Lease.

ARTICLE XXVII
NOTICES

27.1         Except as otherwise expressly provided in this Lease, all notices, requests, consents, approvals, demands or other communications required or permitted to be given under this Lease shall be in writing and shall be delivered in person by a reputable same day courier service which obtains a signed receipt therefor; or sent, prepaid, by a recognized overnight delivery service which obtains a signed receipt therefor; or sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at each of the Landlord Notice Addresses specified in Article I; and (b) if to Tenant, at the Tenant Notice Address specified in Article I. Notwithstanding the foregoing: (i) all payments due hereunder from Tenant to Landlord need not be sent in such manner, it being agreed that all payments may be sent by regular mail or hand delivery to the Landlord Payment Address or pursuant to an automatic monthly electronic transfer arrangement approved by Landlord; and (ii) bills, invoices, and similar communications (collectively, "Bills") need not be sent in such manner, it being agreed that Bills may be sent by regular mail, hand delivery or facsimile to Tenant's Billing Address specified in Article I. In the event any Bills are returned to the sender, Landlord shall have the immediate right (until a valid Tenant Billing Address is furnished to Landlord in accordance with the provisions of this Section 27.1), to deliver all Bills to the Premises. All notices shall be deemed effective upon receipt or rejection thereof. Either party may change its address for the giving of notices by notice given in accordance with this Section 27.1.

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27.2         If Landlord or any Mortgagee notifies Tenant that a copy of any notice to Landlord shall be sent to such Mortgagee at a specified address, then Tenant shall send (in the manner specified in this Article XXVII and at the same time such notice is sent to Landlord) a copy of each such notice to said Mortgagee, and no such notice shall be considered duly sent unless such copy is so sent to said Mortgagee.

ARTICLE XXVIII
RELOCATION

28.1         Intentionally deleted.

ARTICLE XXIX
SUCCESSORS AND ASSIGNS; LANDLORD'S AND TENANT'S LIABILITY

29.1         This Lease and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Landlord and Tenant and their respective distributees, legal representatives, successors and their permitted assigns (in the case of any assignee of Tenant, subject to Article VII hereof), and no third party (other than Mortgagee or any managing agent of the Building) shall be deemed a third party beneficiary of this Lease.

29.2         The term "Landlord" as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner (or lessee, as applicable) or Mortgagee(s) in possession at the time in question of the landlord's interest in this Lease. Landlord may sell its fee ownership or leasehold interest in the Building and/or the Land, and/or transfer or assign its rights under this Lease. In the event of any sale of such interest or transfer of such rights, subject to the execution of an assignment and assumption of Landlord's obligations, Landlord herein named (and in case of any subsequent transfer, the then assignor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any of Landlord's covenants and agreements thereafter accruing, and such transferee shall thereafter be automatically bound by all of such covenants and agreements, subject, however, to the terms of this Lease; it being intended that Landlord's covenants and agreements shall be binding on Landlord, its successors and assigns only during and in respect of their successive periods of such ownership.

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29.3         Neither Landlord nor Landlord's or Tenant's respective employees, officers, directors, partners, shareholders, members, agents, or representatives shall have any personal liability or obligation by reason of any default by Landlord or Tenant, as the case may be, under any of the respective party's covenants and agreements in this Lease. In case of such default by Landlord, Tenant will look only to, and is strictly and expressly limited to, Landlord's interest in the Property (including all rents, profits, and proceeds therefrom) to recover any loss or damage resulting therefrom, and Tenant shall have no right and shall not assert any claim against or have recourse to Landlord's or its employees', officers', directors', partners', shareholders' or agents' other property or assets to recover such loss or damage, such exculpation of liability to be absolute and without any exceptions whatsoever. The liability of Landlord to Tenant for any breach or default hereunder shall, except as otherwise expressly provided elsewhere in this Lease, be limited to Tenant's actual damages. The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in any judgment index.

ARTICLE XXX
GENERAL PROVISIONS

30.1         Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises, the Building or the Geographic Area, except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth. In furtherance of the foregoing, Tenant represents and warrants that Tenant has made its own investigation and examination of all relevant data and is relying solely on its own judgment in connection therewith and in executing this Lease. This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or amended only by an instrument signed by both parties, except in certain instances specifically provided in this Lease in which only the party against whom enforcement may be sought shall be required to sign such instrument. This Lease includes and incorporates all Exhibits attached hereto.

30.2         Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not: (a) use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises: (b) use the name of the Building as Tenant's business address after the earlier of the date Tenant vacates the Premises, or the date Tenant's right to possession of the Premises is terminated; or (c) do or permit to be done anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord, the Building, or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building, and Tenant.

30.3         Tenant hereby waives any and all rights to interpose any non-mandatory counterclaim in any proceeding brought by Landlord against Tenant for the enforcement of any of the terms, agreements, covenants, conditions or provisions of this Lease. Tenant's sole remedy for recovering upon such non-mandatory claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

30.4         Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

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30.5         Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution. Headings are used for convenience only and shall not be considered when construing this Lease.

30.6         Intentionally deleted.

30.7         Landlord hereby waives any right of distraint on Tenant's property.

30.8         This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey. Landlord and Tenant hereby irrevocably agree that any legal action or proceeding arising out of or relating to this Lease shall only be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey. By execution and delivery of this Lease, Landlord and Tenant hereby irrevocably accept and submit generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waive in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non conveniens. In furtherance of the foregoing, Tenant hereby agrees that its address for notices given by Landlord and service of process for in personam jurisdiction under this Lease shall be the Premises.

30.9         There shall be no presumption that this Lease be construed more strictly against the party who itself or through an agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease, and that each party had the opportunity to consult with legal counsel before the execution of this Lease.

30.10         The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

30.11         Time is of the essence with respect to each of Landlord and of Tenant's obligations hereunder.

30.12         This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document.

30.13         Neither this Lease nor any memorandum thereof shall be recorded.

30.14         Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

30.15         If more than one natural person or entity shall sign this Lease jointly and severally as Tenant, then the liability of each such person or entity shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

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30.16         If Landlord or Tenant is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond such party's reasonable control, whether similar or dissimilar to the foregoing events (the foregoing events being collectively referred to as events of "Force Majeure"), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention; such extension not to exceed one hundred twenty (120) days. The provisions of this Section 30.16 shall not excuse Tenant from the prompt payment of Rent and all other sums due from Tenant under this Lease, and Tenant's delay or failure to perform resulting from lack of funds shall not be deemed delays beyond Tenant's reasonable control.

30.17         Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

30.18         The deletion of any printed, typed or other portion of this Lease shall not evidence the parties' intention to contradict such deleted portion, and such deleted portion shall be deemed not to have been inserted in this Lease.

30.19         (a)          Tenant and the person(s) executing and delivering this Lease on Tenant's behalf each represent and warrant that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the State of New Jersey, is in good standing under the laws of the state of its organization and the laws of the State of New Jersey, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.

(b)          If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more persons or entities, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant's interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more persons or entities, individually or as co-partners of a partnership or shareholders of a professional corporation) pursuant to Article VII or Article XX hereof (any such partnership, professional corporation and such persons and entities are referred to in this Section 30.19(b) as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several; (ii) if Partnership Tenant shall admit new partners or shareholders, as the case may be, all of such new partners or shareholders, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part thereafter to be observed and performed; and (iii) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners or shareholders, as the case may be, and upon demand of Landlord, shall cause each such new partner or shareholder, as the case may be, to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner or shareholder, as the case may be, shall assume joint and several liability for the observance and performance of all the terms, covenants and conditions of this Lease on Tenant's part thereafter to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause "(iii)" of this Section 31.19(b)).

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30.20         Landlord covenants that, so long as Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period, then, subject to the provisions of this Lease (including, without limitation, Article XXI), Tenant shall during the Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

30.21         If requested by Landlord in connection with a capital transaction including, without limitation, financing or a sale of the Building, upon receipt of Landlord's written request (such request to be made not more than once in any twelve month period), Tenant will furnish to Landlord the most recent financial statements of Tenant and guarantor (if any), both of which shall be audited, if available (including any notes thereto) or, if no such audited statements have been prepared, such other financial statements (and notes thereto) prepared by an independent certified public accountant or, if unavailable, Tenant's and any guarantor's internally prepared financial statements certified as true and complete by an officer of Tenant and/or any guarantor. If either Tenant or guarantor (if any) are publicly-traded corporations, Tenant or guarantor (if any) may satisfy its respective obligations hereunder by providing to Landlord Tenant's or any guarantor's most recent respective annual and quarterly reports. Landlord shall execute a confidentiality agreement reasonably acceptable to Landlord and Tenant prior to receipt by Landlord of such financial information. Such agreement shall include provisions for Landlord to be able to disclose copies of such financial information (a) to Landlord's Mortgagee or contract purchasers or Mortgagees of the Building or the Property (provided Landlord advises such parties of the terms of the confidentiality agreement and Landlord is responsible for any breach by such parties), (b) in litigation between Landlord and Tenant, or (c) if required by court order.

30.22         Neither the payment by Landlord or Tenant of a lesser amount than the monthly installment of Base Rent, Additional Rent or any sums due hereunder, nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder, shall be deemed an accord and satisfaction. The receiving party may accept same without prejudice to such party's right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any amount owed by Tenant, and in such order as designated by Landlord in its sole discretion.

30.23         No re-entry by Landlord, and no acceptance by Landlord of keys to and/or possession of the Premises, shall be considered an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid and binding unless in writing and executed by Landlord.

30.24         Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant's covenants and obligations under this Lease shall be independent of Landlord's covenants and obligations under this Lease, and that each such covenant and obligation is independent of any other covenant or obligation. Except as otherwise expressly provided in this Lease, Landlord's breach, default or non-performance of any of Landlord's covenants or obligations under this Lease shall not excuse Tenant of Tenant's covenants and obligations under this Lease, and shall not be the basis for any defense of any kind or nature whatsoever to any suit by Landlord for Tenant's breach, default or non-performance of any of Tenant's covenants or obligations under this Lease (including, without limitation, Tenant's failure to pay Base Rent, Additional Rent or other payments due under this Lease). It is the express agreement of Landlord and Tenant that all payments of Base Rent, Additional Rent or other payments due under this Lease are absolutely and unconditionally due at the time set forth herein, without any right of offset, abatement, defense, claim, counterclaim or deduction of any kind or nature whatsoever except as expressly set forth herein.

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30.25         Subject to Tenant's right to refer the matter to expedited arbitration as set forth below, Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval hereunder (to the extent Landlord's consent is expressly required hereunder not to be unreasonably withheld or unreasonably delayed, as the case may be). Tenant agrees that, anything contained in this Lease to the contrary notwithstanding, in the event Landlord refuses or fails to grant, or delays in the granting of, Landlord's consent, Tenant's sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment or binding expedited arbitration, subject to the procedure set forth below. In the event Tenant is successful in any such action, proceeding or arbitration, the requested consent shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for Landlord's refusal or failure to give, or Landlord's delay in giving, such consent. The sole remedy for Landlord's unreasonably withholding or unreasonably delaying of consent shall be as provided in this paragraph. The parties have agreed that any dispute over whether Landlord's consent was unreasonably withheld may be resolved by binding expedited arbitration in accordance with the terms of this Section 30.25. The parties agree that the Commercial Arbitration Rules of the American Arbitration Association shall apply and, if the dispute permits under said rules, the arbitration shall be expedited, but in any event shall be in accordance with the following:

(a)          Within five (5) days of demand by Tenant for arbitration, the parties will attempt to mutually agree upon a Qualified Arbitrator (as hereinafter defined). A "Qualified Arbitrator" shall mean a retired New Jersey Superior Court judge or Supreme Court Justice, or a retired judge of the Federal District Court of New Jersey. If the parties are unable to agree on the Qualified Arbitrator within said five (5) day period, either party may request the American Arbitration Association in Newark, New Jersey to appoint such Qualified Arbitrator meeting the above qualifications, and the Arbitration Association shall make such determination as soon as reasonably possible.

(b)          Upon the appointment of the Qualified Arbitrator, Landlord and Tenant shall submit to the Qualified Arbitrator the determination made by Landlord, it being understood that Landlord shall have the right to revise its determinations so long as it provides a copy of such revisions at least five (5) days prior to the hearing to Tenant and to the Qualified Arbitrator) and, if the revised determination is to provide consent, the arbitration shall be deemed over without costs or fees being awarded to either party. The Qualified Arbitrator must make its decision based on the provisions of the Lease as applied under New Jersey law and shall not have the power to add to, modify, detract from, or alter the provision of the Lease.

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(c)          The Qualified Arbitrator shall render the decision within ten (10) days of its appointment and the hearing, if any, scheduled with respect to the dispute. Landlord and Tenant shall each pay the cost of their own attorneys and witnesses, if any. The non-prevailing party shall be responsible for the fees and costs of the Qualified Arbitrator in accordance with Section 30.27. The decision of the Qualified Arbitrator shall be final and non-appealable, and may be enforced in any court of competent jurisdiction.

(d)          Landlord and Tenant shall each have the right to appear and be represented by counsel before the Qualified Arbitrator and to submit such data and memoranda in support of their respective positions with respect to the arbitration issue as may be reasonably necessary or appropriate in the circumstances; it being agreed that if a dispute shall arise as to whether any such data or memoranda is reasonable arises, the Qualified Arbitrator is hereby authorized to resolve same. In rendering any decision, the Qualified Arbitrator shall have no power to modify any of the provisions of this Lease, and the jurisdiction of Qualified Arbitrator is limited accordingly.

30.26         Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, to the extent not otherwise already expressly addressed in this Lease, Tenant will reimburse Landlord, as Additional Rent, for Landlord's reasonable costs incurred by Landlord (including the value of time expended by Landlord's employees) in reviewing the proposed action or consent, including reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs, provided Landlord has first provided to Tenant an estimate of the costs Landlord anticipates will be incurred and Tenant approves such costs in writing. Landlord shall not be obligated to incur any costs or take any action requested by Tenant until such time as Landlord and Tenant have agreed on the cost to be reimbursed. Provided the estimated cost was approved by Tenant, Tenant shall be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

30.27         Should either party hereto institute any action or proceeding in court to enforce any provision hereof, or for damages or for declaratory or other relief hereunder, the prevailing party shall be entitled to receive from the losing party, in addition to court costs, such amount as the court may adjudge to be reasonable as attorneys' fees for services rendered to said prevailing party, and said amount may be made a part of the judgment against the losing party.

30.28         Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone (other than Tenant's attorneys, accountants and agents), by any manner or means, directly or indirectly, without Landlord's prior written consent (which consent may be withheld in Landlord's sole discretion), except in any litigation or proceeding between the parties hereto, in accordance with Legal Requirements or if such confidential information is otherwise publicly available through no default of Tenant hereunder, and except further that Tenant and such attorneys, accountants and agents may disclose such information to any governmental agency pursuant to any subpoena or judicial process. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

30.29         There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leased Premises or any interest in such fee estate.

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30.30         LANDLORD, TENANT, AND ALL GENERAL PARTNERS OF TENANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

30.31         Landlord and Tenant each represents, warrants and covenants that, to the best of its actual knowledge, neither Tenant or Landlord, as the case may be, nor any of its partners, officers, directors, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001)("Order" ) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list or qualification of "Designated Nationals" as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including, without limitation, the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraqi Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-201, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant and Landlord shall provide documentary and other evidence of Tenant's or Landlord's identity and ownership as may be reasonably requested by the other at any time to enable Landlord or Tenant to verify the other's identity or to comply with any legal request. Tenant shall indemnify and hold Landlord harmless and against from all Claims that are incurred by Landlord and/or its affiliates that derive from a claim made by a third party against Landlord and/or its affiliates arising or alleged to arise from an intentional misrepresentation made by Tenant hereunder or a willful breach of any covenant to be performed by Tenant hereunder. Landlord shall indemnify and hold Tenant harmless and against from all Claims that are incurred by Tenant and/or its affiliates that derive from a claim made by a third party against Tenant and/or its affiliates arising or alleged to arise from an intentional misrepresentation made by Landlord hereunder or a willful breach of any covenant to be performed by Landlord hereunder.

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ARTICLE XXXI
INTENTIONALLY OMITTED

ARTICLE XXXII
RIGHT OF FIRST OFFER

32.1         Provided Tenant is not then in default beyond any applicable grace period, Landlord agrees to provide Tenant with a continuing right of first offer for any space to become available for lease on the third (3rd) floor of the Building (the "First Offer Space"). In the event any First Offer Space shall become available for lease and Landlord is prepared to lease such First Offer Space to any third party, Landlord shall first provide written notice to Tenant of the availability of such First Offer Space. In the event Landlord notifies Tenant of the availability of all or any part of the First Offer Space, such notice (the "ROFO Notice") shall specify the size and location of the First Offer Space ("Notice Space") and the terms and conditions upon which Landlord is willing to offer such Notice Space, which terms shall be those Landlord is willing to accept from a third-party tenant (and, to the extent not inconsistent with the ROFO Notice, otherwise upon the same terms and conditions set forth in this Lease). Tenant shall have the right to lease all of the Notice Space by furnishing Landlord with written notice of its election to lease such Notice Space within ten (10) Business Days after Tenant's receipt of the ROFO Notice. In the event Tenant delivers notice to Landlord of its election to lease the Notice Space, Landlord and Tenant shall enter into an amendment of this Lease providing for those terms and conditions as set forth in Landlord's offer, provided however, if the term the Notice Space shall commence during the last two (2) years of the initial Term or any Renewal Term, Tenant shall be obligated to extend the term of this Lease with respect to the then existing Premises for a period to be co-terminous with the Notice Space at the Prevailing Rental Rate (as defined in Exhibit F) and otherwise upon the same terms and conditions of this Lease. If the parties cannot agree on the Prevailing Rental Rate, the Prevailing Rental Rate shall be determined as provided in Exhibit F. Notwithstanding the foregoing, in the event Tenant declines its right to exercise its right pursuant to the ROFO Notice, Landlord shall not enter into any lease for the Notice Space upon net effective terms less favorable to Landlord (taking into account commissions payable, tenant improvements and other capital improvements, and rent paid), unless Landlord first re-offers to Tenant in writing (the "Re-Offer Notice") the more favorable terms (in which case, Tenant shall have a period of five (5) Business Days to respond thereto); such obligation to re-offer more favorable terms shall continue until a lease for the Notice Space has been executed by Landlord and a third party (and Tenant has declined such terms that are more favorable to Tenant). Except for Tenant's right to accept the terms described in the Re-Offer Notice, nothing contained herein shall be deemed to grant Tenant a right of first refusal for the leasing of First Offer Space or any other portion of the Building, it being the intention of the Landlord and Tenant that the right of notification granted under this Article is for the purpose of affording the Tenant the opportunity to offer to lease additional space on the third floor at the time that such space becomes available and Landlord is prepared to lease it. Tenant's obligation to pay Base Rent and Additional Rent shall commence upon the terms set forth in Landlord's notice regarding the Notice Space.

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32.2         Tenant's rights hereunder are personal to Tenant, any Successor Entity of Tenant, and to an Affiliate of Tenant (or a Successor Entity or Affiliate of such Successor Entity or Affiliate, as the case may be, the intent being for each subsequent Successor Entity and Affiliate to have the same rights herein).

ARTICLE XXXIII
TERMINATION OPTION

33.1         In the event (a) Tenant needs to lease an additional 3,000 rentable square feet of space or more, and (b) Landlord is unable to satisfy the specific space requirement of Tenant (with space that is substantially similar to the Premises, including, but not limited to, location, window lines, quality, and amenities), and deliver the same in at least the same condition as the Premises were delivered to Tenant as of the Commencement Date of this Lease within the time period needed for occupancy by Tenant [and otherwise substantially the same terms and conditions as this Lease or as may be reasonably appropriate given the expansion of the Premises (including, but not limited to, a reasonable rent abatement period for Tenant to perform its initial fit-up and transition into the new space)] (collectively, "Tenant's Expansion Requirements") in any Class A building owned by Landlord or Landlord's affiliate in Bedminster, New Jersey or Bridgewater, New Jersey that is substantially similar to the Building (which time period shall not exceed one hundred eighty (180) days of Landlord's receipt of Tenant's written notice describing Tenant's Expansion Requirements), Tenant shall have the option (the "Early Termination Option") to terminate this Lease on not less than ninety (90) days' advance written notice to Landlord ("Tenant's Termination Notice"). The effective date of termination identified in Tenant's Termination Notice is hereinafter referred to as the "Early Termination Date". In the event that Tenant exercises such Early Termination Option, Tenant shall pay to Landlord, on or before the Early Termination Date, an amount equal to (a) the unamortized portion of the cost of the Tenant Improvement Work and brokerage commissions, collectively amortized on a straight line basis over the Term, at an annual interest rate of eight percent (8%) (the "Termination Fee"). Tenant hereby understands and acknowledges that the early termination of this Lease, pursuant to the Early Termination Option, shall not be effectuated without Tenant's payment of the Termination Fee. In addition to the payments described above, Tenant's right to exercise the Early Termination Option shall be subject to Tenant's not being in default beyond any applicable notice and cure period as of the date Tenant delivers the Early Termination Notice or the Early Termination Date. Upon the exercise of the Early Termination Option, this Lease shall terminate on the Early Termination Date as if such date were the Expiration Date, and Tenant shall surrender and return to Landlord, the Premises in the condition required by this Lease.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

LANDLORD:

A-K BEDMINSTER ASSOCIATES, L.P.

By:	Advance Realty Advisors,
Inc., Managing General
Partner

By:	/s/ Peter Cocoziello
Name:	Peter Cocoziello
Title:	Authorized Representative

TENANT:

MATINAS BIOPHARMA HOLDINGS, INC.

By:	/s/ Jerome D. Jabbour
Name:	Jerome D. Jabbour
Title:	Chief Business Officer

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EXHIBIT A

 FLOOR PLAN SHOWING PREMISES

[See following page.]

A-1

Exhibit A

Matinas - 3rd Floor
1545 Route 206 • Bedminster, NJ

WALL LEGEND
NEW ALUR GLASS WALL
NEW DRY WALL
EXISTING DRY WALL

A-2

EXHIBIT B

WORK LETTER

This Exhibit B is attached to and made a part of that certain lease dated as of November ___, 2013 (the "Lease"), between A-K BEDMINSTER ASSOCIATES, L.P. ("Landlord") and MATINAS BIOPHARMA HOLDINGS, INC. ("Tenant"). Unless otherwise defined in this Exhibit B, capitalized terms used in this Exhibit shall have the same meanings as provided in the Lease.

The purpose of this Exhibit B is to set forth the relative rights and obligations of Landlord and Tenant with respect to preliminary and final plans, engineering, working and final plans, and the construction and installation of the Tenant Improvement Work in the Premises. This Exhibit B contemplates that the performance of this work will proceed in accordance with the following terms and conditions. Landlord shall cause the Tenant Improvement Work to be completed in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements. Unless specified otherwise and approved by Tenant, all materials installed in the Premises will be new and of first-class quality. Landlord agrees to exercise due diligence in accordance with the Lease in completing the Tenant Improvement Work.

I. DEFINITIONS

Additional Cost: any increase in the Cost of the Tenant Improvement Work as a result of any Change Orders requested by Tenant.

Building Standard: such materials that match existing conditions, provided however, the office fronts and conference rooms identified on the preliminary layout attached hereto as Schedule B-1 shall be constructed using ALUR glass wall architectural products (“ALUR Products”) (or, if the ALUR Products are not reasonably available despite the commercially reasonable efforts of Landlord, using a replacement product that is mutually acceptable to Landlord and Tenant).

Cabling/Data Allowance: $10,000.

Construction Drawings: the plans which, when approved by Landlord and Tenant, shall be utilized by Landlord to construct the Tenant Improvement Work.

Cost of the Tenant Improvement Work: all costs incurred to complete the Tenant Improvement Work, including, without limitation: (i) costs incurred to construct all work in accordance with the Construction Drawings, such as, by way of example only, the cost of all labor (whether performed by third parties or by Landlord's own force), materials, subcontracts, insurance and other reimbursable expenses, and general conditions; (ii) any fees incurred in connection with obtaining all governmental licenses and permits necessary for the construction of the Tenant Improvement Work, and any certificate(s) of occupancy or similar occupancy licenses in connection therewith; (iii) costs of preparing the Preliminary Plans, the Final Plans, and the Construction Drawings; and (iv) a construction management fee equal to five (5%) percent of the cost of all the foregoing items, to compensate Landlord for its construction profits. Notwithstanding the foregoing, it is acknowledged and agreed that the Cost of the Tenant Improvement Work does not include the following costs, which are being paid by Tenant directly to the providers of such services and materials: (a) furnishing and installation of telephone and data wiring and equipment; (b) CCTV (Tenant's security system); and (c) artwork, except that Landlord shall make available to Tenant the Cabling/Data Allowance for the hard and soft costs for the installation of Tenant's data and cabling within thirty (30) days of Landlord's receipt of Tenant's written request, which written request shall include copies of paid invoices.

B-1

Final Plans: the plans which, when approved by Landlord and Tenant, shall be utilized by Landlord to prepare the Construction Drawings.

Special Work: those portions of the Tenant Improvement Work which, by their nature, require a longer period for construction and completion than do Building Standard finishes, whether by reason of delays in Landlord's receipt of specially-ordered or fabricated materials selected by Tenant or the intricacies and/or time-consuming nature of actually performing the work or otherwise.

Substantial Completion: completion of the Tenant Improvement Work in accordance with the Construction Drawings, except so-called "punch-list" items, which shall be completed in accordance with the provisions of Article II, Section 7 below and the issuance of a temporary or final certificate of occupancy, provided however, if a temporary certificate of occupancy issued, Landlord shall use commercially reasonable diligent efforts to complete all work necessary to obtain a final certificate of occupancy. As used in the Lease or this Exhibit B, the foregoing definition shall apply with equal force to the phrases "Substantial Completion," "Substantially Complete" or "Substantially Completed," as the context may require.

Tenant Delay: any act or omission of any nature by Tenant or Tenant's Parties which causes a delay in the Substantial Completion of the Tenant Improvement Work beyond the Anticipated Commencement Date, which delay in the Substantial Completion would not have occurred but for such act or omission, including without limitation, any delay resulting from: (i) Tenant's failure to submit any plans or other deliverables when due; (ii) Tenant's failure to provide any approval or authorization (or, in lieu of an approval or authorization, any disapproval or objection, as the case may be) within the time frames set forth in the Lease or this Exhibit B; (iii) changes to the Final Plans requested by Tenant ("Change Orders"), notwithstanding Landlord's approval of any such changes; (iv) the performance of any work by any person, firm or corporation employed or referred by Tenant; (v) any specification by Tenant of materials or installations in addition to or other than Building Standard, or the performance of any Special Work; (vi) any delay by Tenant in payment of the Additional Cost, unless such delay in payment arises from Landlord's failure to include the evidence required to be provided to Tenant as set forth in Article II, Section 4 below; (v) Tenant's failure to timely install its furniture, as set forth on the construction schedule which has been, or will be, delivered to Tenant by Landlord, thereby resulting in Landlord's inability to obtain a certificate of occupancy for the Premises; and (vi) any non-compliance with Tenant's obligations required by the Lease or this Exhibit B.

Tenant Improvement Work: the improvements to be set forth in the Final Plans and the Construction Drawings, other than any Tenant Installations that may be indicated thereon.

Tenant Installations: all work related to the installation of furniture, moveable furnishings, telephone and data systems, CCTV (Tenant's security system), and office equipment.

B-2

II. TENANT IMPROVEMENT WORK

1           Cost of the Tenant Improvement Work. Landlord shall be responsible for the Cost of the Tenant Improvement Work, with the Additional Cost, if any, to be borne by Tenant in accordance with Article II, Section 4 below. Landlord shall not be required to incur any overtime charges in connection with the performance of the Tenant Improvement Work, unless specifically requested by Tenant.

2.          Plans.           (a) (i) Attached hereto as Schedule I is a preliminary layout of the Premises acceptable to Landlord and Tenant. Within a reasonable period of time after the date hereof, Landlord shall cause its architect and/or engineer to prepare preliminary plans (the "Preliminary Plans") and submit same to Tenant. Within ten (10) Business Days after Tenant's receipt of the preliminary plans, Tenant shall provide Landlord with any objections to same, failing which the preliminary plans will be deemed approved by Tenant. In the event Tenant has any objections, Tenant shall advise Landlord of same in sufficient detail to allow Landlord to respond to such objections and, provided such objections were timely delivered, then Landlord shall, within a reasonable period of time after receipt thereof, revise the preliminary plans and re-submit same to Tenant. Tenant shall respond within five (5) Business Days after its receipt of any re-submission of the Preliminary Plans. The process set forth above shall continue until Landlord and Tenant have approved the Preliminary Plans in their entirety, at which time the Preliminary Plans shall become the Final Plans. Notwithstanding anything contained herein, the foregoing, if Landlord and Tenant are unable to agree upon the Preliminary Plans after Landlord's first revision thereof, then Landlord shall have the right to terminate the Lease, in which case the parties shall have no further liabilities to one another (other than those accruing prior to such termination), and provided Tenant is not in default under the Lease, Landlord shall return to Tenant any Security Deposit and pre-paid rent previously delivered to Landlord.

(ii)         Within a reasonable period of time following Tenant's approval of the Final Plans, Landlord shall cause its architect and/or engineer to prepare working construction drawings in accordance with the Final Plans, and submit same to Tenant for review. Within ten (10) days after Tenant's receipt of the working construction drawings, Tenant shall provide Landlord with any objections to same, failing which the working construction drawings will be deemed approved by Tenant. In the event Tenant has any objections, Tenant shall advise Landlord of same in sufficient detail to allow Landlord to respond to such objections and, provided such objections were timely delivered, Landlord shall, within a reasonable period of time after receipt thereof, revise the working construction drawings and re-submit same to Tenant. Tenant shall respond within ten (10) days after its receipt of any re-submission of the working construction drawings. The process set forth above shall continue until Tenant has approved the working construction drawings in their entirety, at which time the working construction drawings shall become the “Construction Drawings”. Notwithstanding anything contained herein, no drawings submitted to Tenant shall be considered to be the proposed Construction Drawings or the approved Construction Drawings unless, prior to submission, they are signed and sealed by the architect and/or engineer who prepared same. The Construction Drawings (and all proposals thereof submitted to Tenant for review) shall be in sufficient form to enable Landlord or the general contractor chosen by Landlord (the "General Contractor") to obtain any building permits and other governmental approvals necessary for the performance of the Tenant Improvement Work.

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(b)         Landlord's review and/or approval of any plans, specifications and/or drawings shall not constitute an assumption of any responsibility by Landlord for their accuracy, safety or sufficiency, and shall in no event create an express or implied confirmation that any such plans, specifications and/or drawings have been prepared in accordance with, or that the work shown thereon or specified therein is in accordance with, either Legal Requirements or Insurance Requirements.

(c)         Tenant agrees that it will not unreasonably withhold its approval of the Preliminary Plans, Final Plans or the Construction Drawings.

3.           Construction Manager. Landlord shall retain Advance Realty Management, Inc. ("Advance") as construction manager. Advance shall oversee the performance of the Tenant Improvement Work in accordance with the Construction Drawings, make disbursements required to be made to the General Contractor, act as a liaison between the General Contractor and Tenant, and coordinate the relationship between the Tenant Improvement Work, the Tenant Installations, the Building, and the Building Structure and Systems. In consideration of its rendering the foregoing services, Advance shall be paid the construction management fee referenced in the definition of the Cost of the Tenant Improvement Work, as set forth in Article I above, which construction management fee shall be paid by Landlord. To the extent not otherwise described in the Final Plans, materials, finishes and colors shall be Building Standard.

4.           Payment of Additional Cost. Tenant shall pay the Additional Cost, if any, as initially determined by Landlord, prior to and as a condition of Landlord's commencement of the Tenant Improvement Work. In no event shall Tenant be entitled to occupy the Premises until the Additional Cost has been paid in full.

5.           Intentionally Deleted.

6.           Change Orders. If Tenant requests any changes to the Tenant Improvement Work from that set forth in the Construction Drawings, Tenant shall pay all costs, including permits and fees, architectural, engineering and related design expenses resulting from such changes, and a service fee of five percent (5%) of the cost of such changed item. No such changes shall be made without the prior written consent of Landlord, which approval shall not be unreasonably withheld; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any changes that will: (i) be visible from the exterior of the Premises, or which will affect any exterior element of the Building or will adversely affect the Building Structure and Systems, or any area or element or any facility serving any area of the Building, or delay completion of the Tenant Improvement Work beyond the Anticipated Delivery Date; (ii) require unusual expense to readapt the Premises to normal use on Lease termination, unless Tenant first gives assurance reasonably acceptable to Landlord that Tenant shall cause such readaption to be performed to the Premises prior to Lease termination without expense to Landlord; or (iii) increase the cost of construction or of insurance or taxes on the Building, unless Tenant first gives assurance reasonably acceptable to Landlord that it will pay such increased cost. Landlord shall not be responsible for any delay in completion of the Tenant Improvement Work because of changes to the Construction Drawings. Landlord shall advise Tenant of the estimated cost resulting from such requested changes (including the 5% service fee referenced above), and Tenant shall, within three (3) Business Days of Landlord's notice, notify Landlord in writing whether Tenant desires to proceed with such changes. In the absence of such written authorization or Tenant's notice of election not to proceed with such changes, Landlord shall not be obligated to perform any such changes. In the event Tenant advises Landlord in writing to proceed with such changes, then simultaneously therewith, Tenant shall pay the Additional Cost of such changes as set forth in Landlord's notice. In no event will Landlord be obligated to commence any such changes (including but not limited to revisions to the Construction Drawings necessitated by any such change order), until Tenant has paid the Additional Cost.

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7.           Punch List. Immediately prior to the delivery of possession of the Premises to Tenant, Landlord and Tenant shall jointly prepare a list identifying all decorative or minor items requiring adjustment of the Tenant Improvement Work which have not yet been completed, the absence of which will not adversely affect Tenant in the performance of the Tenant Installations, its other fixturing activities, and/or the conduct of Tenant's business in the Premises (the "Punch List"). Landlord will use commercially reasonable efforts to cause the General Contractor to complete the items on the Punch List as promptly as possible after preparation thereof by Landlord and Tenant.

8.           Warranty. Landlord shall warrant the Tenant Improvement Work for a period of one (1) year from the Commencement Date.

III.  TENANT INSTALLATIONS

1.           Performance of Work. (a) Tenant shall be permitted to perform Tenant Installations prior to the Anticipated Delivery Date. All Tenant Installations shall be accomplished in a good and workmanlike manner so as not to damage the Premises or the Building, and in such a manner so as not to disturb Landlord or any other tenants or occupants of the Building in the performance of any work or the conduct of their usual business activities.

(b)          Tenant's request to perform any Tenant Installations prior to the Anticipated Delivery Date shall be accompanied by the names of Tenant's contractors and subcontractors who will perform such work in the Premises, and thereafter Tenant shall furnish Landlord with such other information as Landlord may reasonably require. All such contractors and subcontractors shall not cause any disruption to the performance of other work then being performed in the Building. All such Tenant Installations shall be scheduled and performed so as not to conflict, interfere with or delay any work undertaken by Landlord in the Building, including but not limited to the performance of the Tenant Improvement Work, and shall be scheduled at a time when, in Landlord's reasonable judgment, same may be accomplished at the appropriate stage of the Tenant Improvement Work. In the event that Tenant or Tenant's Parties do not work in harmony with, or interfere with, or cause any work stoppage or jurisdictional labor dispute with labor employed by Landlord or any other tenants of the Building or the Park, Landlord shall have the right, upon written demand, to require Tenant to immediately remove or cause the removal of Tenant or Tenant's Parties from the Premises.

(c)          Subject to subsection (b) above, Landlord shall provide Tenant and/or its telecommunications companies and alternative access vendor service companies, with the right of access to, from and within the Building (including a pathway to the Premises) for the installation and operation of Tenant's telecommunications systems, including, without limitation, voice, video, data and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications to, from and within the Building and Premises, subject to a reasonable access agreement between Landlord and any such providers.

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2.           Disturbance to Other Tenants. The performance of any Tenant Installations shall not penetrate another tenant's space without Landlord's consent, which consent may be withheld in Landlord's sole and absolute discretion. In the event Landlord consents to such penetration, same shall not commence until Tenant has notified Landlord and Landlord has approved the schedule of work. Tenant shall, at its sole cost, perform such work on an overtime basis if requested to do so by Landlord or the tenant whose premises is being penetrated as a result of the Tenant Installations.

3.           Noise. The use of jack hammers, core drilling, or other heavy noise shall not be used until Landlord has been notified and has given prior written approval thereto.

4.           Liability for Tenant Installations. All Tenant's Installations shall be installed at Tenant's sole risk.

IV. MISCELLANEOUS

1.           Landlord's approval of any plans and/or drawings shall not constitute approval of any delays caused by Tenant, and shall not be deemed a waiver of any rights or remedies that may arise as a result of such delays.

2.           In the event that Tenant at any time accrues any Tenant Delay, Landlord may bill Tenant for one (1) day's Rent for each such day of Tenant Delay, and Tenant shall pay the same within ten (10) days of receipt of a bill therefor, provided however, that for the first thirty (30) days of Tenant Delay, any Rent due shall instead reduce the Concession Period on a day for day basis.

3.           In the event of any conflicts between the Construction Drawings and this Exhibit B, this Exhibit B shall control.

4.           Tenant shall be entitled to use the freight elevator in the Building for the initial Tenant Installations, in addition to the move-out of the Premises, at no cost to Tenant in both instances.

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SCHEDULE B-I

Preliminary Layout

Preliminary Layout plan prepared by fast office and dated July 17, 2013, and revised August 7, 2013 and September 19, 2013 (see page B-I—2 of this Schedule B-I), as modified and clarified by: (a) page B-I—3 of this Schedule B-I and (b) the comments set forth below on this page:

1.	“Storage Room”. We will use this as our secure “File Room” for FDA documents, and wall will be reinforced with a kick resistant material (wire mesh or similar behind sheet rock) and take the walls up to the next level floor/roof to prevent access. Dimensions of the room are approximately 9ft2” (South-North) by 7 ft (East-West), inside dimensions. Door is situated on the narrow hallow, facing North, and is centered on the inside of the “File Room” with at least 2 ft on each side of the door (inside). Door is a metal door in a metal frame with a kick-resistant lock.
2.	“Conference Room”. The North wall should not be moved by stay AS IS, flush with the north-side of the column inside the conference room. The column inside the conference room is to be boxed out East-West (approximately 5-6 ft), with sufficient reinforcement to allow for hanging a 100-120 pound large screen. The coves at each side of the boxed-out-column are 48 inches to allow for credenzas on each side of the column. Continue a 2 ft wall stub (inside) on the north-west corner of the conference room as part of the cove west of the column.
3.	“Break Room”. Should remain a “Storage Room” AS IS currently, no changes to this room. Shelves/door should stay in place AS IS.
4.	New Break Room to be situated in “Office” straight across from “storage room” in drawing (#3). Fridge and kitchen cabinets located on east wall. Tenant to pick cabinets from Home Depot collection.

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PO-2
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PO-3
PO-3
PO-3
PO-3
PO-3
PO-3
PO-3
OFFICE
CONF. ROOM
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WS-1
WS-2
LF-1
LF-1
RD-1
WA-1
BREAK ROOM
STORAGE ROOM
WALL LEGEND:
NEW ALUR GLASS WALL
NEW DRY WALL
EXISTING DRY WALL

B-I--2

North
West
Column boxed out to allow for heavy Screen
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2
3
4
7 ft
7 ft
4 ft covers
Kitchen cabinets
Break Room
Storage Room

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SCHEDULE B-II

Preliminary Plans

(TO BE PROVIDED AFTER LEASE EXECUTION)

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to all Building tenants and to the Premises or the Building, and the appurtenances thereto:

1.           Sidewalks, doorways, vestibules, halls, stairways, and other Common Areas to which Tenant has access shall not be obstructed by Tenant or Tenant's Agents, or used for purposes other than ingress to and egress from the Premises and for going from one part of the Building to another.

2.           Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. All costs incurred to repair any damage to plumbing, fixtures or appliances from misuse by Tenant or Tenant's Parties shall be paid by Tenant.

3.           No signs, advertisements or notices shall be inscribed, painted, affixed or displayed in, on, upon or behind any windows or doors (except as may be mandated by Legal Requirement), or to any other portion of the Land. No company name, logo, sign, advertisement or notice shall be inscribed, painted or affixed outside the Premises or on any doors without the prior written consent of Landlord in accordance with Section 10.1 of the Lease. If such consent is given by Landlord, any such sign, advertisement or notice shall be inscribed, painted or affixed by Landlord at Tenant's cost.

4.           Landlord shall provide all door locks to the Premises at Tenant's cost, and Tenant shall not install any additional door locks in the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Landlord shall provide to Tenant, without charge, a sufficient number of keys for each employee to the Premises and the Building, and upon Tenant's request, Landlord shall provide to Tenant, also without charge, two (2) additional sets of keys. Landlord shall provide any additional keys requested by Tenant, at Tenant's reasonable cost. Upon the Expiration Date or sooner termination of the Lease, Tenant shall return all keys to Landlord, and shall reimburse Landlord for the cost to replace any keys which are lost or otherwise not returned to Landlord.

5.           Tenant shall not move furniture or office equipment in or out of the Building, or dispatch or receive any bulky material, merchandise or materials which require movement through the lobby or use of elevators or stairways (collectively, "moving" or "moved") without Landlord's consent, which shall be requested in writing at least five (5) Business Days' prior to such moving. All such moving shall be conducted under Landlord's supervision (but at no cost), at such times and in such a manner as Landlord may reasonably require. Tenant assumes all risks of, and shall be liable for, all damage to articles moved and injury to persons or public as a result of any such moving, and any damage to the Building caused by such moving shall be repaired by Landlord, at Tenant's cost (subject to the mutual waiver of claims and subrogation). Landlord reserves the right to reasonably inspect all freight to be brought into the Building, and to exclude from the Building any freight which violates these Rules and Regulations or the Lease.

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6.           Landlord may (i) prescribe size and weight limitations, (ii) designate specific locations within the Premises for safes and other heavy equipment or items, and (iii) require the use of supporting devices, so as to distribute weight in a manner reasonably acceptable to Landlord.

7.           Any damage to the Building resulting from the installation or removal of any property belonging to Tenant or Tenant's Agents shall be repaired by Tenant or, at Landlord's option, such repairs shall be performed by Landlord, in which case Tenant shall reimburse Landlord for all costs and expenses incurred in connection therewith (but subject to the mutual waiver of claims and subrogation).

8.           When not in use, all doors leading from the Premises to the corridors shall be kept closed. Nothing shall be swept or thrown into the corridors, elevator shafts, stairways or any other portion of the Common Areas.

9.           No bicycles, vehicles or animals (except animals assisting handicapped persons) shall be brought into or kept in, on or about the Premises. No portion of the Premises shall be used or occupied at any time as sleeping or lodging quarters.

10.         Tenant shall cooperate with Landlord's employees in keeping the Premises neat and clean. Tenant shall not enter into any contract with any supplier of towels, water toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, or other similar services without the prior written consent of Landlord.

11.         Tenant shall not employ any person or persons for the purpose of cleaning the Premises without the prior written consent of Landlord. Tenant shall notify Landlord within eight (8) hours of any spill or stain on any carpeting within the Premises, so that Landlord may advise the janitorial service to promptly remove such stain. If Landlord is not notified, but observes the stain, then Landlord may enter the Premises and have the stain removed. The cost of removing any such stains shall be the responsibility of Tenant, regardless of whether or not Tenant advised Landlord of the existence thereof.

12.         To ensure orderly operation of the Building, no ice, towels, etc. shall be delivered to the Premises except by parties approved in advance by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, water and newspapers may be delivered to the Premises without Landlord's consent.

13.         Tenant shall not make or permit any vibration or improper, unusual, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business therein.

14.         No machinery, other than normal office equipment, shall be operated in the Premises without Landlord's prior written consent.

15.         Unless due to the gross negligence or willful misconduct of Landlord or Landlord's Parties, Landlord shall not be responsible to Tenant or any other party for any loss of or damage to property, whether within the Premises or the Common Areas, however occurring.

16.         No vending or dispensing machines of any kind may be maintained in the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

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17.         Tenant shall not conduct any activity on or about the Premises, the Building which would tend to draw pickets, demonstrators, or the like.

18.         All vehicles belonging to Tenant and Tenant's Agents which are parked in the Parking Area shall be: (i) licensed; (ii) in good operating condition; (iii) parked within designated parking spaces, one vehicle to each space; and (iv) parked in such space only during such time as the operator of such vehicle is in the Premises for the purpose of conducting business with or for Tenant. No vehicle may be parked as a "billboard" vehicle in the Parking Area. If any vehicle belonging to Tenant or Tenant's Agents is parked improperly, then Landlord shall have the right to: (y) tow such vehicle from the Parking Area at Tenant's expense; or (z) place a "boot" on the vehicle to immobilize it, and charge Landlord's then-standard rate to remove the "boot," which rate, as of the date hereof, is $50.00. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Agents from and against all Claims arising, whether directly or indirectly, in whole or in part from the towing or booting of any vehicles belonging to Tenant or Tenant's Agents.

19.         Neither Tenant nor Tenant's Parties may enter any phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

20.         Tenant shall not use the Premises for any use which is disreputable, creates fire hazards, or results in an increased rate of insurance on the Building or any of its contents.

21.         In order to ensure security of the Building, Landlord reserves the right to: (i) reasonably limit or regulate access to the Building during nights and weekends; (ii) exclude from the Building, at any time other than Building Hours, all persons who do not present an employee identification card or a pass to the Building signed by an authorized signatory of Tenant. Tenant shall be responsible for all persons to whom it issues such an identification card or pass.

22.         The Building is a smoke-free environment, and smoking is not permitted anywhere in the Building, including the Common Areas and the Premises. Any persons wishing to smoke shall extinguish their cigarettes in the receptacles to be provided outside of the rear entrance to the Building, and are prohibited from discarding cigarette butts on the ground or outside of any Building entrance.

23.         Tenants requiring service shall call Landlord at (973) 623-5300, between the hours of 8:30 a.m. to 5:00 p.m., Monday – Friday. In the event of an emergency, whether plumbing, water leaks, power outage, fire, theft, etc., Tenant shall contact Landlord's maintenance department immediately at the above telephone number.

24.         No services shall be provided to the Premises unless Tenant makes an application therefor at the office of the Building manager. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties unless under special instructions from Landlord.

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25.         Tenant shall not conduct, or permit any other person to: (i) conduct any auction within the Premises; (ii) manufacture or store goods, wares or merchandise upon the Premises, except for the storage of usual supplies and inventory to be used by Tenant in the conduct of its business within the Premises; (iii) use the Premises for gambling; (iv) play any musical instruments within the Premises; (v) play any radio, television, record or wire music in a manner that disturbs or annoys other tenants of the Building; (vi) produce unusual odors within the Premises; (vii) occupy any portion of the Premises as an office of a public stenographer, or as a barber or manicure shop; or (viii) possess, store, manufacture or sell any intoxicating beverages or tobacco within the Premises.

26.         No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord as to quality, type, design and color, and method of attachment.

27.         Canvassing, solicitation and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

28.         Any delivery or receipt of merchandise must be made using hand trucks equipped with rubber tires and side guards.

29.         Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as an office building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

30.         Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder.

Unless otherwise defined in these Rules and Regulations, capitalized terms shall have the meaning ascribed to them in the Lease. In the event of any conflict between these Rules and Regulations and the terms and provisions of the Lease, the latter shall control the resolution of such conflict.

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EXHIBIT D

COMMENCEMENT DATE AGREEMENT

THIS COMMENCEMENT DATE AGREEMENT, made as of the ____ day of _____________, 2013, by and between A-K BEDMINSTER ASSOCIATES, L.P., a New Jersey limited partnership ("Landlord"), and MATINAS BIOPHARMA HOLDINGS, INC., a Delaware corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord is the owner of a certain building located at 1545 Route 206, Bedminster, New Jersey (the "Building "); and

WHEREAS, by that certain lease dated _______________, 2013 (the "Lease"), Landlord leased a portion of the Building (the "Premises") to Tenant; and

WHEREAS, Tenant is in possession of the Premises and the Term of the Lease has commenced; and

WHEREAS, under Section 3.2 of the Lease, Landlord and Tenant agreed to enter into an agreement setting forth certain information with respect to the Premises and the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.           The Commencement Date occurred on __________________, 20__.

2.           The Rent Commencement Date occurred on _______________, 20__.

3.           The Op Ex Rent CD shall occur on _____________, 20__.

4.           The Term of the Lease shall expire on ____________, 20__, unless Tenant exercises its option to extend the Term of the Lease or unless the Lease terminates earlier as provided in the Lease.

5.           The date of commencement of the first Renewal Term shall be _________1, 20__, if Tenant effectively exercises its option in respect thereof, and if Tenant does so, the Term of the Lease shall expire on __________, 20__, unless the Lease terminates earlier as provided in the Lease.

Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Lease.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Commencement Date Agreement to be executed the date and year first above written.

LANDLORD:

A-K BEDMINSTER ASSOCIATES, L.P.

By:	Advance Realty Advisors,
Inc., Managing General
Partner

By:
Name:
Title:

TENANT:

MATINAS BIOPHARMA HOLDINGS, INC.

By:
Name:
Title:

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EXHIBIT E

JANITORIAL SPECIFICATIONS

Daily

General, Private Offices and Lobby Areas

1.           Empty wastebaskets and other refuse such as cardboard boxes, which will be flattened and transported by the janitorial company to the outside trash enclosure. NOTE: All refuse not in standard wastebaskets must be designated as trash by the Tenant.

2.           Clean and sanitize all drinking fountains.

3.           Spot clean desktops.

4.           Clean all counter tops.

5.           Spot clean tenants' interior glass partitions and doors.

6.           Sweep and vacuum all stairways.

7.           Remove fingerprints from doors, frames, light switches, kick and push plates and handles.

8.           All lobby glass doors are to be cleaned nightly.

9.           Sweep exterior of building entrances looking for cigarette butts and papers and service entrance urns if applicable.

10.         Clean all baseboard ledges, moldings, directory, depositories and window frames.

11.         Clean all lobby directory glass.

12.         Clean and polish all anodized metal finishes in all lobbies.

13.         Clean all entry thresholds.

14.         Dust all mullions, sills and other surfaces up to 84" high.

15.         Vacuum all carpeted areas.

Washrooms

1.           Clean, sanitize and polish all vitreous fixtures including toilet bowls, urinals and hand basins.

2.           Clean and sanitize all flush rings, drains and over flow outlets.

3.           Clean and polish all chrome fittings.

4.           Clean and sanitize both sides of toilet seats.

5.           Clean and polish all glass mirrors.

6.           Empty all containers and insert replacement liners.

7.           Wash and sanitize the exterior of all disposal containers.

8.           In women's room empty and sanitize interior of sanitary containers.

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9.           Spot clean metal partitions.

10.         Remove spots, stains, and splashes from wall areas adjacent to hand basins.

11.         Refill all dispensers to normal limits, this would include the following items; paper towels, toilet tissue, soap dispensers, sanitary napkins, and any other supplies requested by landlord. Note: All supplies will be furnished by janitorial company.

12.         Remove fingerprints from doors, doorframes, light switches, door handles, kick and push plates.

13.         Check for proper operation of all soap and sanitary napkin dispensers.

Elevators

1.           Within each elevator cab, vacuum and spot clean carpet stains.

2.           Dust, clean and polish all stainless steel handrails, brushed brass doors and door frames and wipe clean elevator walls.

3.           Thoroughly vacuum door tracks.

4.           Wipe clean all items on the control panel.

Stairs and Stairwells

1.           Wipe clean handrails in stairwells.

2.           Damp mop, sweep or vacuum all steps and landings.

3.           Wipe clean and dust stairway stringers and undersides if applicable.

Vending and Kitchen Areas

1.           Empty, sanitize and provide new liners for all trash receptacles.

2.           Wash and sanitize the exterior of all trash receptacles.

3.           Wash and sanitize all table and counter tops.

4.           Wash and sanitize interior and exterior of microwave oven.

5.           Spot clean all cafeteria chairs.

6.           Spot clean all wall surfaces.

7.           Arrange all tables and chairs in neat order.

Daily

Floors: Resilient and Hard

1.           Burnish all common area (atrium) granite floors.

2.           Dust, mop or sweep all floors.

3.           When damp mopping; use only cool fresh water.

4.           Remove all spills, smears etc. that did not come off in sweeping and mopping.

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Floors: Carpet

1.           Vacuum all rugs and carpets including all open areas (not under desks). Remove all gum, staples, paper clip and tar from rug and carpet surfaces.

2.           Spot clean all stains with a manufacturer's specified product.

3.           Clean all atrium weather mats with a vacuum and damp wipe vinyl edges to remove all dust when mats are in use.

General Requirements and Information

1.           Complete "Security Log" and "Janitorial Company Log" in accordance with Landlords Building Closing Procedure.

2.           Tenant hallway doors are to remain locked during cleaning. Exterior building doors are not to be held open when removing trash from the building. Your card access must stay with you at all times.

3.           Notify the designated Landlord contact of any emergency or security situation, no matter how insignificant it may be.

4.           Turn off all lights per landlord's instruction.

5.           The exterior trash enclosure is to be left closed and in a clean and orderly state.

6.           All on-site janitorial personnel will wear uniforms deemed appropriate by Landlord, which are supplied by the janitorial company.

7.           All supply rooms and janitor closets must be cleaned and organized at the end of each night.

Weekly

General, Private Offices and Lobby Areas

1.           Dust all furniture including desks, chairs and tables.

2.           Dust all exposed filing cabinets, bookcases and shelves.

3.           Low dust all horizontal surfaces to hand height (70") including shelves, moldings and ledges.

4.           High dust all horizontal surfaces including shelves, moldings and ledges.

5.           Clean all common area HVAC diffusers.

6.           Clean public telephone, both mount and phone set.

Washrooms

1.           Dust metal partitions.

2.           Low/high dust horizontal surfaces including sills, moldings, ledges, shelves frames, exposed ducts and heating outlets.

3.           Dust all furniture including tables, chairs and benches.

4.           Clean and disinfect floor drains and polish chrome.

5.           Scrub all floor areas with germicidal solution.

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Vending and Kitchen Areas

1.           Low/high dust horizontal surfaces including sills, moldings, ledges, shelves, frames, exposed ducts, heating outlets and vending machines.

Floors: Resilient and Hard

1.           Auto scrub main lobby per industry standards and manufacturers recommended procedures.

Floors: Carpet

1.           Vacuum entire carpeted areas including all non-open areas not addressed in daily routine, such as under desks.

2.           Spot clean as required carpet at entrances to heavy foot traffic areas.

Monthly

General, Private Offices and Lobby Areas

1.           Clean and polish bright metal surfaces to hand height.

2.           Remove dust and cobwebs from ceiling tiles.

3.           Vacuum HVAC diffusers in ceilings.

4.           Hand dust all wood paneled surfaces.

5.           Wash all vinyl and metal kick plates on doors.

6.           Wet mop all stairwells, including the landings, and wipe down all handrails.

Washrooms

1.           Wash and sanitize all metal partitions.

2.           Flush toilet bowls and urinals with "Bowlclene" or similar product.

3.           Damp wipe restroom and shower tile walls to sanitize.

4.           Vacuum HVAC diffusers in ceilings and walls (exhaust ducts).

5.           High dust lights, walls and ceiling grills.

Floors: Resilient and Hard

1.           Maintain all flooring per industry standards and manufactures recommended procedures.

Quarterly

A schedule specifying the approximate dates for the following quarterly tasks is to be provided by the janitorial company. The purpose of this schedule is to provide a specific time frame for these tasks to be performed and completed so that adherence to the contract specifications is assured. The owner's representative on site will approve this schedule.

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General, Private Offices and Lobby Areas

1.           Clean and sanitize all telephones.

2.           Clean the entire glass surface of all door and partition lights.

3.           Dust all window blinds.

4.           Dry clean areas adjacent to HVAC diffusers.

5.           Clean and polish entire surface of all cleared desktops.

6.           Perform all wood surface maintenance.

7.           Clean interior of all "high hat" lighting fixtures.

8.           High dust all horizontal and vertical surfaces not reached in daily, weekly or monthly cleanings.

9.           Dust all picture frames, charts and similar hanging items not dusted in daily, weekly or monthly cleanings.

Washrooms

1.           Dry clean areas adjacent to HVAC diffusers.

Vending and Kitchen Areas

1.           Vacuum clean the entire seat area of cafeteria chairs.

2.           Remove anything attached to the underside of the cafeteria tables.

3.           Damp mop under all vending machines.

Semi-Annually

A schedule specifying the approximate dates for the following semi-annual tasks is to be provided by the janitorial company. The purpose of this schedule is to provide a specific time frame for these tasks to be performed and completed so that adherence to the contract specifications is assured. The owner's representative on site will approve this schedule.

General, Private Offices and Lobby Areas

1.           Wash all wastebaskets.

Washrooms

1.           Wash light fixtures in all washrooms and shower areas.

Carpet Maintenance Program

Daily

1.           Spot clean all affected areas, this includes tenant areas.

Monthly

Shampoo areas of common area carpet only as required based on traffic and spills. Note: Shampoo process to be the "double process".

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If tenant requires monthly carpet cleaning within their leased office space, the janitorial company will provide an additional price for this service.

Quarterly

1.           Pile lift carpet as required in common areas only.

Annually

It is the intent of this program to maximize the carpet appearance through regular and on going care. Entire office area carpet cleaning should be done as required and at the approval of the Landlord.

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EXHIBIT F

RENEWAL RIDER

(a)          Tenant shall have the right to renew this Lease for one (1) term of five (5) years (the "Renewal Term"), by delivering written notice of the exercise thereof to Landlord not later than twelve (12) months before the expiration of the Term, TIME BEING OF THE ESSENCE, provided that: (i) Tenant is the initial named Tenant hereunder or a Successor Entity or Affiliate of initial named Tenant (or a Successor Entity or Affiliate of such Successor Entity or Affiliate, as the case may be, the intent being for each subsequent Successor Entity and Affiliate to have the same rights herein); (ii) no default beyond an applicable notice and cure period exists either at the time of such exercise or at the commencement of the Renewal Term; and (iii) Tenant is occupying all or substantially all of the Premises at the time of such exercise and upon the commencement of the Renewal Term. The Base Rent payable during the Renewal Term shall be the prevailing rental rate as determined below (the "Prevailing Rental Rate") which is in effect upon the commencement of the Renewal Term; provided, however, that in no event shall the Base Rent during the Renewal Term be less than the aggregate of the Base Rent, Tenant's Proportionate Share of the Operating Charges Escalation, Tenant's Proportionate Share of the Real Estate Taxes Escalation and Tenant's Proportionate Share of Utilities Escalation payable during the last year of the Term, and the Base Year during the Renewal Term shall be the calendar year in which the Renewal Term commences. Tenant shall lease the Premises during the Renewal Term in its then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; the foregoing restriction shall also be a factor in the determination of the Prevailing Rental Rate.

(b)          Any determination of the Prevailing Rental Rate, which shall be determined in accordance with the criteria set forth in this Paragraph (b), shall take into account all relevant market conditions then existing in connection with the leasing of comparable space (including quality, size, age, fit-out, utility and location) to renewing tenants in buildings in the Geographic Area which are similar to the Building; however, for purposes of determining the Prevailing Rental Rate with respect to Article XXXII, new tenants, as opposed to renewing tenants, shall be the comparison point. Such factors shall include, but not be limited to, the creditworthiness of Tenant; any construction allowances or any rental concessions customarily given to tenants of similar creditworthiness as Tenant; brokerage commissions; and the updated base year for purposes of determining Tenant's Proportionate Share of the Operating Charges Escalation, Utilities Escalation and the Real Estate Charges Escalation. Except for the sole purpose of determining the Prevailing Rental Rate, the appraisers shall not have the power to add to, modify or change any of the provisions of this Lease. The procedure for establishing the Prevailing Rental Rate shall be as follows:

(i)          Not later than one hundred eighty (180) days prior to the commencement of the Renewal Term, Landlord shall notify Tenant of Landlord's determination of the Prevailing Rental Rate ("Landlord's Determination").

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(ii)         Within thirty (30) days after delivery of the notice setting forth Landlord's Determination, Tenant shall notify Landlord ("Tenant's Notice") whether Tenant accepts or disputes Landlord's Determination. If Tenant's Notice accepts Landlord's Determination then Landlord's Determination shall, for all purposes, constitute the Prevailing Rental Rate. If Tenant refuses or fails in a timely manner to give Tenant's Notice, then Tenant will be deemed to have accepted Landlord's Determination. If Tenant's Notice disputes Landlord's Determination, Tenant's Notice shall include Tenant's determination of the Prevailing Rental Rate ("Tenant's Determination") as determined by an independent real estate appraiser selected by Tenant.

(iii)        If Tenant's Notice disputes Landlord's Determination as aforesaid, then within thirty (30) days after delivery of Tenant's Notice, Landlord shall notify Tenant ("Landlord's Notice") whether Landlord accepts or disputes Tenant's Determination. If Landlord's Notice disputes Tenant's Determination, Landlord's Notice shall include a second determination of the Prevailing Rental Rate ("Landlord's Second Determination"), as determined by an independent real estate appraiser selected by Landlord. If Landlord's Second Determination exceeds Tenant's Determination by three (3%) percent or less, the Base Rent shall be the average of Landlord's Second Determination and Tenant's Determination. If Landlord's Second Determination exceeds Tenant's Determination by more than three (3%) percent, Landlord or Tenant shall apply to the office of the American Arbitration Association (or any successor organization) closest to the Building to designate a third independent real estate appraiser (the "Third Appraiser") in accordance with the then-prevailing rules, regulations and/or procedures of the American Arbitration Association, and if the American Arbitration Association (or any successor organization) is unable or unwilling to designate the Third Appraiser, then either party may commence a legal proceeding to have the Third Appraiser appointed. Any appraiser appointed pursuant to this subparagraph (iii) shall be an independent real estate appraiser with at least ten (10) years' experience in leasing and valuation of properties in the Geographic Area which are similar in character to the Building, who has worked for neither Landlord nor Tenant within the preceding five (5) years.

(iv)        The Third Appraiser shall conduct such hearings and investigations as (s)he may deem appropriate and shall, within thirty (30) days after the date of his or her designation as the Third Appraiser, choose either Landlord's Second Determination or Tenant's Determination, and such choice shall be conclusive and binding upon Landlord and Tenant.

(v)         Each party shall pay its own counsel fees and expenses in connection with any arbitration hereunder, including the expenses and fees of any appraiser selected by it in accordance with the terms hereof, and Landlord and Tenant shall share equally the costs and expenses of the Third Appraiser.

(c)          If the final determination of the Prevailing Rental Rate is not made on or before the first day of the Renewal Term, then pending such final determination Tenant shall pay, as the Base Rent for the Renewal Term, an amount equal to Landlord's Determination (or, if Landlord shall have given Landlord's Second Determination, Landlord's Second Determination). If the payments made by Tenant prior to establishing the Prevailing Rental Rate were greater than the actual Base Rent payable for the Renewal Term, then provided Tenant is not in default under any provision of this Lease beyond any applicable notice and cure period, Landlord shall promptly refund such overpayment to Tenant.

(d)          Landlord and Tenant shall promptly execute an amendment to this Lease evidencing any extension of the Term pursuant to this Renewal Rider, but no such amendment shall be necessary in order to make the provisions of this Renewal Rider effective.

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(e)         Tenant's right to renew this Lease shall automatically terminate if: (i) this Lease or Tenant's right to possession of the Premises is terminated; or (ii) Tenant assigns its interest in this Lease to a party other than a Successor Entity or an Affiliate or sublets more than fifty percent (50%) of the Premises to any party other than an Affiliate for the balance of the Term.

(f)         Notwithstanding Tenant's exercise of its option to renew in accordance with the provisions of this Renewal Rider, Landlord shall have the right to nullify Tenant's exercise of its right to renew if any guarantor of the Lease refuses or fails to reaffirm its obligations under its guaranty within twenty (20) days after Landlord's request therefor.

(g)         Tenant shall have no further right to extend the Term following the expiration of the Renewal Term, unless expressly granted by Landlord in writing, which right may be granted or withheld in Landlord's sole discretion.

(h)         Except as set forth in this Renewal Rider, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in effect during the Renewal Term.

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EXHIBIT G

HVAC SPECIFICATIONS

The following are design standards for the building air-conditioning system for cooling and heating in the subject building:

1.	During the normal heating season to maintain an average indoor dry bulb temperature of not less than 70 degrees Fahrenheit or more than 76 degrees Fahrenheit when the outdoor dry bulb temperature is lower than 65 degrees Fahrenheit but not lower than 0 degrees Fahrenheit.

2.	To maintain comfort cooling for an average indoor dry bulb temperature of not more than 78 degrees Fahrenheit when the outside dry bulb temperature is 95 degrees Fahrenheit.

3.	Landlord will not be responsible for the failure of the air-conditioning system if such failure results from (i) the occupancy of the Premises with more than an average of one (1) person for each one hundred (100) usable square feet of floor area, (ii) the installation or operation by Tenant of machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds six (6) watts per rentable square foot of the Premises and in any manner exceeding the aforementioned occupancy and electrical load criteria, or (iii) rearrangement of partitioning after the initial preparation of the Premises. If interference with normal operation of the air-conditioning system in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to lower and close window coverings when necessary because of the sun's position whenever the air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the Rules and Regulations attached hereto as well as reasonable rules and regulations which Landlord may hereafter prescribe (in accordance with the terms of the Lease) involving the air-conditioning system.

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